Filed Pursuant to Rule 424(b)(3)
Registration No. 333-257860

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 21, 2021

USD 1,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

1.25% Notes due 2024

The 1.25% Notes due 2024 will bear interest at a rate per annum equal to 1.25%, payable semi-annually in arrears on April 26 and October 26 of each year, as more fully described in this prospectus supplement under the heading “Description of the Notes.” The first interest payment will be made on April 26, 2022. We may not redeem the notes prior to their maturity on October 26, 2024, other than in limited circumstances for tax reasons. There is no sinking fund for these notes.

CAF will apply to the Financial Conduct Authority in its capacity as competent authority pursuant to Part VI of the Financial Services and Markets Act 2000, as amended (the “UK Listing Authority”) for the notes to be admitted to the Official List of the UK Listing Authority (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) for the notes to be admitted to trading on the London Stock Exchange’s Regulated Market. No assurance can be given by CAF that such applications will be approved. The London Stock Exchange’s Regulated Market is a regulated market for the purposes of Directive 2014/65/EU.

	Price to Public(1)	Underwriting Discount	Proceeds to Corporación Andina de Fomento(1)
Per Note	99.666%	0.100%	99.566%
Total	USD 996,660,000	USD 1,000,000	USD 995,660,000

(1)	Plus accrued interest, if any, from October 26, 2021.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the notes in book-entry form only through The Depository Trust Company will be made on or about October 26, 2021.

Joint Book-Running Managers

Barclays	BNP PARIBAS	Daiwa Capital Markets Europe	J.P. Morgan

The date of this prospectus supplement is October 19, 2021.

PROSPECTUS SUPPLEMENT

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You should rely only on the information contained in this document or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters related to investments and who are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) of the United Kingdom (the “Financial Promotion Order”); (iii) persons who fall within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order; and (iv) any other persons to whom this document may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by other persons in the United Kingdom. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. This document must not be acted on or relied on by persons who are not relevant persons.

In connection with the issue of the notes, Barclays Bank PLC, as the Stabilizing Manager(s) (or persons acting on behalf of any Stabilizing Manager(s)) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilizing Manager(s) (or person(s) acting on behalf of any Stabilizing Manager(s)) in accordance with all applicable laws and rules.

EU MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “EU MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to EU MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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PROHIBITION OF SALES TO EEA RETAIL INVESTORS

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of EU MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of EU MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

NOTIFICATION UNDER SECTION 309B(1) OF THE SFA

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

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ABOUT THIS PROSPECTUS SUPPLEMENT

The notes described in this prospectus supplement are debt securities of Corporación Andina de Fomento, or CAF, that are being offered under a registration statement filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The accompanying prospectus is part of that registration statement.

The accompanying prospectus provides you with a general description of the debt securities that we may issue, and this prospectus supplement contains specific information about the terms of this offering and the notes. This prospectus supplement also may add, update or change information provided in the accompanying prospectus. To the extent that certain information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus.

The registration statement, any post-effective amendments to the registration statement and their various exhibits contain additional information about CAF, the notes and other matters. All of these documents may be inspected at the offices of the Securities and Exchange Commission. Certain terms that we use but do not define in this prospectus supplement have the meanings we give them in the accompanying prospectus.

CAF, having made all reasonable inquiries, confirms that this prospectus supplement and the accompanying prospectus contain all the information regarding CAF and the notes which is (in the context of the issue of the notes) material; that such information is true and accurate in all material respects and is not misleading in any material respect; and that this prospectus supplement and the accompanying prospectus do not omit to state any material fact necessary to make such information not misleading in any material respect. CAF accepts responsibility for the information contained in this prospectus supplement and the accompanying prospectus.

Except as otherwise specified, all amounts in this prospectus supplement are expressed in United States Dollars (“USD”, “dollars,” “$,” “U.S.$” or “U.S. dollars”).

Laws in certain jurisdictions may restrict the distribution of this prospectus supplement and the accompanying prospectus and the offering of our notes. You should inform yourself about and observe these restrictions. See “Underwriting” in this prospectus supplement.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are identified by words such as “believe,” “expect,” “anticipate,” “should” and words of similar meaning.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual financial and other results may differ materially from the results discussed in the forward-looking statements. Therefore, you should not place undue reliance on them. Factors that might cause such a difference include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, such as the effects of economic or political turmoil in one or more of our shareholder countries.

SUMMARY OF THE OFFERING

You should read the following summary information in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	Corporación Andina de Fomento

Securities Offered	1.25% Notes due 2024

Interest Payments	We will pay interest semi-annually on April 26 and October 26 to holders of the notes listed in the fiscal agent’s records (which we expect to be the depositary or the custodian) on the preceding April 11 and October 11. The first interest payment will be made on April 26, 2022. We will pay interest on the notes on the basis of a 360-day year comprised of twelve 30-day months.

Not Redeemable	We may not redeem the notes prior to their maturity on October 26, 2024 other than in limited circumstances for tax reasons. See “Description of the Debt Securities — Redemption for Tax Reasons” beginning on page 46 in the accompanying prospectus.

Form and Denominations	The notes will be issued in the form of a global note held by the depositary or the depositary’s custodian. You will hold your interest in the global note through a financial institution that has an account with the depositary. Generally, you will not be entitled to have notes registered in your name, you will not be entitled to certificates representing your notes and you will not be considered a holder of a note under the fiscal agency agreement. You may hold your interest in the global note in denominations of USD 1,000 and integral multiples of USD 1,000 in excess thereof. See “Description of the Notes — Form and Denominations.”

Payment of Principal and Interest	We will pay interest and the principal amount of your notes in U.S. dollars. As long as the notes are in the form of the global note, we will pay interest and principal through the facilities of the depositary. See “Description of the Notes — Payments on the Notes.”

No Sinking Fund	There is no sinking fund for the notes.

Additional Amounts

We will make payments to you without withholding or deducting taxes, duties, assessments or other similar governmental charges imposed by the full member shareholder countries or any of their political subdivisions or agencies having the power to tax, unless the withholding or deduction of those taxes, duties, assessments or charges is required by law. In that event, with certain exceptions, we will pay such additional amounts as may be necessary so that the net amount you receive after such withholding or deduction will equal the amount that you would have received without a withholding or deduction. (See “Description of the Debt Securities — Additional Payments by CAF” beginning on page 47 in the accompanying prospectus.) Under the terms of the Constitutive Agreement, we are exempt from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes in the full member shareholder countries. See “Legal Status of CAF” on page 3 in the accompanying prospectus.

Status	The notes are not secured by any of our property or assets. Accordingly, your ownership of our notes means you are one of our unsecured creditors. The notes rank equally with all of our other unsecured indebtedness, as described in the accompanying prospectus. See “Description of the Debt Securities — General” on page 44 in the accompanying prospectus.

Negative Pledge	The no tes will contain a restriction on our ability to pledge or mortgage our assets. See “Description of the Debt Securities — Negative Pledge” on page 46 in the accompanying prospectus.

Default	You will have certain rights if an event of default occurs and is not cured by us as described in the accompanying prospectus, including the right to declare your notes to be immediately due and payable. See “Description of the Debt Securities — Default; Acceleration of Maturity” on page 46 in the accompanying prospectus.

Further Issuances	We may from time to time, without the consent of existing holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered hereby, except for the issue date, the offering price and, if applicable, the date of first payment of interest on the additional notes. Any such additional notes will form a single series with the notes offered hereby, provided, however, that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will be issued under a separate CUSIP number.

Fiscal Agent	The notes will be issued under a fiscal agency agreement between CAF and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), which serves as fiscal agent, paying agent, transfer agent and registrar.

Taxation	For a discussion of the full member shareholder country and United States tax consequences of the notes, see “Taxation — Full Member Shareholder Country Taxation” and “— United States Taxation” beginning on page 51 in the accompanying prospectus. You should consult your own tax advisors to determine the foreign and U.S. federal, state, local and any other tax consequences to you in connection with your purchase, ownership and disposition of the notes.

Listing	Application will be made to the UK Listing Authority for the notes to be listed on its Official List and to the London Stock Exchange for the notes to be admitted to trading on its Regulated Market. No assurance can be given by CAF that such applications will be approved.

Governing Law	The notes will be governed by the laws of the State of New York.

USE OF PROCEEDS

We will use the net proceeds of the sale of the securities to repay outstanding indebtedness that will mature in the fourth quarter of 2021 and first quarter of 2022. Until then, we will invest the net proceeds in high quality short-term debt instruments in accordance with our liquidity policy.

RECENT DEVELOPMENTS

On July 5, 2021, in an Extraordinary Board of Directors’ meeting, the Board of Directors appointed Sergio Díaz-Granados as Executive President of CAF for the five-year period starting September 1, 2021.

On September 1, 2021, Sergio Díaz-Granados assumed the Executive Presidency of CAF. His primary focus will be supporting economic and social growth in Latin America. Díaz-Granados studied law, government and finance at Universidad Externado de Colombia, and completed postgraduate studies in public management for social development at the National Institute of Public Administration in Spain and in constitutional law at the University of Salamanca in Spain. Díaz-Granados is a Colombian lawyer who previously served as Executive Director for Colombia in the IDB Group. Díaz-Granados has had an extensive career in public and private service, both nationally and internationally, with a special emphasis on regional development and integration issues. He has held the positions of Minister of Commerce, Industry and Tourism of Colombia, Vice Minister of Business Development and President of the Boards of Directors of Bancóldex and ProColombia. He has also been a congressman and chairman of the House of Representatives Committee on Economic Affairs in Colombia.

Additionally, Jorge Luis Silva Mendez assumed the position of General Counsel, Andres Rugeles assumed the position of Chief of Staff, Carolina España Orlandi assumed the position of Acting Executive Vice President and Emilio Urquillas assumed the position of Acting Vice President of Country Programs.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness at June 30, 2021 and does not give effect to any transaction since that date.

At June 30, 2021
(in USD millions)
Total Liabilities (1)(3)	34,249.2

Stockholders’ equity
Capital
Subscribed and paid-in capital (authorized capital USD 15.0 billion) (2)	5,327.8
Additional paid-in capital	3,891.5

Total capital	9,219.3
Reserves
Mandatory reserve pursuant to Article 42 of the Constitutive Agreement	572.2
General reserve	3,094.8

Total reserves	3,667.0
Retained earnings	94.2

Total stockholders’ equity	12,980.5

Total liabilities and stockholders’ equity	47,229.7

(1)	Commercial paper, deposits, bonds and borrowings from other financial institutions, accrued interest payable, accrued expenses and other liabilities and derivative instrument liabilities.
(2)

Our authorized capital also included callable capital of USD 5.0 billion at June 30, 2021. Our subscribed and paid-in capital consists of subscribed capital of USD 7.8 billion less the callable capital portion of subscribed capital of USD 1.6 billion and less capital subscriptions receivable (USD 0.9 billion).

(3)	Bonds issued after June 30, 2021 are described in the Supplementary Information (Unaudited) as of June 30, 2021 starting on page S-52.

CAPITAL STRUCTURE

General

As of June 30, 2021, our total authorized capital is USD 15.0 billion, of which USD 10.0 billion consists of ordinary capital shares and USD 5.0 billion consists of callable capital shares.

In November 2015, the Board of Directors approved a new general paid-in capital increase for a total amount of USD 4.5 billion, of which USD 4.0 billion is available for Series “A” and “B” stockholders and USD 500 million is available for Series “C” stockholders. From 2016 through 2019, our management entered into subscription agreements with various stockholders. The capital contributions related to this capital increase began in 2017 and are expected to be paid through 2025.

Our shares are divided into Series “A” shares, Series “B” shares and Series “C” shares.

Series “A” shares may be owned only by the full member shareholder countries (as defined below). Each full member shareholder country owns one Series “A” share, which is held by the government, either directly or through a government-designated social or public purpose institution. Each of the full member shareholder countries owning a Series “A” share is entitled to elect one Director and one Alternate Director to our Board of Directors.

Series “B” shares are currently owned by the full member shareholder countries and are held by the governments either directly or through designated governmental entities, except for certain Series “B” shares currently constituting approximately 0.05% of our outstanding shares, which are owned by 13 private sector financial institutions in the full member shareholder countries. We offered and sold Series “B” shares to private sector financial institutions in 1989 to obtain the benefit of their views in the deliberations of our Board of Directors. As owners of Series “B” shares, the full member shareholder countries collectively are entitled to elect five additional Directors and five additional Alternate Directors through cumulative voting, and the 13 private sector financial institutions collectively are entitled to elect one Director and one Alternate Director.

Series “C” shares are currently owned by eight associated shareholder countries: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain. We make available Series “C” shares available for subscription by countries that are not full member shareholder countries to strengthen relationships between these countries and the full member shareholder countries. Ownership of Series “C” shares makes these countries eligible to receive loans from us. Holders of Series “C” shares collectively are entitled to elect two Directors and two Alternate Directors.

At June 30, 2021, the full member shareholder countries of CAF collectively accounted for 90.74%, of the nominal value of CAF’s paid-in capital. The other shareholder countries of CAF are Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain, each of which is referred to in this Offering Circular as an associated shareholder country and which are referred to collectively in this Offering Circular as the associated shareholder countries. At June 30, 2021, the associated shareholder countries collectively accounted for 9.22%, of the nominal value of CAF’s paid-in capital. CAF’s full member shareholder countries and CAF’s associated shareholder countries are collectively referred to as its shareholder countries. CAF’s shares are also held by 13 financial institutions based in the full member shareholder countries, which collectively accounted for 0.05% of the nominal value of the paid-in capital at June 30, 2021.”

Under the Constitutive Agreement, Series “A” shares may be held by or transferred only to governments or government-designated social or public purpose institutions. Series “B” shares also may be held by or transferred to such entities and, in addition, may be held by or transferred to private entities or individuals in the full member shareholder countries, except that no more than 49% of the Series “B” shares within any country may be held by private entities or individuals. Series “C” shares may be held by or transferred to public or private entities or individuals outside the full member shareholder countries. Unless a shareholder country withdraws, Series “A” and Series “B” shares may only be transferred within such country.

The Constitutive Agreement (i) allows, under certain circumstances, Latin American and Caribbean countries, including those that are currently associated shareholder countries, to own Series “A” shares and become full member shareholder countries, and (ii) includes a formal purpose of supporting sustainable development and economic integration within all of Latin America and the Caribbean, as opposed to within only the Andean region. Consequently, on March 17, 2009, our Extraordinary Shareholders’ Meeting approved the terms and conditions precedent by which Argentina, Brazil, Panama, Paraguay, Trinidad and Tobago and Uruguay could become contracting parties to the Constitutive Agreement, become full member shareholder countries and come to own Series “A” shares. In general, in order to become a full member country of CAF, a country must (i) subscribe, directly or indirectly, for one Series “A” share, (ii) exchange all of its ordinary and callable Series “C” capital shares for Series “B” share equivalents, (iii) meet any conditions for its accession as determined by the Shareholders’ General Meeting, and (iv) deposit its instrument of adhesion with the Ministry of Foreign Affairs of the Bolivarian Republic of Venezuela. The country is deemed to have become a full member country of CAF 30 days after the Shareholders’ General Meeting determines that the conditions for its adhesion have been complied with, including the depositing of the instrument of adhesion. As of the date of this prospectus supplement, Argentina, Brazil, Panama, Paraguay, Trinidad and Tobago and Uruguay have ceased to be Series “C” shareholder countries, have adhered to the Constitutive Agreement and now possess Series “A” shares as full member shareholder countries.

All shareholding amounts as of June 30, 2021, that refer to “full member shareholder countries” include only the Republic of Argentina, the Plurinational State of Bolivia, the Republics of Colombia, Ecuador, Panama, Paraguay, Peru, and Trinidad and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay, and the Bolivarian Republic of Venezuela. All amounts as of June 30, 2021 that refer to “associated shareholder countries” include all other shareholder countries. References to “shareholder countries” include both the full member shareholder countries and the associated shareholder countries.

Paid-in Capital and Unpaid Capital

At June 30, 2021, our subscribed paid-in and unpaid capital (excluding callable capital) was USD 6.2 billion, of which USD 5.3 billion was paid-in capital and USD 0.9 billion was unpaid capital. The unpaid capital is receivable in installments according to the agreements subscribed with the shareholder countries. Over the years, we have had several increases of subscribed capital.

Since 1990, capital contributions made to CAF (valor patrimonial) comprise a premium paid on each Series “B” and Series “C” share purchased and the nominal USD 5,000 per share value established by our by-laws. The premium component of valor patrimonial is determined at the beginning of each subscription and applies to all payments under that subscription.

Information regarding recent capital subscriptions and annual capital contributions made by shareholder countries as of June 30, 2021 is as follows:

Argentina

In March 2016, Argentina subscribed to an additional USD 572.0 million in Series “B” shares to be paid in seven installments, of which it paid USD 41.7 million in 2017, USD 88.4 million in 2018, USD 88.4 million in 2019 and USD 88.4 million in 2020.

Bolivia

In 2009, Bolivia subscribed to an additional USD 105.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2017.

In March 2016, Bolivia subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017, USD 34.6 million in 2018, USD 34.6 million in 2019 and USD 34.6 million in 2020.

Brazil

In 2009, Brazil subscribed to an additional USD 190.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In July 2017, Brazil subscribed to an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 20.1 million in 2018 and USD 45.0 million in 2020. As of June 30, 2021, USD 67.0 million to be paid under the agreement are past due.

Colombia

In June 2012, Colombia subscribed to an additional USD 210.0 million in Series “B” shares to be paid in three installments. The final installment was paid in 2018.

In August 2012, Colombia subscribed to an additional USD 228.6 million in Series “B” shares. The final installment was paid in 2017.

In July 2016, Colombia subscribed to an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 5.0 million in 2017, USD 5.0 million in 2018, USD 93.7 million in 2019, USD 93.7 million in 2020 and USD 93.7 million in March 2021.

Costa Rica

In September 2019, Costa Rica subscribed USD 110.0 million in Series “C” shares, which it paid in full in 2019.

Dominican Republic

In 2009, the Dominican Republic subscribed to an additional USD 17.0 million in Series “C” shares. The final installment was paid in 2017.

In February 2016, the Dominican Republic subscribed to an additional USD 50.0 million in Series “C” shares, to be paid in four installments. The final installment was paid in 2020.

Ecuador

In 2009, Ecuador subscribed to an additional USD 105.0 million in Series “B” shares to be paid in eight installments. The final installment was paid in 2017.

In June 2016, Ecuador subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2020.

Mexico

In February 2017, Mexico subscribed to an additional USD 51.3 million in Series “C” shares, which it paid in full in 2017.

Panama

In 2009, Panama subscribed to an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In February 2012, Panama subscribed to an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017.

In February 2016, Panama subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments beginning in 2017, of which it paid USD 17.2 million in 2017, USD 34.6 million in 2018, USD 34.6 million in 2019 and USD 34.6 million in 2020.

Paraguay

In 2009, Paraguay subscribed to an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In May 2012, Paraguay subscribed to an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017.

In March 2016, Paraguay subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017, USD 34.6 million in 2018, USD 34.6 million in 2019 and USD 34.6 million in 2020.

Peru

In March 2016, Peru subscribed to an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 35.0 million in 2017, USD 76.7 million in 2018, USD 76.7 million in 2019 and USD 76.7 million in 2020.

Portugal

In 2017, Portugal subscribed to USD 6.4 million in Series “C” shares to be paid in three equal installments. The final installment was paid in 2019.

Spain

In 2017, Spain subscribed to an additional USD 173.2 million of paid-in capital to be paid in five installments, of which it paid USD 52.5 million in 2017, USD 36.8 million in 2018, USD 31.5 million in 2019 and USD 26.2 million in 2020.

Trinidad and Tobago

In June 2016, Trinidad and Tobago subscribed to USD 36.0 million in callable capital.

In December 2018, Trinidad and Tobago subscribed to an additional USD 190.0 million of paid-in capital to be paid in eight installments, of which it paid USD 20.0 million in 2019 and USD 20.0 million in 2020.

Uruguay

In 2009, Uruguay subscribed to an additional USD 55.0 million in Series “C” shares to be paid in seven annual installments. The final installment was paid in 2017.

In March 2016, Uruguay subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017, USD 34.6 million in 2018, USD 34.6 million in 2019 and USD 34.6 million in 2020.

Venezuela

In 2009, Venezuela subscribed to an additional USD 380.0 million in Series “B” shares to be paid in eight installments. In December 2016, the agreement was amended to provide for payment in nine installments.

Venezuela has paid a total of USD 268.2 million as of September 30, 2017. In March 2018, the agreement was amended to provide for payment in three installments, with the final installment scheduled to be paid in 2020. As of June 30, 2021, USD 111.8 million to be paid under the agreement, as amended in March 2018, are past due In March 2016 and May 2016, Venezuela subscribed to an additional USD 572.0 million in Series “B” shares. In March 2018, the agreement was amended to provide for payment in eight installments, with the final installment scheduled to be paid in 2025. As of June 30, 2021, USD 115.2 million to be paid under the agreement, as amended in March 2018, are past due.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”), as approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a shareholder country that fulfills the requirements of the Program and apply the proceeds to that country’s debt service. Pursuant to the Program, CAF notified Venezuela that it met the necessary conditions and subsequently executed the first transaction by repurchasing a total of 59,749 shares totaling USD 848.4 million and applying that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for USD 298.7 million and USD 549.7 million respectively, as of June 30, 2021. As a result of the Program, as of the date of this prospectus supplement, Venezuela is current with its debt obligations with CAF.

The following table sets out the nominal value of our subscribed paid-in capital and unpaid capital as of June 30, 2021:

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “A” Shares:
Argentina	1,200	—
Bolivia	1,200	—
Brazil	1,200	—
Colombia	1,200	—
Ecuador	1,200	—
Panama	1,200	—
Paraguay	1,200	—
Peru	1,200	—
Trinidad y Tobago	1,200	—
Uruguay	1,200	—
Venezuela	1,200	—
Series “B” Shares:
Argentina	564,270	93,350
Bolivia	299,630	24,340
Brazil	462,190	178,525
Colombia	983,065	98,940
Ecuador	325,575	—
Panama	176,795	24,340
Paraguay	174,395	24,340
Peru	976,115	108,060
Trinidad and Tobago	131,380	52,810
Uruguay	182,960	24,340
Venezuela	544,645	240,780
Commercial Banks	2,485	—
Series “C” Shares:
Barbados	17,610	—
Chile	27,705	—
Costa Rica	55,190	—
Dominican Republic	52,780	—
Jamaica	910	—
Mexico	76,835	—
Portugal	9,600	—
Spain	250,455	9,240.0

Total	5,327,790	879,065

Reserves

Article 42 of the Constitutive Agreement requires that at least 10% of our net income in each year be allocated to a mandatory reserve until that reserve amounts to 50% of subscribed capital. The mandatory reserve can be used only to offset losses. The mandatory reserve is an accounting reserve. We also maintain a general reserve to cover contingent events and as a source of funding of last resort in the event of temporary illiquidity or when funding in the international markets is not available or is impractical.

At June 30, 2021, our reserves totaled USD 3.7 billion. At such date, the mandatory reserve pursuant to Article N° 42 of the Constitutive Agreement amounted to USD 0.6 billion, or 7.3%, of subscribed paid-in, and the general reserve amounted to USD 3.1 billion.

Callable Capital

In addition to our subscribed paid-in and un-paid capital, our shareholders have subscribed to callable capital totaling USD 1.6 billion at June 30, 2021. Our callable capital may be called by the Board of Directors to meet our obligations only to the extent that we are unable to meet such obligations with our own resources. For further information regarding subscribed callable capital, see Note 16 (“Stockholders’ Equity”) to our audited financial statements in the accompanying prospectus.

The Constitutive Agreement provides that the obligation of shareholders to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, we consider the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments. If the callable capital were to be called, the Constitutive Agreement requires that the call be prorated among shareholders in proportion to their shareholdings.

SELECTED FINANCIAL INFORMATION

The following selected financial information as of and for the years ended December 31, 2020, 2019, and 2018 has been derived from our audited financial statements for those periods and has been included beginning on page F-1 of the accompanying prospectus. Our financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The following selected financial information as of and for the six-month periods ended June 30, 2021, and 2020 has been derived from our unaudited condensed interim financial information (included beginning on page S–23 of this prospectus supplement) and includes all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of its financial position at such dates and our results of operations for such periods. The results of the six-month period ended June 30, 2021, are not necessarily indicative of results to be expected for the full year 2021. The selected financial information should be read in conjunction with our audited financial statements and notes thereto, our unaudited condensed interim financial information and the notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and prospectus supplement.

	Year Ended December 31,			Six Months Ended June 30,
	2020	2019	2018	2021	2020
	(in USD thousands, except ratios)
Statements of Comprehensive Income
Interest income	1,081,165	1,611,791	1,310,174	347,331	661,285
Interest expense	595,157	951,077	831,155	191,683	361,032

Net interest income	486,008	660,714	479,019	155,648	300,253
Provision (credit) for loan losses	2,923	52,395	13,192	(7,472)	12,626

Net interest income after provision for loan losses	483,085	608,319	465,827	163,120	287,627
Non-interest income	17,717	14,492	29,892	22,463	3,875
Non-interest expenses	186,876	162,730	184,816	86,618	106,539

Income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds	313,926	460,081	310,903	98,965	184,963
Unrealized changes in fair value related to financial instruments	(2,089)	(5,273)	504	5,664	556

Income before Contributions to Stockholders’ Special Funds, net	311,837	454,808	311,407	104,629	185,519
Contributions to Stockholders’ Special Funds	72,015	129,226	87,830	10,404	13,251
Net income and total comprehensive income	239,822	325,582	223,577	94,225	172,268

Summarized Balance Sheet Data (end of period)
Total assets	46,845,903	42,293,634	40,014,247	47,229,692	43,890,681
Total liabilities	33,851,002	29,496,906	28,150,847	34,249,224	31,211,010
Total stockholders’ equity	12,994,901	12,796,728	11,863,400	12,980,468	12,679,671

Total liabilities and stockholders’ equity	46,845,903	42,293,634	40,014,247	47,229,692	43,890,681

	Year Ended December 31,			Six Months Ended June 30,
	2020	2019	2018	2021	2020
	(in USD thousands, except ratios)
Loan Portfolio and Equity Investments
Loans before allowance for loan losses and loan commissions, net of origination cost	28,117,867	26,520,618	25,111,387	26,655,847	26,819,873
Allowance for loan losses	95,015	91,642	64,848	87,543	104,268
Equity investments	432,600	463,825	459,667	444,222	437,036
Selected Financial Ratios
Return on average total stockholders’ equity(1)	2.4%	3.7%	2.7%	1.5%	2.9%
Return on average paid-in capital(2)	5.8%	8.7%	6.1%	3.7%	6.9%
Return on average assets(3)	0.7%	1.1%	0.8%	0.4%	0.9%
Administrative expenses divided by average total assets	0.3%	0.4%	0.4%	0.3%	0.3%
Overdue loan principal as a percentage of loan portfolio (excluding non-accrual loans)	0.0%	0.5%	0.5%	0.0%	0.0%
Non-accrual loans as a percentage of loan portfolio	0.2%	0.3%	0.5%	0.4%	0.3%
Allowance for loan losses as a percentage of loan portfolio	0.3%	0.3%	0.3%	0.3%	0.4%

(1)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average total stockholders’ equity. Annual average total stockholders’ equity is computed as the arithmetic average of total stockholders’ equity as of the beginning and the end of each period. Data for interim periods has been annualized.

(2)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average subscribed and paid-in capital. Annual average subscribed and paid-in capital is computed as the arithmetic average of subscribed and paid-in capital as of the beginning and the end of each period. Data for interim periods has been annualized.

(3)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average total assets. Annual average total assets is computed as the arithmetic average of total assets as of the beginning and the end of each period. Data for interim periods has been annualized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto beginning on page F-1 of the accompanying prospectus and the unaudited condensed interim financial information as of June 30, 2021 and December 31, 2020, and for the six-month periods ended June 30, 2021 and 2020 and the notes thereto beginning on page S-23 of this prospectus supplement.

Market Overview and Portfolio Trends

During the last year, important global developments have occurred, including (i) the COVID-19 global pandemic, and (ii) the low growth rate in Latin America and (iii) a decrease in prevailing interest rates in the first six months of 2021 as compared to the corresponding period in 2020. The forthcoming replacement of the London Interbank offered rates (“LIBOR”) with one or more new reference rates by 2023 is another development that CAF is monitoring carefully and analyzing for potential impacts on its business.

The COVID-19 global pandemic and the oil price declines have not adversely affected our results of operations; however, they have resulted in a downward adjustment of the external risk rating of some of our sovereign borrowers, including Argentina and Ecuador during 2020 and Colombia and Peru during 2021, which led to a corresponding increase in our allowance for loan losses for non-sovereign borrowers during 2020, according to the methodology described in “— Statements of Comprehensive Income — Provision for Loan Losses” below. See Note 2(i) and Note 6 of the audited financial statements for further information regarding allowance for loan loss calculations. Both 2020 and 2019 were characterized by growth in our loan portfolio as a result of our strategy to expand our shareholder base, principally through additional paid-in capital contributions by several of our existing shareholder countries, as well as the issuance of shares to new shareholder countries. These two main drivers led our loan portfolio to grow 6.0% in 2020 and 5.5% in 2019.

As of June 30, 2021, our loan portfolio was distributed by country as follows: Ecuador — 14.6%, Argentina — 13.2%, Venezuela — 11.4%, Colombia — 10.8%, Brazil — 8.0%, Bolivia — 10.6%, Panama —7.9%, Peru — 5.4%, Paraguay — 4.4%, Trinidad & Tobago — 3.9%, Uruguay — 3.4%, Mexico — 2.4%, Costa Rica — 2.1%, Chile — 0.9%, Barbados — 0.6%, and the Dominican Republic — 0.5%.

Notwithstanding the increasing presence of other state-sponsored development banks in the regions in which we operate, we do not expect that the growth of our loan portfolio will be materially affected by the activities of other development banks in the region, since the financing needs of our shareholder countries exceed the current supply of lending resources. We believe that activities of other development banks are complementary to our lending operations.

LIBOR Replacement

The replacement of LIBOR with a new reference rate or rates is an industry risk due to the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of LIBOR that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF adhered in January 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rates, including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR replacement may have. In addition, CAF is analyzing offering loans are linked to the Secured Overnight Funding Rate (SOFR) starting 2022 instead of the LIBOR rate.

On the funding side, CAF has ceased issuance of Floating Rate Notes (FRN) linked to LIBOR, and all outstanding LIBOR FRNs (totaling USD 100 million) will reset before the first half of 2023. On June 15, 2021,

CAF issued its first FRN bond that is linked to the SOFR rate for USD 400 million, an important step in the LIBOR transition process.

Recent Developments Relating to Sanctions

There have not been any recent developments on OFAC sanctions related to Venezuela other than what is stated in the base Prospectus.

Critical Accounting Policies

General

Our financial statements are prepared in accordance with U.S. GAAP, which requires us in some cases to use estimates and assumptions that may affect our reported results and disclosures. We describe our significant accounting policies in Note 2 (“Basis of Presentation and Significant Accounting Policies”) to our audited financial statements in this prospectus. Some of the more significant accounting policies we use to present our financial results involve the use of accounting estimates that we consider to be critical because: (1) they require significant management judgment and assumptions about matters that are complex and inherently uncertain; and (2) the use of a different estimate or a change in estimate could have a material impact on our reported results of operations or financial condition.

Specifically, the estimates we use to determine the allowance for loan losses are critical accounting estimates.

Additionally, other important estimates related to the preparation of our financial statements are those related to revenue recognition and the valuation and classification at fair values of financial instruments. The fair values for some financial assets and liabilities recorded in our financial statements are determined according to the procedures established by the accounting pronouncement ASC 820. As of the date of this prospectus supplement, we have not changed or reclassified any asset or liability from one level to another pursuant to the hierarchy reflected in ASC 820, thereby maintaining consistency in the application of accounting principles in this matter.

Statements of Comprehensive Income

Interest Income

Six Months Ended June 30, 2021 and 2020. For the six-month period ended June 30, 2021, our interest income was USD 347.3 million, representing a decrease of USD 313.9 million, or -47.5%, compared to interest income of USD 661.3 million for the corresponding period in 2020. This decrease resulted primarily from lower interest rates charged on loans that accrue interest based on six-month LIBOR and a spread differential and a decrease in the fair value of trading securities of the liquidity portfolio during the first half of 2021 given the ongoing volatility in the global capital markets due to the COVID-19 pandemic. Average market interest rates were lower in the first six months of 2021, when six-month LIBOR averaged 0.20%, than in the first six months of 2020, when six-month LIBOR averaged 1.10%.

Interest Expense

Six Months Ended June 30, 2021 and 2020. For the six-month period ended June 30, 2021, our interest expense was USD 191.7 million, representing a decrease of USD 169.3 million, or -46.9%, compared to interest expense of USD 361.0 million for the corresponding period in 2020. This decrease resulted from lower overall funding costs due to the decrease in six-month LIBOR and the spread differential. Average market interest rates were lower in the first six months of 2021, when six-month LIBOR averaged 0.20%, than in the first six months of 2020, when six-month LIBOR averaged 1.10%.

Net Interest Income

Six Months Ended June 30, 2021 and 2020. For the six-month period ended June 30, 2021, our net interest income was USD 155.6 million, representing a decrease of USD 144.6 million, or -48.2%, compared to net interest income of USD 300.3 million for the corresponding period in 2020. This decrease resulted from lower average market rates as well as a decrease in interest-earning assets in comparison to financial liabilities. The net interest income margin was 0.70% for the six-month period ended June 30, 2021, as compared to 1.43% for the corresponding period in 2020.

Provision for Loan Losses

CAF has adopted the requirements of ASU 2016-13 Financial Instruments – Credit Losses, along with several other subsequent codification updates related to accounting for credit losses, on January 1, 2020 following the modified- retrospective approach. As of March 31, 2020, the applicable Current Expected Credit Losses (CECL) was applied to assets such as loans measured at amortized cost basis, as well as off-balance-sheet undisbursed loan commitments and financial guarantees. As a result of the adoption, there was no cumulative-effect adjustment to the 2020 opening retained earnings. The current allowance for expected credit losses is maintained at a level CAF believes to be adequate to absorb losses inherent in the loan portfolio at the date of the financial statements and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts. A loan is considered as impaired when, based on currently available information and events, there exists the probability that CAF will not recover the total amount of principal and interest as agreed in the terms of the original loan contract. Loans whose terms are modified in a troubled debt restructuring, generally, already will have been identified as impaired. CAF’s management individually evaluates the compliance of the new terms of the restructured loan for a reasonable period to calculate specific allowances for loan losses and if the remaining balance of the restructured loan is considered collectible, the restructured loan could return to accrual status. See Notes 2(b), 2(g) and 6 to our audited financial statements for further information regarding allowance for loan loss calculations.

Six Months Ended June 30, 2021 and 2020. For the six-month period ended June 30, 2021, we recorded a credit for loan losses of USD -7.5 million, compared with a provision for loan losses of USD 12.6 million for the corresponding period in 2020. This was due to a decrease in the outstanding amount of private sector loans in the loan portfolio during the corresponding six-month period in 2021.

Non-Interest Income

Our non-interest income consists principally of commissions, dividends arising from equity investments not accounted for using the equity method, its corresponding share of earnings or losses on equity investments, which are accounted for using the equity method, and other income.

Six Months Ended June 30, 2021 and 2020. For the six-month period ended June 30, 2020, CAF’s non-interest income was USD 22.5 million, representing an increase of USD 18.6 million, or 479.7%, compared to non-interest income of USD 3.9 million for the corresponding period in 2020. This increase was mainly due to unrealized changes in fair value related to equity investments.

Non-Interest Expenses

Non-interest expenses consist principally of administrative expenses, representing 89.5% and 63.7% of total non-interest expenses for the six-month periods ended June 30, 2021 and June 30, 2020, respectively

Six Months Ended June 30, 2021 and 2020. For the six-month period ended June 30, 2021, our non-interest expenses were USD 86.6 million, representing a decrease of USD 19.9 million, or -18.7%, compared to total non-interest expenses of USD 106.5 million for the corresponding period in 2020. This decrease resulted principally from a decrease in provisions for contingent liabilities.

For the six-month period ended June 30, 2021 administrative expenses were USD 77.5 million, representing an increase of USD 9.6 million over administrative expenses of USD 67.9 million for the six-month period ended June 30, 2020. This increase resulted principally from several corporate actions, such as the decentralization process of employees and new hirings.

Net Income

Six Months Ended June 30, 2021 and 2020. For the six-month period ended June 30, 2021, our net income was USD 94.2 million, representing a decrease of USD 78.0 million, or -45.3%, compared to net income of USD 172.3 million for the corresponding period in 2020. This decrease is mainly due to a decrease in interest income as a result of lower prevailing interest rates that generated lower income in our loan portfolio and investment portfolio when compared with the corresponding period in 2020.

Balance Sheet

Assets

June 30, 2021. At June 30, 2021, our total assets were USD 47.2 billion, representing an increase of USD 0.4 billion, or 0.8%, over total assets of USD 46.8 billion at December 31, 2020. The increase in assets resulted primarily from growth in liquid assets, specifically trading marketable securities, which grew 30.1% compared to December 31, 2020.

Liabilities

June 30, 2021. At June 30, 2021, CAF´s total liabilities were USD 34.2 billion, representing an increase of USD 0.4 billion or 1.2%, over total liabilities of USD 33.9 billion at December 31, 2020. The increase in liabilities resulted primarily from an increase in the outstanding amount of Bonds and Commercial Paper, which increased by 2.8% and 23.3%, respectively, compared to December 31, 2020.

Stockholders’ Equity

June 30, 2021. At June 30, 2021, CAF’s total stockholders’ equity was USD 13.0 billion, representing a decrease of USD 0.0 billion, or 0.1%, over total stockholders’ equity of USD 13.0 billion at December 31, 2020. The decrease in total stockholders’ equity resulted principally from a decrease in retained earnings in comparison to December 31, 2020.

Asset Quality

Overdue Loans

June 30, 2021. At June 30, 2021, the total principal amount of outstanding overdue loans was USD 0.0 million (not including non-accrual loans in overdue status), representing the same amount of overdue loans of USD 0.0 million at December 31, 2020.

Impaired Loans and Non-Accrual Loans

June 30, 2021. At June 30, 2021, the total principal amount of CAF’s impaired loans was USD 113.5 million, or 0.4% of the total loan portfolio, representing an increase of USD 44.4 million over impaired loans of USD 69.1 million at December 31, 2020. CAF considers a loan to be impaired when it is in non-accrual status.

Restructured Loans

June 30, 2021. At June 30, 2021, the total principal amount of outstanding restructured loans was USD 32.4 million, or 0.1% of the total loan portfolio. At June 30, 2020, the total principal amount of outstanding restructured loans was USD 36.5 million or 0.1% of the total loan portfolio.

Loan Write-offs and Recoveries

June 30, 2021. There were no loans written-off during the six-month period ended June 30, 2021. CAF booked no recoveries of during the six-month period ended June 30, 2021. For the six-month period ended June 30, 2020, there were USD 0.0 million of loans written-off, and CAF booked recoveries of USD 0.0 million.

Liquidity

CAF’s liquidity policy requires CAF to maintain sufficient liquid assets to cover at least 12 months of net cash requirements.

Net cash requirements under the policy are calculated as follows:

(+)	Scheduled loan collections

(+)	Committed paid-in capital payments

(-)	Scheduled debt service

(-)	Committed disbursements

CAF’s investment policy requires that at least 90% of its liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organisation. The remaining portion of its liquid assets may be invested in non-investment grade instruments rated B-/Ba3/B or better by a U.S. nationally-recognized statistical rating organisation. CAF’s investment policy emphasises security and liquidity over yield.

June 30, 2021. At June 30 2021, CAF’s liquid assets consisted of USD 18.2 billion of cash, deposits with banks, marketable securities and other investments, of which 90.1% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognised statistical rating organisation; 14.2% of CAF’s liquid assets were invested in time deposits in financial institutions, 25.1% in commercial paper, 10.8% in corporate and financial institution bonds, 22.9% in certificates of deposit, 12.1% in U.S. Treasury Notes and 14.9% in other instruments, including deposits in cash. At June 30, 2020, CAF’s liquid assets consisted of USD 14.8 billion of cash, deposits with banks, marketable securities and other investments, of which 94.7% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognised statistical rating organisation; 21.5% of CAF’s liquid assets were invested in time deposits in financial institutions, 24.4% in commercial paper, 14.6% in corporate and financial institution bonds, 16.5% in certificates of deposit, 13.4% in U.S. Treasury Notes and 9.6% in other instruments, including deposits in cash.

As of June 30, 2021, CAF’s liquid assets were distributed by country as follows: United States — 24.0%, France — 10.3%, Japan — 9.7%, China — 7.6%, United Arab Emirates — 5.7%, South Korea — 5.3%, Switzerland — 5.2%, Spain — 4.8%, Chile — 4.6%, United Kingdom — 4.3%, Kuwait — 2.5%, Germany —1.8%, Australia — 1.7%, Supranationals — 1.7%, Netherlands — 1.6%, Hong Kong— 1.5%, Canada — 1.2%, Ireland — 1.2%, Singapore— 1.1%, Qatar — 1.0%, and others —3.3%.

Commitments and Contingencies

CAF enters into commitments and contingencies in the normal course of its business to facilitate its business and objectives. Commitments and contingencies include (i) credit agreements subscribed and pending disbursements, (ii) lines and letters of credit for foreign trade, (iii) equity investment agreements subscribed and (iv) partial credit guarantees. For further discussion of these arrangements, see Note 16 (“Commitments and Contingencies”) to CAF’s unaudited condensed interim financial information and Note 21 (“Commitments and Contingencies”) to CAF’s audited financial statements included in this prospectus supplement and CAF´s base prospectus.

Strategy and Capital Resources

CAF’s business strategy is to provide financing for projects, trade and investment in the shareholder countries. Management expects CAF’s assets to grow in the future, which will increase its need for additional funding. Likewise, maturing debt obligations will need to be replaced. In addition to scheduled capital increases, management anticipates a need to increase funds raised in the international capital markets and to maintain funding through borrowings from multilateral and other financial institutions. While the substantial majority of CAF’s equity will continue to be held by full member shareholder countries, CAF intends to continue offering equity participation to associated shareholder countries through the issuances of Series “C” shares to such countries. See “Capital Structure”.

CAF intends to continue its programs to foster sustainable growth within the shareholder countries, and to increase its support for the private sector within its markets, either directly or through financial intermediaries. See “Operations of CAF”.

Corporación Andina

de Fomento (CAF)

Unaudited Condensed Interim

Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended

June 30, 2021 and 2020

CORPORACIÓN ANDINA DE FOMENTO (CAF)

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Balance Sheets

As of June 30, 2021 and December 31, 2020

(In thousands of U.S. dollars)

	NOTES	June 30, 2021	December 31, 2020
ASSETS
Cash and due from banks		116,983	123,204
Deposits with banks		2,581,472	2,825,086

Cash and due from banks and deposits with banks		2,698,455	2,948,290

Marketable securities:
Trading	3 and 14	14,264,256	10,961,847
Other investments		1,225,449	811,205
Loans (US$ 1,906,880 and US$ 2,088,750 at fair value as of June 30, 2021 and December 31, 2020 respectively)	4 and 14	26,655,847	28,117,867
Less loan commissions, net of origination costs		134,367	134,011
Less allowance for loan losses	4	87,543	95,015

Loans, net		26,433,937	27,888,841

Accrued interest and commissions receivable		311,425	386,625
Equity investments		444,222	432,600
Derivative financial instruments	13 and 14	979,533	1,766,932
Property and equipment, net		107,824	111,734
Other assets	5	764,591	1,537,829

TOTAL		47,229,692	46,845,903

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits (US$ 56,413 and US$ 24,101 at fair value as of June 30, 2021 and December 31, 2020 respectively), net	6 and 14	3,354,668	3,337,574
Commercial paper	7	1,971,919	1,598,696
Borrowings from other financial institutions (US$ 833,415 and US$ 792,217 at fair value as of June 30, 2021 and December 31, 2020 respectively), net	8 and 14	1,725,710	1,672,301
Bonds (US$ 25,392,509 and US$ 24,706,736 at fair value as of June 30, 2021 and December 31, 2020 respectively), net	9 and 14	25,573,167	24,882,419
Accrued interest payable		247,316	308,986
Derivative financial instruments	13 and 14	483,919	404,842
Accrued expenses and other liabilities	10	892,525	1,646,184

Total liabilities		34,249,224	33,851,002

STOCKHOLDERS’ EQUITY:
Subscribed capital		7,796,515	7,867,755
Less callable capital portion		1,589,660	1,589,660
Less capital subscriptions receivable		879,065	912,045

Paid-in capital		5,327,790	5,366,050

Additional paid-in capital		3,891,502	3,961,900
Reserves		3,666,951	3,427,129
Retained earnings		94,225	239,822

Total stockholders’ equity		12,980,468	12,994,901

TOTAL		47,229,692	46,845,903

See accompanying notes to financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Comprehensive Income

For the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

	NOTES	2021	2020
Interest income:
Loans		306,785	493,326
Investments and deposits with banks		19,540	148,574
Loan commissions		21,006	19,385

Total interest income		347,331	661,285

Interest expense:
Bonds		167,952	316,582
Borrowings from other financial institutions		11,384	17,604
Deposits		2,511	14,628
Commercial paper		2,866	7,034
Commissions		6,970	5,184

Total interest expense		191,683	361,032

Net interest income		155,648	300,253
(Credit) Provision for loan losses	4	(7,472)	12,626

Net interest income, after provision for loan losses		163,120	287,627

Non-interest income:
Dividends and equity in earnings of investees		2,659	1,226
Other commissions		1,431	1,595
Other income		18,373	1,054

Total non-interest income		22,463	3,875

Non-interest expenses:
Administrative expenses		77,512	67,892
Other expenses	4	9,106	38,647

Total non-interest expenses		86,618	106,539

Income before unrealized changes in fair value related to other financial instruments and contributions to Stockholders’ Special Funds		98,965	184,963
Unrealized changes in fair value related to other financial instruments	15	5,664	556

Income before contributions to Stockholders’ Special Funds, net		104,629	185,519
Contributions to Stockholders’ Special Funds	11	10,404	13,251

Net income and total comprehensive income		94,225	172,268

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Stockholders’ Equity

For the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

				Reserves
	NOTE	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total stockholders’ equity
BALANCES AT DECEMBER 31, 2019		5,380,715	3,988,884	2,585,947	515,600	3,101,547	325,582	12,796,728
Capital increase		46,625	85,790	—	—	—	—	132,415
Capital decrease due to shares’ repurchase	4	(148,500)	(273,240)	—	—	—	—	(421,740)
Net income and total comprehensive income		—	—	—	—	—	172,268	172,268
Appropriated for general reserve		—	—	292,982	—	292,982	(292,982)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	32,600	32,600	(32,600)	—

BALANCES AT JUNE 30, 2020		5,278,840	3,801,434	2,878,929	548,200	3,427,129	172,268	12,679,671

BALANCES AT DECEMBER 31, 2020		5,366,050	3,961,900	2,878,929	548,200	3,427,129	239,822	12,994,901
Capital increase		32,980	60,684	—	—	—	—	93,664
Capital decrease due to shares’ repurchase	4	(71,240)	(131,082)	—	—	—	—	(202,322)
Net income and total comprehensive income		—	—	—	—	—	94,225	94,225
Appropriated for general reserve		—	—	215,839	—	215,839	(215,839)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	23,983	23,983	(23,983)	—

BALANCES AT JUNE 30, 2021		5,327,790	3,891,502	3,094,768	572,183	3,666,951	94,225	12,980,468

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Cash Flows

For the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

	NOTES	2021	2020
OPERATING ACTIVITIES:
Net income and total comprehensive income		94,225	172,268
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on trading securities	3	(19,480)	(67,500)
Loan commissions, net of amortization of origination costs		(8,677)	(7,395)
(Credit) Provision for loan losses	4	(7,472)	12,626
Impairment charge for equity investments		89	2,732
Unrealized changes in fair value related to equity investment		(17,022)	18,462
Equity in (earnings) losses of investees		(442)	1,444
Amortization of deferred charges		2,487	1,672
Depreciation of property and equipment		4,388	4,040
Provision for employees’ severance benefits		6,620	6,580
Provision for employees’ savings plan		416	439
Unrealized changes in fair value related to other financial instruments	15	(5,664)	(556)
Net changes in operating assets and liabilities:			—
Trading securities, net		(3,159,217)	(1,037,981)
Accrued interest and commissions receivable		75,200	136,992
Other assets		(6,739)	(2,936)
Accrued interest payable		(61,670)	(81,123)
Severance benefits paid or advanced		(5,414)	(2,565)
Employees’ savings plan paid or advanced		(272)	100
Accrued expenses and other liabilities		(56,081)	(37,130)

Total adjustments and net changes in operating assets and liabilities		(3,258,950)	(1,052,099)

Net cash used in operating activities		(3,164,725)	(879,831)

INVESTING ACTIVITIES:
Purchases of other investments		(1,579,578)	(1,923,423)
Maturities of other investments		1,165,334	2,344,236
Loan origination and principal collections, net	4	1,118,514	(563,669)
Equity investments, net		5,753	4,151
Property and equipment, net		(478)	(1,704)

Net cash provided by (used in) investing activities		709,545	(140,409)

FINANCING ACTIVITIES:
Net increase (decrease) in deposits	6	20,024	(571,660)
Proceeds from commercial paper	7	14,176,577	8,426,334
Repayment of commercial paper	7	(13,803,354)	(8,277,116)
Net (decrease) increase in derivative-related collateral		(46,285)	63,686
Proceeds from issuance of bonds	9	3,286,663	2,763,136
Repayment of bonds	9	(1,616,944)	(1,239,275)
Proceeds from borrowings from other financial institutions	8	182,853	275,920
Repayment of borrowings from other financial institutions	8	(87,853)	(361,244)
Proceeds from issuance of shares		93,664	132,415

Net cash provided by financing activities		2,205,345	1,212,196

NET (DECREASE) INCREASE IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		(249,835)	191,956
CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE YEAR		2,948,290	2,521,069

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE PERIOD		2,698,455	2,713,025

SUPPLEMENTAL DISCLOSURE:
Interest paid during the year		243,555	433,723

NONCASH FINANCING ACTIVITIES:
Principal collections	4	202,322	421,740

Capital decrease	4	(202,322)	(421,740)

Change in derivative instruments assets		787,399	(394,705)

Change in derivative instruments liabilities		79,077	147,259

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970; and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” stockholder countries are: Argentina, Bolivia, Brazil, Colombia, Ecuador, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay and Venezuela. Series “C” stockholder countries are: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 banks which are Series “B” stockholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago and Quito, Ecuador.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America.

CAF offers financial and related services to the governments of its stockholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in stockholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its stockholder countries.

COVID-19

In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a global pandemic, which has generated high volatility in global capital markets with an impact on equity investments and the mark-to-market value of marketable securities.

To date, CAF has maintained the continuity of its operations, and the demand for loans from our stockholder countries has increased; notwithstanding, decreases or increases have been observed in external risk ratings for most of our borrowers, the most relevant of which include Ecuador and Argentina. COVID-19 has had not material effects on the results of operations, cash flows and financial position of CAF as of and for the six-month period ended June 30, 2021.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Financial statement presentation – The condensed interim financial information as of June 30, 2021 and December 31, 2020 and for the six-month periods ended June 30, 2021 and 2020 is unaudited and has been prepared, in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such condensed interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for the six-month period ended June 30, 2021 are not necessarily an indication of the results to be expected for the full year 2021.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

This condensed interim financial information should be read in conjunction with CAF’s audited financial statements as of and for the years ended December 31, 2020, 2019 and 2018 and the notes thereto (“audited financial statements”).

For a detailed discussion about CAF´s significant accounting policies, refer to Note 2 of the audited financial statements.

Recent accounting pronouncements applicable

ASU 2020-04, Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions, for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU will not apply to contract modifications made or other transactions entered after December 31, 2022. The ASU is effective for all entities as of March 12, 2020 and will apply through December 31, 2022.

Libor Replacement

The replacement of the LIBOR rates with a new reference rate or rates can be considered an industry risk due the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol which CAF has adhered in January 2021. In addition, CAF has established an interdepartmental task force that is in charge of preparing the institution for the change in reference rate including measures such as the incorporation of fallback provisions on loans in order to mitigate any possible impact the replacement of the LIBOR rate may have.

On the funding side, at June 30, 2021, CAF has ceased issuance of Floating Rate Notes (FRN) linked to LIBOR, and all outstanding LIBOR FRNs (totaling US$ 100 million) will reset before the first half of 2023.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

3.	MARKETABLE SECURITIES

Trading

A summary of trading securities follows:

	June 30, 2021		December 31, 2020
	Amount	Average maturity (years)	Amount	Average maturity (years)
U.S. Treasury Notes	2,201,035	1.71	2,038,268	1.73

Non-U.S. governments and government entities bonds	716,851	0.77	187,446	2.86

Financial institutions and corporate securities:
Commercial paper	4,559,400	0.26	2,895,110	0.14
Certificates of deposits (1)	4,171,454	0.31	2,912,973	0.22
Bonds	1,958,021	2.23	2,242,321	2.41
Collateralized mortgage obligation	266,451	5.33	286,954	4.27
Liquidity funds (2)	391,044	1.00	398,775	1.00

	11,346,370	0.76	8,736,133	0.93

Trading	14,264,256	0.91	10,961,847	1.11

(1)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company (DTC) and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(2)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

The fair value of trading securities includes net unrealized gain of US$ 19,480 and US$ 67,500, at June 30, 2021 and 2020, respectively.

Net realized gains from trading securities of US$ 21,654 and US$ 84,255 during the six-month period ended June 30, 2021 and 2020, respectively, are included in the statements of comprehensive income as part of Interest income — Investments and deposits with banks. During the six-month period ended June 30, 2021 and 2020, respectively, the increase in the net realized losses from trading securities is mainly due to the reduction of benchmark interest rates and the volatility in global capital markets as a result of COVID-19 pandemic.

CAF places its short-term investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. At June 30, 2021 and December 31, 2020, CAF does not have any significant concentrations of credit risk according to its investment guidelines. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 123,904 and US$ 26,294 at June 30, 2021 and December 31, 2020, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

Maturity of marketable securities are as follows:

	June 30, 2021	December 31, 2020
Remaining maturities:
Less than one year	10,604,178	7,013,042
Between one and two years	2,363,266	2,326,298
Between two and three years	474,037	696,239
Between three and four years	356,755	293,262
Between four and five years	291,749	373,908
Over five years	174,271	259,098

	14,264,256	10,961,847

4.	LOANS

Loans include short, medium, and long-term loans to finance projects, working capital and trade activities. The majority of the loans are to Series “A” and “B” stockholder countries, or to private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	June 30, 2021	December 31, 2020
Stockholder country:
Argentina	3,519,467	3,725,343
Barbados	165,475	170,267
Bolivia	2,820,558	2,612,977
Brazil	2,133,802	2,621,465
Chile	235,668	459,745
Colombia	2,876,439	2,795,238
Costa Rica	555,749	564,353
Dominican Republic	134,516	145,010
Ecuador	3,896,107	4,122,246
Mexico	640,000	885,000
Panama	2,092,765	2,076,210
Paraguay	1,163,431	1,086,175
Peru	1,449,844	1,524,531
Trinidad & Tobago	1,026,667	1,048,889
Uruguay	894,102	923,990
Venezuela	3,046,692	3,199,717

Total	26,651,282	27,961,156
Fair value adjustments	4,565	156,711

Loans	26,655,847	28,117,867

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

At June 30, 2021 and December 31, 2020, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 121,735 and US$ 106,858, respectively, mainly in Colombian pesos, Peruvian nuevos soles, Uruguayan pesos and Bolivian bolivianos. All these loans are hedged with Borrowings and Bonds issued in the same currency. At June 30, 2021 and December 31, 2020, fixed interest rate loans amounted to US$ 1,856,770 and US$ 1,898,265, respectively.

There has been an increase in demand for loans from our stockholder countries as a result of COVID-19 pandemic. In that regard, at June 30, 2021 and December 31, 2020, CAF approved emergency credit lines aggregating up to US$ 8.8 billion and US$ 7.3 billion, respectively, available to CAF stockholder countries, of which disbursement for US$ 2.8 billion have been made at June 30, 2021 and US$ 2.1 billion at December 31, 2020. The emergency credit lines are aimed at enhancing a prompt and appropriate response in stockholder countries and mitigating the adverse consequences from the pandemic.

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	June 30, 2021		December 31, 2020
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)
Public sector	25,392,720	2.26	25,619,424	2.30
Private sector	1,258,562	2.84	2,341,732	2.25

	26,651,282	2.28	27,961,156	2.30

Loans by industry segments are as follows:

	June 30, 2021		December 31, 2020
	Amount	%	Amount	%
Social and other infrastructure programs	10,823,844	41	10,416,802	37
Transport, warehousing and communications	7,850,327	29	8,104,691	29
Electricity, gas and water supply	6,213,821	23	6,482,061	23
Financial services — Development banks	869,583	3	916,277	3
Financial services — Commercial banks	708,126	3	1,816,919	6
Agriculture, hunting and forestry	70,253	—	78,402	1
Manufacturing industry	36,402	—	59,971	—
Others	78,926	1	86,033	1

	26,651,282	100	27,961,156	100

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

Loans mature as follows:

	June 30, 2021	December 31, 2020
Remaining maturities:
Less than one year	3,999,014	4,942,050
Between one and two years	2,683,085	2,782,180
Between two and three years	2,661,609	2,642,696
Between three and four years	2,755,883	2,690,045
Between four and five years	2,545,830	2,663,923
Over five years	12,005,861	12,240,262

	26,651,282	27,961,156

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans at June 30, 2021 and December 31, 2020 rating assigned by external agencies are used.

The credit quality of the sovereign loans of estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies. The credit quality by year of origination and taking the Moody’s rating as a reference at June 30, 2021 is as follows:

	Credit Rating	Year of origination					Total
Country		2021	2020	2019	2018	Prior
Argentina	Ca	—	414,896	1,396	709,792	2,324,536	3,450,620
Barbados	Caa1	—	100,000	195	—	65,280	165,475
Bolivia	B2	350,000	25,000	202,352	69,570	2,083,634	2,730,556
Brazil	Ba2	—	361,030	198,008	197,584	1,140,162	1,896,784
Colombia	Baa2	—	350,000	500,151	300,000	1,064,939	2,215,090
Costa Rica	B2	—	500,000	—	—	28,733	528,733
Dominican Republic	Ba3	—	—	—	—	119,610	119,610
Ecuador	Caa3	—	708,375	522,702	532,690	2,110,913	3,874,680
Mexico	Baa1	165,000	425,000	—	—	—	590,000
Panama	Baa2	—	350,000	325,529	—	1,101,053	1,776,582
Paraguay	Ba1	—	350,000	71,966	410,074	297,197	1,129,237
Peru	A3	—	—	250,000	—	687,588	937,588
Trinidad & Tobago	Ba1	—	300,000	200,000	271,111	255,556	1,026,667
Uruguay	Baa2	—	50,000	—	15,601	697,769	763,370
Venezuela	C	—	—	500,000	—	2,546,692	3,046,692

		515,000	3,934,301	2,772,299	2,506,422	14,523,662	24,251,684

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

The credit quality of the Non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification at June 30, 2021 is as follows:

	Year of origination					Total
Credit Rating	2021	2020	2019	2018	Prior
Satisfactory — outstanding	30,000	76,000	—	—	225,000	331,000
Satisfactory — very good	576,029	99,000	25,000	—	66,629	766,658
Satisfactory — adequate	154,152	61,381	94,332	58,667	242,450	610,982
Watch	39,012	100,000	7,802	84,204	134,151	365,169
Special mention	3,000	1,875	27,695	107,230	6,152	145,952
Doubtful	—	—	—	—	113,488	113,488
Sub-standard	—	—	—	—	53,798	53,798
Loss	—	—	—	—	12,551	12,551

	802,193	338,256	154,829	250,101	854,219	2,399,598

The internal and external ratings have been updated at June 30, 2021.

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	June 30, 2021	June 30, 2020
During the period CAF recorded the following transactions:
Loans written-off	—	—
Purchases of loan portfolio	—	—
Sales of loan portfolio	—	44,000

	June 30, 2021	December 31, 2020
CAF presented the following amounts and quality indicators as of the end of the period / year:
Non-accrual loans	113,488	69,066
Troubled debt restructured	32,400	36,485
Overdue loans	—	—
Allowance for loan losses as a percentage of loan portfolio	0.33%	0.34%
Non-accrual loans as a percentage of loan portfolio	0.43%	0.25%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.00%

During the year ended December 31, 2020, a non-sovereign loan, classified as non-accrual status, with an outstanding balance of US$ 36,485 was restructured. The restructuring consisted of an extension of loan term, interest rate reductions and deferment of monthly interest payments until January 2021 resulting in the

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

increase of future cash flows throughout the restructured term of the loan. For the six-month period ended June 30, 2021, CAF has been received interest payments according to the restructuring agreement.

At June 30, 2021 and December 31, 2020, the total principal amount of non-accrual loans are related to private sector borrowers (non-sovereign loans) which present 1,835 days and 1,654 days overdue, respectively. During the six-month period ended June 30, 2021 and 2020, there were no interest income recognized for non-accrual loans. The allowance of loan losses for loans in non-accrual status amount to US$ 28,524 at June 30, 2021 and December 31, 2020.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a stockholder country that fulfills the requirements of the Program and apply the proceeds to that country’s outstanding loans and interest. Pursuant to the Program, CAF notified Venezuela that it fulfills the requirements and subsequently repurchased a total of 59,749 shares totaling US$ 848,436 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 298,745 and US$ 549,691, respectively, as of June 30, 2021. At December 31, 2020, CAF repurchased 45,501 shares totaling US$ 646,114 deducting the amount of paid-in capital and additional paid-in capital for US$ 227,505 and US$ 418,609, respectively. As a result of the repurchase, as of August 13, 2021, Venezuela is current with its loans with CAF.

A/B Loans

CAF administers loan-participations sold, and only assumes the credit risk for the portion of the loan owned by CAF. At June 30, 2021 and December 31, 2020, CAF had loans of this nature amounting to US$ 133,348 and US$ 159,142, respectively; whereas other financial institutions provided funds for US$ 70,792 and US$ 92,136, respectively.

Allowance for Loan Losses

The current allowance for expected credit losses is maintained at a level CAF believes to be adequate to absorb losses inherent in the loan portfolio at the date of the financial statements and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the six months period ended June 30,
	2021			2020
	Credit risk		Total	Credit risk		Total
	Sovereign	Non- sovereign		Sovereign	Non- sovereign
Balances at beginning of period	—	95,015	95,015	47,475	44,167	91,642
(Credit) Provision for loan losses	—	(7,472)	(7,472)	(47,475)	60,101	12,626

Balances at end of period	—	87,543	87,543	—	104,268	104,268

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the six months period ended June 30,
	2021			2020
	Credit risk		Total	Credit risk		Total
	Sovereign	Non- sovereign		Sovereign	Non- sovereign
Balances at beginning of period	—	14,833	14,833	1	3,790	3,791
Provision for contingencies	—	360	360	(1)	11,395	11,394

Balances at end of period	—	15,193	15,193	—	15,185	15,185

Provision for contingencies are included in the statements of comprehensive income as part of other expenses.

5.	OTHER ASSETS

A summary of other assets follows:

	June 30, 2021	December 31, 2020
Derivative related collateral	723,569	1,495,033
Receivable from investment securities sold	—	6,025
Intangible assets, net of accumulated amortization of US$ 5,919 and US$ 7,400, respectively	19,150	18,783
Other	21,872	17,988

	764,591	1,537,829

6.	DEPOSITS

A summary of deposits follows:

	June 30, 2021	December 31, 2020
Demand deposits	72,568	59,532
Time deposits:
Less than one year	3,282,057	3,277,987

	3,354,625	3,337,519
Fair value adjustments	43	55

Carrying value of deposits	3,354,668	3,337,574

At June 30, 2021 and December 31, 2020, the weighted average interest rate was 0.13% and 0.67%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar to an equivalent of US$ 56,673 and US$ 24,201 at June 30, 2021 and December 31, 2020, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

7.	COMMERCIAL PAPER

At June 30, 2021 and December 31, 2020, the outstanding amount of commercial paper issued by CAF, amounts to US$ 1,971,919 and US$ 1,598,696, respectively, of which matures in 2021 and 2022. At June 30, 2021 and December 31, 2020, the weighted average interest rate was 0.26% and 0.86%, respectively. CAF issues commercial papers with terms between 1 and 365 days.

8.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	June 30, 2021	December 31, 2020
U.S. dollars	1,071,457	1,088,287
Euros	597,082	482,794
Colombian Pesos	28,761	27,418
Peruvian nuevos soles	1,681	3,591
Others	—	1,985

	1,698,981	1,604,075
Fair value adjustments	27,288	68,879
Less debt issuance costs	559	653

Carrying value of borrowings from other financial institutions	1,725,710	1,672,301

At June 30, 2021 and December 31, 2020, the fixed interest-bearing borrowings amounted to US$ 455,959 and US$ 503,289, respectively. At June 30, 2021 and December 31, 2020, the weighted average interest rate after considering the impact of interest rate swaps was 1.54% and 2.49%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	June 30, 2021	December 31, 2020
Less than one year	166,187	166,519
Between one and two years	396,600	369,480
Between two and three years	193,982	156,064
Between three and four years	223,131	202,466
Between four and five years	170,130	156,067
Over five years	548,951	553,479

	1,698,981	1,604,075

Some borrowing from other financial institutions agreements contains covenants requiring the use of the proceeds for specific purposes or projects.

At June 30, 2021 and December 31, 2020, there were unused term credit facilities amounting to US$ 2,036,983 and US$ 2,279,096, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

9.	BONDS

An analysis of outstanding bonds follows:

	June 30, 2021			December 31, 2020
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (period end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)
U.S. dollars	8,811,545	8,811,545	1.41	8,281,073	8,281,073	2.02
Euro	8,635,426	8,665,283	1.26	8,143,452	8,370,175	1.70
Swiss francs	2,203,144	2,269,534	1.42	2,582,176	2,777,778	2.29
Japanese yen	1,404,818	1,344,076	1.30	727,654	740,777	1.95
Australian dollars	979,298	928,610	1.61	1,070,538	1,042,275	1.76
Hong Kong dollars	757,317	756,926	1.58	757,314	758,107	1.87
Norwegian kroner	694,695	557,459	1.24	622,501	491,492	2.23
Mexican pesos	672,607	651,166	1.57	426,031	402,436	1.89
Colombian pesos	334,468	268,623	1.51	334,472	294,215	1.53
Uruguayan pesos	274,886	250,311	1.24	268,556	251,676	1.34
Brazilian Real	112,962	121,287	0.77	—	—	—
Indonesian Rupee	75,000	71,317	0.46	75,000	73,601	0.54
Peruvian nuevos soles	53,378	45,785	0.63	53,378	48,892	0.77
Indian Rupee	31,891	28,764	2.71	31,891	29,167	2.71
Canadian dollars	30,395	32,268	2.50	30,395	31,341	2.50
Kazakhstan Tenge	15,082	14,549	1.21	15,082	14,742	1.31
New Zealand Dollar	13,651	14,886	1.66	13,651	15,335	1.76

	25,100,563	24,832,389		23,433,164	23,623,082

Fair value adjustments		748,613			1,269,492
Less debt issuance costs		7,835			10,155

Carrying value of bonds		25,573,167			24,882,419

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	June 30, 2021	December 31, 2020
Remaining maturities:
Less than one year	5,559,569	3,215,774
Between one and two years	2,647,670	3,946,477
Between two and three years	4,020,537	4,562,569
Between three and four years	2,932,822	1,591,088
Between four and five years	4,166,757	4,261,471
Over five years	5,773,208	5,855,785

	25,100,563	23,433,164

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

At June 30, 2021 and December 31, 2020, fixed interest rate bonds amounted to US$ 24,620,156 and US$ 23,350,889, respectively, of which US$ 16,304,786 and US$ 15,165,519, respectively, are denominated in currencies other than U.S. dollar.

At June 30, 2021 and December 31, 2020, there were no bonds repurchased.

10.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	June 30, 2021	December 31, 2020
Derivative-related collateral	625,717	1,443,467
Payable for investment securities purchased	133,782	14,960
Employees’ severance benefits and savings plan	112,383	107,250
Provision for contingencies	15,193	14,833
Contributions to Stockholders´ Special Funds	—	55,090
Other	5,450	10,584

	892,525	1,646,184

11.	CONTRIBUTIONS TO STOCKHOLDERS’ SPECIAL FUNDS

In March 2021, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 30,000 to Technical Cooperation Fund (FCT) for 2021. Subsequently, during the six-month period ended June 30, 2021, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, CAF recognized US$ 10,404 as an expense and, at June 30, 2021 there was not obligation (accounts payable) pending for paid.

In March 2020, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of

US$ 135,000 to some stockholders’ special funds for 2020. Subsequently, during the year ended December 31, 2020, the Executive President directly or by delegation, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, authorized the contributions of US$ 100,000 and US$ 35,000 to Compensatory Financial Found (FFC) and Technical Cooperation Fund (FCT), respectively. For the six-month period ended June 30, 2020, CAF recognized US$ 13,251 as an expense and, at June 30, 2020 recognized an unconditional obligation (accounts payable) for US$ 2,521 which was paid in July 2020.

12.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries. Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

13.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities — trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities — trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes futures derivatives instruments to reduce exposure to price risk. These are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the future contracts. Additionally, CAF utilizes forward contracts to reduce exposure to foreign currency risk.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets		Derivative liabilities
	June 30, 2021	December 31, 2020	June 30, 2021	December 31, 2020
Cross-currency swap	750,154	1,483,935	429,812	251,676
Interest rate swap	225,961	282,821	51,257	151,507
U.S Treasury futures	2,645	134	1,089	1,364
Cross-currency forward contracts	773	42	1,761	295

	979,533	1,766,932	483,919	404,842

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative liabilities
At June 30, 2021:
Loans	1,834,094	—	29,490	33,474
Loans	—	62,215	—	6,386
Deposits	—	60,000	—	3,563
Borrowings from other financial institute	—	597,082	9,770	4,327
Borrowings from other financial institute	209,046	—	9,556	—
Bonds	—	16,279,893	740,384	415,536
Bonds	8,630,370	—	186,915	17,783

	10,673,510	16,999,190	976,115	481,069

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative liabilities
At December 31, 2020:
Loans	1,875,442	—	—	150,365
Loans	—	(54,327)	1,447	574
Deposits	—	24,758	—	702
Borrowings from other financial institute	—	482,794	28,036	—
Borrowings from other financial institute	240,544	—	14,659	—
Bonds	—	15,146,956	1,454,452	250,400
Bonds	8,100,370	—	268,162	1,142

	10,216,356	15,600,181	1,766,756	403,183

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

The following table presents the notional amount and fair values of U.S. treasury futures and cross-currency forward contracts:

At June 30, 2021
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until September 2021	Various	28,180	773

Futures short	Various	Until September 2021	Various	1,294,497	2,645

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until September 2021	Various	140,700	758

Futures short	Various	Until September 2021	Various	188,900	331

Forward contracts	Various	Various	Various	262,282	1,761

At December 31, 2020

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until January 2021	Various	12,408	42

Futures long	Various	Until March 2021	USD	148,600	133

Futures short	2/12/2020	Until March 2021	EUR	1,967	1

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Forward contracts	Various	Various	Various	31,940	(295)

Futures long	23/11/2020	Until March 2021	USD	800	(1)

Futures short	Various	Until March 2021	Various	1,372,396	(1,363)

The amounts of collateral posted related to futures at June 30, 2021 and December 31, 2020, was US$ 2,904 and US$ 5,947, respectively. At June 30, 2021 and December 31, 2020, the amount of collateral received related to futures was US$ 67 and US$ 0, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with substantially all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheet:

At June 30, 2021
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	976,115	(370,065)	(625,650)	(19,600)

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(481,069)	370,065	720,665	609,661

At December 31, 2020
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	1,766,756	(331,499)	(1,443,467)	(8,210)

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(403,183)	331,499	1,489,086	1,417,402

14.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

•	Marketable securities: CAF uses quoted prices in active markets to determine the fair value of trading securities. These securities are classified in Level 1 of the fair value hierarchy.

•

Loans: The fair value of fixed rate loans, is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

•

Derivative assets and liabilities: Derivative financial instruments transactions contracted and designated by CAF as hedges of risks related to interest rates, currency rates or both, for transactions recorded as financial assets or liabilities are also presented at fair value. In those cases the fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

•

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow technique.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

At June 30, 2021	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,201,035	—	—	2,201,035

Non-U.S. governments and government entities bonds	218,919	497,932	—	716,851

Financial institutions and corporate securities:
Commercial paper	—	4,559,400	—	4,559,400
Certificate of deposits	4,171,454	—	—	4,171,454
Bonds	1,958,021	—	—	1,958,021
Collateralized mortgage obligation	265,451	1,000	—	266,451
Liquidity funds	391,044	—	—	391,044

	6,785,970	4,560,400	—	11,346,370

Sub-total financial assets at fair value	9,205,924	5,058,332	—	14,264,256

Loans	—	1,906,880	—	1,906,880

Derivative instruments:
Cross-currency swap	—	750,154	—	750,154
Interest rate swap	—	225,961	—	225,961
U.S Treasury futures	—	2,645	—	2,645
Cross-currency forward contracts	—	773	—	773

	—	979,533	—	979,533

Total financial assets at fair value	9,205,924	7,944,745	—	17,150,669

Liabilities:
Deposits	—	56,413	—	56,413

Borrowings from other financial institutions	—	833,415	—	833,415

Bonds	—	25,392,509	—	25,392,509

Derivative instruments:
Cross-currency swap	—	429,812	—	429,812
Interest rate swap	—	51,257	—	51,257
U.S Treasury futures	—	1,089	—	1,089
Cross-currency forward contracts	—	1,761	—	1,761

	—	483,919	—	483,919

Total financial liabilities at fair value	—	26,766,256	—	26,766,256

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

At December 31, 2020	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,038,158	110	—	2,038,268

Non-U.S. governments and government entities bonds	152,550	34,896	—	187,446

Financial institutions and corporate securities:
Commercial paper	—	2,895,110	—	2,895,110
Certificate of deposits	2,912,973	—	—	2,912,973
Bonds	2,242,321	—	—	2,242,321
Collateralized mortgage obligation	272,028	14,926	—	286,954
Liquidity funds	398,775	—	—	398,775

	5,826,097	2,910,036	—	8,736,133

Sub-total financial assets at fair value	8,016,805	2,945,042	—	10,961,847

Loans	—	2,088,750	—	2,088,750

Derivative instruments:
Cross-currency swap	—	1,483,935	—	1,483,935
Interest rate swap	—	282,821	—	282,821
U.S Treasury futures	—	134	—	134
Cross-currency forward contracts	—	42	—	42

	—	1,766,932	—	1,766,932

Total financial assets at fair value	8,016,805	6,800,724	—	14,817,529

Liabilities:
Deposits	—	24,101	—	24,101

Borrowings from other financial institutions	—	792,217	—	792,217

Bonds	—	24,706,736	—	24,706,736

Derivative instruments:
Cross-currency swap	—	251,676	—	251,676
Interest rate swap	—	151,507	—	151,507
U.S Treasury futures	—	1,364	—	1,364
Cross-currency forward contracts	—	295	—	295

	—	404,842	—	404,842

Total financial liabilities at fair value	—	25,927,896	—	25,927,896

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

	Hierarchy Levels	June 30, 2021		December 31, 2020
		Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	116,983	116,983	123,204	123,204
Deposits with banks	1	2,581,472	2,581,472	2,825,086	2,825,086
Other investments	1	1,225,449	1,225,449	811,205	811,205
Loans, net	2	24,527,057	24,499,033	25,800,091	25,770,013
Accrued interest and commissions receivable	2	311,425	311,425	386,625	386,625
Derivate related collateral	1	723,569	723,569	1,495,033	1,495,033
Receivable from investment securities sold	1	—	—	6,025	6,025

Financial liabilities:
Deposits	2	3,298,255	3,298,255	3,313,473	3,313,473
Commercial paper	2	1,971,919	1,971,919	1,598,696	1,598,696
Borrowings from other financial institutions, net	2	892,295	873,515	880,084	861,770
Bonds, net	2	180,658	171,875	175,683	168,566
Accrued interest payable	2	247,316	247,316	308,986	308,986
Derivate related collateral	1	625,717	625,717	1,443,467	1,443,467
Payable for investment securities purchased	1	133,782	133,782	14,960	14,960

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value:

•

Cash and due from banks, deposits with banks, other investments, accrued interest and commissions receivable, deposits, commercial paper, accrued interest payable, derivate-related collateral, receivable from investment securities sold and payable for investment securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

•

Loans: CAF is one of the few institutions that grant loans for development projects in the stockholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

•

Equity investments: The direct investments in equity securities of companies without a readily determinable fair value are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. At June 30, 2021 and December 31, 2020, the

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

carrying amount of those investments amounted to US$ 113,325 and US$ 114,152. In addition, at June 30, 2021 and December 31, 2020, investments in funds without a readily determinable fair value, with carrying amount of US$ 276,401 and US$ 264,731, respectively, and the effects of impairment and the for six-month period ended at June 30, 2021 and 2020 amounted to US$ 16,933 and US$ (21,195) respectively are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

•

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

15.	NET GAIN ON CHANGES IN FAIR VALUE RELATED TO FINANCIAL INSTRUMENTS

The gain and losses on changes in fair value of marketable securities — trading, cross-currency swaps and financial liabilities carried at fair value under the fair value option are as follows:

	For the six-month period ended June 30, 2021
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	(2,861)	2,930	69
Bonds	(879,204)	879,275	71
Loans	(7,258)	(2,029)	(9,287)
Borrowings from other financial institutions	(22,593)	36,487	13,894

	(911,916)	916,663	4,747

	For the six-month period ended June 30, 2020
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	(2,346)	4,480	2,134
Bonds	180,915	(176,412)	4,503
Loans	(94)	11	(83)
Borrowings from other financial institutions	3,007	(7,663)	(4,656)

	181,482	(179,584)	1,898

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

In addition, during the six-month period ended June 30, 2021 and 2020, CAF recorded net gains and net losses of US$ 917 of US$ 1,342, respectively, related to changes in fair value of futures and forwards and changes in fair value of the U.S. Treasury Notes.

16.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	June 30, 2021	December 31, 2020
Loan commitments subscribed — eligible	6,093,839	6,324,230
Lines of credit	4,360,755	3,253,540
Loan commitments subscribed — non eligible	2,480,901	1,656,000
Guarantees	129,854	130,556
Equity investments agreements subscribed	81,235	85,399

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

Guarantees mature as follows:

	June 30, 2021	December 31, 2020
Less than one year	6,384	6,336
Between one and five years	62,649	62,649
Over five years	60,821	61,571

	129,854	130,556

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition, or results of operations.

17.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating resources based on a determination of the contributions to net income of

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2021 and December 31, 2020

and for the six-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars)

individual operations. CAF does not differentiate on the basis of the nature of the products or services provided the preparation process, or the method for providing services among individual countries.

For the six-month period ended June 30, 2021 and 2020, loans made to or guaranteed by five countries individually generated in excess, of 10% of interest income on loans, as follows:

	2021	2020
Ecuador	44,145	70,541
Argentina	43,284	72,057
Colombia	36,428	56,500
Venezuela	35,471	69,003
Bolivia	32,582	53,532

	191,910	321,633

18.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 30, 2021, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

•	On July 13, 2021, CAF issued bonds for UYU 6.44 million, equivalent to US$ 0.1 million, 3.61% due 2039, under its Uruguay Local Debt Programme.

•	On July 20, 2021, CAF issued bonds for UYU 28.8 million, equivalent to US$ 0.7 million, 4.26% due 2039, under its Uruguay Local Debt Programme.

•	On July 28, 2021, CAF issued bonds for UYU 60.5 million, equivalent to US$ 1.4 million, 3.78% due 2038, under its Uruguay Local Debt Programme.

•	On July 29, 2021, CAF issued index linked bonds for BRL 260.8 million, equivalent to US$ 50 million, due 2026, under its Medium Term Notes Programme.

•	During July and August 2021, CAF repurchased a total of 3,849 shares from Venezuela, totaling US$ 54.7 million.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

SUPPLEMENTARY INFORMATION (UNAUDITED)

As of June 30, 2021

BONDS

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at June 30, 2021 (in millions)
7.875% Yankee Bonds	Fixed	7.875%	2002	2022	USD		85
3.95% Mexican Pesos Bonds	Fixed	3.95%	2011	2021	MXN	(1)	1,317
4.375% Yankee Bonds	Fixed	4.375%	2012	2022	USD		1,500
4.03% Euro Hong Kong Dollar Bonds	Fixed	4.03%	2012	2022	HKD	(2)	400
1.85% Euro Yen Bonds	Fixed	1.85%	2012	2023	JPY	(3)	6,000
4.0% Euro Hong Kong Dollar Bonds	Fixed	4.00%	2012	2024	HKD		398
4.25% Euro Bond (Schuldschein)	Fixed	4.25%	2012	2027	EUR	(4)	82
4.375% Euro Bond (Schuldschein)	Fixed	4.375%	2012	2032	EUR		60
5.0% Euro Dollar Bond	Fixed	5.00%	2012	2042	USD		50
1.375% Swiss Franc Bonds	Fixed	1.375%	2013	2021	CHF	(5)	250
1.375% Swiss Franc Bonds	Fixed	1.375%	2013	2021	CHF		100
Euro Dollar Bonds	Floating	US LIBOR 3M + 0.97%	2013	2023	USD		100
1.85% Euro Yen Bonds	Fixed	1.85%	2013	2023	JPY		4,600
6.25% Kangaroo Bonds	Fixed	6.25%	2013	2023	AUD	(6)	225
4.27% Euro Hong Kong Dollar Bonds	Fixed	4.27%	2013	2028	HKD		940
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR		250.7
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR		100
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR		100
3.66% Euro Bond	Fixed	3.66%	2013	2033	EUR		51
3.625% Euro Bond (Schuldschein)	Fixed	3.625%	2013	2033	EUR		200
2.0% Euro Bonds	Fixed	2.00%	2014	2024	CHF		300
4.07% Euro Bonds	Fixed	4.07%	2014	2024	NOK	(7)	900
4.29% Euro Bonds	Fixed	4.29%	2014	2026	NOK		1,500
1.50% Swiss Franc Bonds	Fixed	1.50%	2014	2028	CHF		225
3.925% Euro Bonds	Fixed	3.925%	2014	2029	HKD		1,257
3.05% Euro Bonds	Fixed	3.05%	2014	2030	EUR		50
3.51% Euro Bonds	Fixed	3.51%	2014	2034	EUR		65
3.50% Euro Bonds	Fixed	3.50%	2014	2039	EUR		200
0.46% Swiss Franc Bonds	Fixed	0.46%	2015	2023	CHF		200
0.68% Euro Yen Bonds	Fixed	0.68%	2015	2025	JPY		8,900
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD		325
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF		200
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF		150
3.05% Euro Bonds	Fixed	3.05%	2015	2030	NOK		800
3.05% Euro Bonds	Fixed	3.05%	2015	2035	NOK		1,000
1.810% Euro Bonds	Fixed	1.81%	2016	2021	HKD		712

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at June 30, 2021 (in millions)
1.810% Euro Bonds	Fixed	1.81%	2016	2021	HKD		230
1.810% Euro Bonds	Fixed	1.81%	2016	2021	USD		30
2.13% Yankee Bond	Fixed	2.125%	2016	2021	USD		1,000
0.15% Swiss Market Bond	Fixed	0.15%	2016	2022	CHF		150
0.304% Swiss Market Bond	Fixed	0.304%	2016	2024	CHF		125
0.45% Samurai Market	Fixed	0.45%	2016	2026	JPY		4,500
0.51% Swiss Market Bond	Fixed	0.51%	2016	2026	CHF		125
2.89% Euro Bonds	Fixed	2.89%	2016	2026	HKD		320
4.00% Kangaroo Market Bond	Fixed	4.00%	2016	2026	AUD		110
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD		80
1.70% Euro Bonds	Fixed	1.70%	2016	2031	EUR		70
1.803% Euro Bonds	Fixed	1.803%	2016	2031	EUR		100
1.796% Euro Bonds	Fixed	1.796%	2016	2031	EUR		50
0.50% Euro Bonds	Fixed	0.50%	2017	2022	EUR		800
3.50% Euro Bonds	Fixed	3.50%	2017	2037	CAD	(8)	40
5.88% Uridashi Bond	Fixed	5.88%	2017	2022	INR	(9)	2,138
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD		325
3.265% Euro Bonds	Fixed	3.265%	2017	2027	HKD		1,620
0.30% Swiss Market Bond	Fixed	0.30%	2017	2025	CHF		275
2.75% Yankee Bond	Fixed	2.75%	2017	2023	USD		1,000
1.125% Euro Bond	Fixed	1.125%	2018	2025	EUR		1,000
8.50% Mexican Pesos Bonds	Fixed	8.50%	2018	2028	MXN		3,000
6.50% Indonesian Rupiah Bond	Fixed	6.50%	2018	2023	IDR	(10)	1,034,100
6.77% Euro Bond	Fixed	6.77%	2018	2028	COP	(11)	510,000
6.75% Euro Bond	Fixed	6.75%	2018	2028	COP		150,000
0.75% Euro Bond	Fixed	0.75%	2018	2023	EUR		500
3.385% Euro Dollar Bond	Fixed	3.385%	2018	2023	USD		30
4.444% PEN Bond	Fixed	4.444%	2018	2021	PEN	(12)	177
3.4% Kangaroo Market Bond	Fixed	3.4%	2018	2023	AUD		100
3.345% Euro Dollar Bond	Fixed	3.345%	2018	2021	USD		400
3.73% Euro Dollar Bond	Fixed	3.73%	2018	2023	USD		50
3.75% Yankee Bond	Fixed	3.75%	2018	2023	USD		750
0.63% Euro Bond	Fixed	0.63%	2019	2024	EUR		750
3.25% Yankee Bond	Fixed	3.25%	2019	2022	USD		1,250
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU	(13)	38,7
6.77% Colombian Pesos Bond	Fixed	6.77%	2019	2028	COP		99,500
1.68% Kangaroo Bond	Fixed	1.68%	2019	2023	AUD		11.7
9.60% Mexican Pesos	Fixed	9.60%	2019	2039	MXN		965.0
0.17% Euro Bond	Fixed	0.17%	2019	2023	EUR		40.0
2.97% Dollar Bond	Fixed	2.97%	2019	2029	USD		140.0
0.18% Euro Bond	Fixed	0.18%	2019	2027	EUR		49.6
10.4% Uruguayan Peso Bond	Fixed	10.4%	2019	2024	UYU	(14)	1,752.
10.4% Uruguayan Peso Bond	Fixed	10.4%	2019	2024	UYU		1,813.5
0.625% Euro Bond	Fixed	0.625%	2019	2026	EUR		750
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU		7.1
3.76% Uruguayan bond	Fixed	3.76%	2019	2039	UIU		2.5
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU		8.2
2.0% Dollar Bond	Fixed	2.00%	2020	2023	USD		120
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU		4.8

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at June 30, 2021 (in millions)
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU		1.5
3.20% Uruguayan bond	Fixed	3.20%	2020	2037	UIU		7.2
4.2581% Uruguayan bond	Fixed	4.2581%	2020	2039	UIU		1.3
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU		6.2
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU		6.3
2.375% Dollar Bond	Fixed	2.3750%	2020	2023	USD		800
1.025% Japanese Bond	Fixed	1.025%	2020	2040	JPY		3,000.0
6.78% Mexican Bond	Fixed	6.78%	2020	2027	MXN		1,200.0
3.2% Uruguayan bond	Fixed	3.20%	2020	2037	UIU		15.4
1.625% Euro Bond	Fixed	1.625%	2020	2025	EUR		700
10.4% Kazakhstan Bond	Fixed	10.4%	2020	2023	KZT	(15)	6,210.0
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU		8.7
7.5% Mexican Bond	Fixed	7.5%	2020	2030	MXN		1,525.3
1.80% New Zealand Bond	Fixed	1.80%	2020	2025	NZD	(16)	21.3
1.83% Australian Bond	Fixed	1.83%	2020	2025	AUD		30.9
0.70% Japanese Bond	Fixed	0.70%	2020	2023	JPY		3,800
0.65% Japanese Bond	Fixed	0.65%	2020	2025	JPY		3,500
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU		7.4
3.45% Uruguayan Peso Bond	Fixed	3.76%	2020	2023	UYU		6,335.1
0.77% Japanese Bond	Fixed	0.77%	2020	2025	JPY		17,200
0.70% Swiss Market Bond	Fixed	0.70%	2020	2025	CHF		350
0.50% Japanese Bond	Fixed	0.50%	2020	2023	JPY		5,000
1.60% Euro Bond	Fixed	1.60%	2020	2025	USD		40.0
0.727% Japanese Bond	Fixed	0.727%	2020	2025	JPY		20,000.0
6.75% Colombian Bond	Fixed	6.75%	2020	2028	COP		104,200.0
3.20% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU		11.5
4.258% Uruguayan Bond	Fixed	4.258%	2020	2029	UIU		4.7
1.625% Yankee Bond	Fixed	1.625%	2020	2025	USD		750.0
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU		9.1
0.098% Euro Bond	Fixed	0.098%	2020	2023	EUR		90.0
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU		11.0
6.77% Colombian Bond	Fixed	6.77%	2020	2028	COP		145,000.0
3.78% Uruguayan Bond	Fixed	3.78%	2020	2037	UIU		5.4
1.332% Euro Bond	Fixed	1.332%	2020	2025	USD		30.0
4.258% Uruguayan Bond	Fixed	4.258%	2020	2039	UIU		6.2
0.84% Euro Bond	Fixed	0.84%	2020	2023	USD		30.0
1.327% Euro Bond	Fixed	1.327%	2020	2025	USD		30.0
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU		6.1
0.8% Euro Bond	Fixed	0.8%	2021	2024	USD		30.0
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU		11.6
0.25% Euro Bond	Fixed	0.25%	2021	2026	EUR		1,250.0
0.85% Euro Bond	Fixed	0.85%	2021	2024	USD		100.0
0.85% Euro Bond	Fixed	0.85%	2021	2024	USD		50.0
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY		13,300.0
0.45% Samurai Bond	Fixed	0.45%	2021	2028	JPY		1,400.0
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY		16,600
6.82% Mexican Bond	Fixed	6.82%	2021	2026	MXN		3,535
1.58% Euro Bond	Fixed	1.58%	2021	2026	USD		50.0
0.25% Samurai Bond	Fixed	0.25%	2021	2024	JPY		5,000,0

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at June 30, 2021 (in millions)
3.78% Uruguayan Bond	Fixed	0.25%	2021	2037	UIU		9.1
4.25% Uruguayan Bond	Fixed	4.25%	2021	2039	UIU		9.0
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU		4.9
1.00% Australian Bond	Fixed	1.00%	2021	2026	AUD		30.5
2.504% Euro Bond	Fixed	2.504%	2021	2031	NOK		600.0
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU		9.3
0.0% Index linked Bond	Fixed	0.0%	2021	2033	BRL		214.6
0.0% Index linked Bond	Fixed	0.0%	2021	2026	BRL		69.70
0.30% Uridashi Bond	Fixed	0.30%	2021	2031	JPY		3,000.0
0.0% Index linked Bond	Fixed	0.0%	2021	2033	BRL		239.0
0.0% Index linked Bond	Fixed	0.0%	2021	2026	BRL		80.0
3.54% Mexican Bond	Fixed	3.54%	2021	2031	UDI	(17)	211.4
USD SOFR Bond	Floating	SOFR+0.62%	2021	2024	USD		400.0
0.445% Japanese Bond	Fixed	0.445%	2021	2028	JPY		20,000.0
0.315% Japanese Bond	Fixed	0.315%	2021	2027	JPY		5,500.0
0.09% Japanese Bond	Fixed	0.09%	2021	2024	JPY		3,000,0
0.22% Japanese Bond	Fixed	0.22%	2021	2026	JPY		5,000.0
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU		6.7

(1)	Mexican Pesos
(2)	Hong Kong Dollars
(3)	Japanese Yen
(4)	Euros
(5)	Swiss Francs
(6)	Australian Dollars
(7)	Norwegian Kroner
(8)	Canadian Dollars
(9)	Indian Rupee
(10)	Indonesian Rupiah
(11)	Colombian Pesos
(12)	Peruvian Soles
(13)	Uruguayan Indexed Units
(14)	Uruguayan Pesos
(15)	Kazakhstani Tenge
(16)	New Zealand Dollars
(17)	Unidad de Inversión of México

Subsequent Events related to supplementary information:

•	On July 13, 2021, CAF issued bonds for UIU 1.3 million, 3.61% due 2039, under its local debt program in Uruguay.

•	On July 20, 2021, CAF issued bonds for UIU 5.8 million, 4.258% due 2039, under its local debt program in Uruguay.

•	On July 28, 2021, CAF issued bonds for UIU 12.1 million, 3.78% due 2038, under its local debt program in Uruguay.

•	On July 29, 2021, CAF issued index linked bonds for BRL 260.8 million, due 2026, under its Medium-Term Note Program.

•	On September 10, 2021, CAF issued index linked bonds for BRL 40.4 million, due 2026, under its Medium-Term Note Program.

•	On September 10, 2021, CAF issued index linked bonds for BRL 162.7 million, due 2033, under its Medium-Term Note Program.

•	On September 16, 2021, CAF issued bonds for AUD 65.0 million, 2.16% due 2031, under its Medium-Term Note Program.

•	On September 16, 2021, CAF issued bonds for USD 50.0 million, 1.92% due 2031, under its Medium-Term Note Program.

•

Since June 30, 2021 and as of the date this supplement, 4,627 shares of Venezuela have been repurchased totaling USD 65.7 million and applying that amount to repay due and overdue amounts of principal and interest deducting the amount of paid-in capital and additional paid-in capital for USD 23.1 million and USD 42.6 million, respectively.

LOANS FROM COMMERCIAL BANKS, ADVANCES, DEPOSITS,

COMMERCIAL PAPER AND REPURCHASE AGREEMENTS

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding at June 30, 2021
					(in USD millions)
Borrowings from other financial institutions	Various	Various	Various	Various	1,725.7
Deposits	Floating	Various	Various	Various	3,354.7
Commercial Paper	Floating	Various	Various	USD	1,971.9

LOANS FROM MULTILATERALS AND BILATERALS, EXIMS AND EXPORT CREDIT

AGENCIES

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding at June 30, 2021 (in USD millions)
Agence Française de Développement — AfD	Floating	Various	Various	Various	440.5
Instituto de Crédito Oficial — ICO	Floating	Various	Various	USD	180.9
JBIC, Japan	Floating	Various	Various	USD	143.7
KfW (Germany)	Various	Various	Various	USD	461.0
Nordic Investment Bank	Floating	Various	Various	USD	20.5
Cassa Depositi e Prestiti S.P.P.A	Floating	Various	Various	EUR	237.1

GUARANTEED DEBT

Borrower	Date of Issue	Year of Final Maturity	Principal Amount Outstanding at June 30, 2021
			(in USD millions)
Republic of Peru	02/13/2006	02/13/2025	28.0
Promotora de Infraestructura Registral	08/23/2010	08/23/2030	12.9
Isolux Corsan Argentina S.A.	09/15/2011	09/15/2023	34.6
H2Olmos S.A.	10/24/2012	10/25/2032	25.6
Planta de Reserva Fría de Generación de Eten S.A	12/05/2013	12/05/2033	22.3
ATN 3 S.A.	06/21/2013	06/21/2022	5.0

DESCRIPTION OF THE NOTES

This prospectus supplement describes the terms of the notes in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

General

We describe the price, interest and payment terms of the notes on the cover and in the summary of this prospectus supplement.

We will issue the notes under a fiscal agency agreement, dated as of March 17, 1998, between us and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), as fiscal agent.

This description of the notes includes summaries of our understanding of certain customary rules and operating procedures of The Depository Trust Company, or “DTC,” that affect transfers of interests in the global note. DTC may amend its customary rules and operating procedures after the date of this prospectus supplement.

The notes are not secured by any of our property or assets. Accordingly, your ownership of notes means you are one of our unsecured creditors. The notes are not subordinated in right of payment to any of our other unsecured debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. “Indebtedness” means all indebtedness of CAF in respect of monies borrowed by us and guarantees given by us for monies borrowed by others.

The notes will not be entitled to the benefit of any sinking fund.

Interest on any note will be paid to the person in whose name such note was registered at the close of business on the preceding April 11 and October 11 , whether or not a business day (as defined below). For purposes of this prospectus supplement, “business day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

If an interest payment date (other than the interest payment date that is also the date of maturity) would fall on a day that is not a business day, the payment of interest in respect of that interest payment date will be postponed to the following day that is a business day, except that if such next business day is in a different month, then the payment of interest in respect of that interest payment date will be on the day immediately preceding that interest payment date that is a business day. The amount of interest payable in respect of an interest payment date will remain the same notwithstanding that the actual day of payment thereof is changed in accordance with the preceding sentence. If the date of maturity is not a business day, the payment of principal of and interest on the notes will be made on the following day that is a business day, and no interest will accrue for the period from and after such date of maturity.

The issuance by CAF from time to time of its debt securities has been authorized by the resolutions of the Executive President of CAF dated July 7, 2021, and a further resolution dated October 19, 2021, pursuant to powers delegated to the Executive President by Resolution No. 2356/2020 of the Board of Directors of CAF dated December 1, 2020.

Form and Denominations

The Global Note

We will issue the notes in the form of one or more global debt securities (which we refer to collectively as the “global note”) registered in the name of Cede & Co., as nominee of DTC. The global note will be issued:

•	only in fully registered form, and

•	without interest coupons.

You may hold beneficial interests in the global note directly through DTC if you have an account at DTC, or indirectly through organizations that clear through or maintain a custodial relationship with a DTC account holder, either directly or indirectly. Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream, Luxembourg”), are indirect participants in DTC, and therefore participants in Euroclear and Clearstream, Luxembourg will hold beneficial interests in the global notes indirectly at DTC.

What is a Global Security? A global security (such as the global note) is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary. In the case of the notes, DTC will act as depositary and Cede & Co. will act as DTC’s nominee.

Special Investor Considerations for Global Securities. Because you, as an investor, will not be a registered legal holder of the global note, your rights relating to the global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. While the notes are held as global notes, we will not recognize a typical investor as a legal owner of the notes and instead will deal only with the fiscal agent and DTC or its nominee, the registered legal holder of the global note.

You should be aware that as long as the notes are issued only in the form of a global security:

•	You cannot get the notes registered in your own name.

•	You cannot receive physical certificates for your interests in the notes.

•	You will not be a registered legal holder of the notes and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes.

•	You may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

As an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot get physical certificates representing those interests.

•

DTC’s policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in the global note. We and the fiscal agent have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global note. Also, we and the fiscal agent do not supervise DTC in any way.

•	DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

Description of DTC. We understand that:

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC account holder, either directly or indirectly.

DTC’s rules are on file with the Securities and Exchange Commission.

DTC’s records reflect only the identity of the account holders to whose accounts beneficial interests in the global note are credited. These account holders may or may not be the owners of the beneficial interests so recorded. The account holders will be responsible for keeping account of their holdings on behalf of the beneficial owners.

Definitive Notes

In a few special situations described in the next paragraph, the global note will terminate and your interests in it will be exchanged for physical certificates representing the notes, which we refer to as “definitive notes.” After that exchange, the choice of whether to hold the definitive notes directly or in “street name” (in computerized book-entry form) will be up to you. You must consult your own bank or broker to find out how to have your interests in the definitive notes transferred to your own name, if you wish to be a direct legal holder of the definitive notes.

We will cause definitive notes to be issued in exchange for the global note if we decide in our sole discretion not to have any of the notes represented by the global note or if DTC or its nominee notifies us that:

•	it is unwilling, unable or no longer qualified to continue acting as the depositary for the global note and we do not appoint a successor depositary within 90 days;

•	it has ceased to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered and we do not appoint a successor depositary within 90 days; or

•

an event of default with respect to the notes represented by the global note has occurred and is continuing as described under “Description of the Debt Securities — Default; Acceleration of Maturity” in the accompanying prospectus.

We would issue definitive notes:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of multiples of USD 1,000.

Any definitive notes issued in this way would be registered in the names and denominations requested by DTC.

Payments on the Notes

The Global Notes. The fiscal agent will make payments of principal of, and interest on, the global notes to Cede & Co., the nominee for DTC, as the registered owner. The principal of, and interest on, the notes will be payable in immediately available funds in U.S. dollars.

We understand that it is DTC’s current practice, upon DTC’s receipt of any payment of principal of, or interest on, global securities such as the global note, to credit the accounts of DTC account holders with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC. Payments by DTC account holders to owners of beneficial interests in the global note held through these account holders will be the responsibility of the account holders, as is now the case with securities held for the accounts of customers registered in “street name.”

Neither we nor the fiscal agent will have any responsibility or liability for any aspect of DTC’s or its account holders’ records relating to, or payments made on account of, beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

“Street name” and other owners of beneficial interests in the global note should consult their banks or brokers for information on how they will receive payments.

Definitive Notes. Payment of the principal of definitive notes, if any exist, may be made at the office of the fiscal agent. Payment of the interest on definitive notes will be paid by check mailed to you if you are a registered holder of definitive notes. At the request of a registered holder of more than USD 1,000,000 principal amount of definitive notes, payments of principal or interest may be made to that holder by wire transfer.

Unclaimed Payments on the Notes. Any monies we pay to our fiscal agent or any paying agent for the payment of the principal of or interest on any notes that remain unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to us by such agent. Upon such repayment, all liability of our fiscal agent or any paying agent with respect to such monies shall thereupon cease, without, however, limiting in any way our unconditional obligation to pay principal of or any interest on the notes when due.

Transfer and Exchange of the Notes

The Global Note. Except as described below, the global note may be transferred, in whole and not in part, only to DTC, to one or more nominees of DTC or to a successor of DTC or its nominee.

Beneficial Interests in the Global Note. Beneficial interests in the global note will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC. Beneficial interests will be in multiples of USD 1,000.

Definitive Notes. You may present definitive notes, if any exist, for registration of transfer or exchange at the corporate trust office of the fiscal agent in The City of New York, which we have appointed as the security registrar and transfer agent for the notes.

Exercise of Legal Rights Under the Notes

DTC may grant proxies or otherwise authorize DTC account holders (or persons holding beneficial interests in the notes through DTC account holders) to exercise any rights of a legal holder of the global note or take any other actions that a holder is entitled to take under the fiscal agency agreement or the notes. Under its usual procedures, as soon as possible after a record date, DTC would mail an omnibus proxy to us assigning Cede &

Co.’s consenting or voting rights to those DTC account holders to whose accounts the notes are credited on such record date. Accordingly, in order to exercise any rights of a holder of notes, as an owner of a beneficial interest in the global note you must rely on the procedures of DTC and, if you are not an account holder, on the procedures of the account holder through which you own your interest.

We understand that, under existing industry practice, in the event that you, as an owner of a beneficial interest in the global note, desire to take any action that Cede & Co., as the holder of the global note, is entitled to take, Cede & Co. would authorize the relevant DTC account holder to take the action, and the account holder would authorize you, as an owner of a beneficial interest in the global note, through its accounts, to take the action or would otherwise act upon the instructions of beneficial owners owning through it.

Although DTC has agreed to the procedures described above in order to facilitate transfers of notes among DTC account holders, DTC is under no obligation to perform or continue to perform such procedures, and these procedures may be modified or discontinued at any time.

“Street name” and other owners of beneficial interests in the global note should consult their banks or brokers for information on how to exercise and protect their rights in the notes represented by the global note.

Notices

Notices will be sent by mail to the registered holders of the notes. If the notes are represented by a global note, any such notices will be delivered to DTC.

Certain Other Provisions

You should refer to the accompanying prospectus under the heading “Description of the Debt Securities” for a description of certain other provisions of the notes and the fiscal agency agreement.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Initial settlement for interests in the notes will be made in same-day U.S. dollar funds.

With regard to secondary market trading of interests in the notes, we understand the following:

Secondary market sales of interests in the notes between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market sales of interests in the notes held through Euroclear or Clearstream, Luxembourg to purchasers of interests in the notes through Euroclear or Clearstream, Luxembourg will be conducted in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding interests in the notes directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of interests in the notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such interests in the notes settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the notes by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

Although we expect that DTC, Euroclear and Clearstream, Luxembourg will follow the foregoing procedures in order to facilitate transfers of interests in notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be changed or discontinued at any time. None of us, the fiscal agent or any other agent will have any responsibility for the performance by any clearing system, or their respective direct or indirect participants or accountholders, of their respective obligations under the rules and procedures governing their operations.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated August 9, 2019 and a related pricing agreement dated October 19, 2021, we have agreed to sell to the underwriters named below and, subject to certain conditions, each underwriter has severally agreed to purchase the following respective principal amounts of notes:

Underwriter	Principal Amount
Barclays Bank PLC	USD	250,000,000
BNP Paribas	USD	250,000,000
Daiwa Capital Markets Europe Limited	USD	250,000,000
J.P. Morgan Securities plc	USD	250,000,000

Total	USD	1,000,000,000

The underwriting agreement and related pricing agreement provide that the underwriters are obligated to purchase all of the notes if any are purchased.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to certain conditions contained in the underwriting agreement and the related pricing agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We estimate that our out-of-pocket expenses for this offering will be approximately USD 325,000.

Commissions and Discounts

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement. After the initial public offering the underwriters may change the public offering price and may allow concessions and discounts to broker/dealers.

Trading of the Notes

One or more of the underwriters intends to make a secondary market for the notes. However, the underwriters are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. These transactions may be effected on the London Stock Exchange, in the over-the-counter market or otherwise. No assurance can be given as to how liquid the trading market for the notes will be.

Price Stabilization and Short Positions

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate-covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

In connection with the issue of the notes, Barclays Bank PLC, as the Stabilizing Manager(s) (or persons acting on behalf of any Stabilizing Manager(s)) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilizing Manager(s) (or person(s) acting on behalf of any Stabilizing Manager(s)) in accordance with all applicable laws and rules.

Settlement and Sales of Notes

We expect the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities and Exchange Commission under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time for any such trade to prevent a failed settlement and should consult their own advisor.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and in a manner that will not impose any obligations on CAF except as set forth in the underwriting agreement and related pricing agreement.

Brazil. The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities Commission — and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. Documents relating to an offering of the notes, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

Canada. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes, the notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or the merits of the notes and any representation to the contrary is an offence.

The notes may not be offered, sold or distributed, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, except in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a) any offer, sale or distribution of the notes in Canada has and will be made only to purchasers in that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also a “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that is not a person created or used solely to purchase or hold the notes as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b) it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the notes, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c) it has not and will not distribute or deliver this prospectus supplement, or any other offering material in connection with any offering of the notes, in or to a resident of Canada other than in compliance with applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Joint Book-Running Managers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong. The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement does not constitute a “prospectus” (as defined in section 2(1) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”)), nor is it an advertisement, invitation or document containing an advertisement or invitation falling within the meaning of section 103 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”). The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to these notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder. This prospectus supplement is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in Hong Kong or used for any purpose in Hong Kong other than in connection with your consideration of the offer of the notes.

Indonesia. The notes under this prospectus supplement will be offered only to a strictly limited number of persons within the Republic of Indonesia so that such offering would not be considered to be a “public offering,” as defined in Article 1 section 15 of Law No. 8 of 1995 on Capital Markets, and no registration statement will need to be filed with the Financial Services Authority (Otoritas Jasa Keuangan).

You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. This prospectus supplement is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in the Republic of Indonesia or used for any purpose in the Republic of Indonesia other than in connection with your consideration of the offer of the notes.

Japan. The notes have not been and will not be registered under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) since the offering in Japan constitutes the private placement to qualified institutional investors under Article 2, Paragraph 3, Item 2-A of the FIEL. Any transfer of the notes is prohibited except where it is transferred to qualified institutional investors, as defined in Article 10 of the Ordinance of Cabinet Office Concerning Definitions Provided in Article 2 of the Financial Instruments and Exchange Law of Japan.

People’s Republic of China. The notes may not be offered or sold directly or indirectly in the People’s Republic of China (for the purpose of this prospectus supplement, not including the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, “PRC”) and neither this prospectus supplement, which has not been submitted to China Securities Regulatory Commission or any other governmental authorities in the PRC, nor any offering material or information contained herein relating to the notes, may be circulated or distributed in the PRC or used in connection with any offer for the subscription or sale of shares in the PRC, except to the extent consistent with applicable laws and regulations of the PRC.

Republic of Korea. The notes offered under this prospectus supplement may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. For a period of one year from the issue date of the notes, no holder of the notes who is in Korea or a resident of Korea may transfer the notes in Korea or to any resident of Korea unless such transfer involves all of the notes held by it. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be re-sold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Singapore. This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Taiwan. The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Kingdom. Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to CAF; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Underwriters and Affiliates

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading positions of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE NOTES

Arnold & Porter Kaye Scholer LLP will pass upon the validity of the notes on our behalf. Clifford Chance US LLP will pass upon the validity of the notes on behalf of the underwriters. Arnold & Porter Kaye Scholer LLP and Clifford Chance US LLP may rely as to certain matters on the opinion of Dr. Jorge Luis Silva Méndez, our General Counsel.

USD 3,500,000,000

CORPORACIÓN ANDINA DE FOMENTO

Debt Securities

Guarantees

We may from time to time offer up to USD 3,500,000,000 (or its equivalent in other currencies) aggregate principal amount of the securities described in this prospectus. The securities may be debentures, notes, guarantees or other unsecured evidences of indebtedness. In the case of debt securities sold at an original issue discount, we may issue a higher principal amount up to an initial public offering price of USD 3,500,000,000 (or its equivalent).

We may offer the securities from time to time as separate issues. In connection with any offering, we will provide a prospectus supplement describing the amounts, prices, maturities, rates and other terms of the securities we are offering in each issue.

We may sell the securities directly to or through underwriters, and may also sell securities directly to other purchasers or through agents.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 21, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which we refer to as the Securities Act, using a “shelf” registration process. Under the shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of USD 3,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with a general description of our business and of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement before purchasing our securities. If the information in any prospectus supplement differs from the information in this prospectus or in the registration statement, you should rely on the information in the prospectus supplement.

The registration statement, any post-effective amendment to the registration statement and their various exhibits contain additional information about Corporación Andina de Fomento (“CAF”), the securities we may issue and other matters. All of these documents may be inspected at the offices of the Securities and Exchange Commission.

You should rely only on the information in this prospectus or in other documents to which we have referred you in making your investment decision. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date specified on the cover of this document.

Except as otherwise specified, all amounts in this prospectus are expressed in United States Dollars (“dollars,” “$,” “U.S.$”, “USD”, “US Dollars” or “U.S. dollars”). All references to “we,” “us” and “our” refer to CAF.

Certain amounts that appear in this prospectus may not sum because of rounding adjustments.

FORWARD-LOOKING INFORMATION

This prospectus may contain forward-looking statements. Statements that are not historical facts are statements about our beliefs and expectations and may include forward-looking statements. These statements are identified by words such as “believe,” “expect,” “anticipate,” “should” and words of similar meaning. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual financial and other results may differ materially from the results discussed in the forward-looking statements. Therefore, you should not place undue reliance on them. Factors that might cause such a difference include, but are not limited to, those discussed in this prospectus, such as the effects of economic or political turmoil in one or more of our shareholder countries.

CORPORACIÓN ANDINA DE FOMENTO

CAF was established in 1968 pursuant to the Agreement establishing the Corporación Andina de Fomento (the “Constitutive Agreement”), an international treaty, and seeks to foster and promote economic development within Latin America and the Caribbean. CAF is a multilateral financial institution, the principal shareholders of which are the current contracting parties to the Constitutive Agreement — the Plurinational State of Bolivia, the Argentine Republic, the Republics of Colombia, Ecuador, Panama, Paraguay, Peru, and Trinidad and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay, and the Bolivarian Republic of Venezuela, each of which is referred to in this prospectus as a full member shareholder country and which are referred to collectively in this prospectus as the full member shareholder countries. At December 31, 2020, the full member shareholder countries of CAF collectively accounted for 90.80% of the nominal value of our paid-in capital. The other shareholder countries of CAF are Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain, each of which is referred to in this prospectus as an associated shareholder country and which are referred to collectively in this prospectus as the associated shareholder countries. At December 31, 2020, the associated shareholder countries collectively accounted for 9.15% of the nominal value of our paid-in capital. Our full member shareholder countries and our associated shareholder countries are collectively referred to as our shareholder countries. Our shares are also held by 13 financial institutions based in the full member shareholder countries, which collectively accounted for 0.05% of the nominal value of the paid-in capital at December 31, 2020.

We commenced operations in 1970. Our headquarters are in Caracas, and we have offices in Asunción, Bogotá, Brasilia, Buenos Aires, La Paz, Lima, Madrid, Mexico City, Montevideo, Panama City, Port of Spain and Quito.

We offer financial and related services to the governments of, and public and private institutions, corporations and joint ventures operating in, our shareholder countries. Primarily, we provide short-, medium- and long-term loans and guarantees; to a lesser extent, we also participate as a limited equity investor in corporations and investment funds, and provide technical and financial assistance, as well as administrative services for certain regional funds.

The Constitutive Agreement generally delegates to our Board of Directors the power to establish and direct our financial, credit and economic policies. Our Board of Directors has adopted a formal statement of our financial and operational policies, the (Políticas de Gestión). These operational policies provide our management with guidance as to significant financial and operational issues, and they may not be amended by the Board of Directors in any manner inconsistent with the Constitutive Agreement.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America.

CAF offers financial and related services to the governments of its stockholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in stockholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its stockholder countries.

LEGAL STATUS OF CAF

As an international treaty organization, we are a legal entity under public international law. We have our own legal personality, which permits us to enter into contracts, acquire and dispose of property and take legal action. The Constitutive Agreement has been ratified by the legislature in each of the full member shareholder countries. We have been granted the following immunities and privileges in each full member shareholder country:

(1)

immunity from expropriation, search, requisition, confiscation, seizure, sequestration, attachment, retention or any other form of forceful seizure by reason of executive or administrative action and immunity from enforcement of judicial proceedings by any party prior to final judgment;

(2)	free convertibility and transferability of our assets;

(3)	exemption from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes; and

(4)	exemption from any restrictions, regulations, controls or moratoria with respect to our property or assets.

In addition, we have entered into agreements with each of our associated shareholder countries. Pursuant to these agreements, each country has agreed to extend to us, with respect to our activities in and concerning that country, immunities and privileges similar to those we have been granted in the full member shareholder countries. We may also enjoy immunities and privileges under the laws of countries other than the full member shareholder countries and associated shareholder countries by virtue of our status as an international treaty organization or the identity of our shareholders.

The governments of some of our shareholder countries have historically taken actions, such as nationalizations and exchange controls that would be expected to adversely affect ordinary commercial lenders. In light of the immunities and privileges discussed above, we have not been adversely affected by these actions.

USE OF PROCEEDS

Unless otherwise specified in the accompanying prospectus supplement, we will use the net proceeds of the sale of the securities to fund our lending operations.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness at March 31, 2021 and does not give effect to any transaction since that date.

At March 31, 2021(4)
(in USD millions)
Total Liabilities(1)(3)	34,860.8

Stockholders’ equity
Capital
Subscribed and paid-in capital (authorized capital USD 15.0 billion)(2)(4)	5,376.1
Additional paid-in capital	3,980.5

Total capital	9,356.6
Reserves
Mandatory reserve pursuant to Article 42 of the Constitutive Agreement	572.2
General reserve	3,094.8

Total reserves	3,667.0
Retained earnings	40.7

Total stockholders’ equity	13,064.3

Total liabilities and stockholders’ equity	47,925.1

(1)	Commercial paper, deposits, bonds and borrowings from other financial institutions, accrued interest payable, accrued expenses and other liabilities and derivative instrument liabilities.
(2)

Our authorized capital also included callable capital of USD 5.0 billion at March 31, 2021. Subscribed capital USD 7.9 billion less callable capital portion USD 1.6 billion and less capital subscriptions receivable USD 0.9 billion.

(3)	Bonds issued after March 31, 2021 are described in the Supplementary Information (Unaudited) as of March 31, 2021 starting on page S-1.
(4)	Please see “Recent Developments” on page 14 regarding most recent changes to capital since March 31, 2021.

CAPITAL STRUCTURE

General

As of March 31, 2021, our total authorized capital is USD 15.0 billion, of which USD 10.0 billion is ordinary capital shares and USD 5.0 billion is callable capital shares.

In November 2015, the Board of Directors approved a new general paid-in capital increase for a total amount of USD 4.5 billion, of which USD 4.0 billion is available for Series “A” and “B” stockholders and USD 500 million is available in respect of such capital contributions for Series “C” stockholders. Throughout 2016 and 2017, our management signed subscription agreements with various stockholders. The capital contributions related to this increase began in 2017 and are expected to be paid in full by the end of 2025.

Our shares are divided into Series “A” shares, Series “B” shares and Series “C” shares.

Series “A” shares may be owned only by the full member shareholder countries (as defined below). Each full member shareholder country owns one Series “A” share, which is held by the government, either directly or through a government-designated social or public purpose institution. Each of the full member shareholder countries owning a Series “A” share is entitled to elect one Director and one Alternate Director to our Board of Directors.

Series “B” shares are currently owned by the full member shareholder countries, and are held by the governments either directly or through designated governmental entities, except for certain Series “B” shares currently constituting approximately 0.05% of our outstanding shares, which are owned by 13 private sector financial institutions in the full member shareholder countries. We offered and sold Series “B” shares to private sector financial institutions in 1989 to obtain the benefit of their views in the deliberations of our Board of Directors. As owners of Series “B” shares, the full member shareholder countries collectively are entitled to elect five additional Directors and five additional Alternate Directors through cumulative voting, and the 13 private sector financial institutions collectively are entitled to elect one Director and one Alternate Director.

Series “C” shares are currently owned by eight associated shareholder countries: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain. We make available Series “C” shares available for subscription by countries that are not full member shareholder countries to strengthen relationships between these countries and the full member shareholder countries. Ownership of Series “C” shares makes these countries eligible to receive loans from us. Holders of Series “C” shares collectively are entitled to elect two Directors and two Alternate Directors.

Under the Constitutive Agreement, Series “A” shares may be held by or transferred only to governments or government-designated social or public purpose institutions. Series “B” shares also may be held by or transferred to such entities and, in addition, may be held by or transferred to private entities or individuals in the full member shareholder countries, except that no more than 49% of the Series “B” shares within any country may be held by private entities or individuals. Series “C” shares may be held by or transferred to public or private entities or individuals outside the full member shareholder countries. Unless a shareholder country withdraws, Series “A” and Series “B” shares may only be transferred within such country.

The Constitutive Agreement (i) allows, under certain circumstances, Latin American and Caribbean countries, including those that are currently associated shareholder countries, to own Series “A” shares and become full member shareholder countries, and (ii) includes a formal purpose of supporting sustainable development and economic integration within all of Latin America and the Caribbean, as opposed to within only the Andean region. Consequently, on March 17, 2009, our Extraordinary Shareholders’ Meeting approved the terms and conditions precedent by which Argentina, Brazil, Panama, Paraguay, Trinidad and Tobago and Uruguay could become contracting parties to the Constitutive Agreement, could become full member shareholder countries and could come to own Series “A” shares. In general, in order to become a full member country of CAF, a country must (i) subscribe, directly or indirectly, for one Series “A” share, (ii) exchange all of its ordinary and callable Series “C” capital shares for Series “B” share equivalents, (iii) meet any conditions for its accession as determined by the Shareholders’ General Meeting, and (iv) deposit its instrument of adhesion with the Ministry of Foreign Affairs of the Bolivarian Republic of Venezuela. The country is deemed to have become a full member country of CAF 30 days after the Shareholders’ General Meeting determines that the conditions for its adhesion have been complied with, including the depositing of the instrument of adhesion. As of the date of this prospectus, Argentina, Brazil, Panama, Paraguay, Trinidad and Tobago, and Uruguay have ceased to be Series “C” shareholder countries, have adhered to the Constitutive Agreement and now possess Series “A” shares as full member shareholder countries.

Note: All figures as of March 31, 2021, that refer to “full member shareholder countries” include only the Republic of Argentina, the Plurinational State of Bolivia, the Republics of Colombia, Ecuador, Panama, Paraguay, Peru, and Trinidad and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay, and the Bolivarian Republic of Venezuela. All figures as of March 31, 2021 that refer to “associated shareholder countries” encompass all other shareholder countries. References to “shareholder countries” include both the full member shareholder countries and the associated shareholder countries.

Paid-in Capital and Unpaid Capital

At March 31, 2021, our subscribed paid-in and unpaid capital (excluding callable capital) was USD 6.3 billion, of which USD 5.4 billion was paid-in capital and USD 0.9 billion was unpaid capital. The unpaid capital is receivable in installments according to the agreements subscribed with the shareholder countries. Over the years, we have had several increases of subscribed capital.

Since 1990, capital contributions made to CAF (valor patrimonial) comprise a premium paid on each Series “B” and Series “C” share purchased and the nominal USD 5,000 per share value established by our by-laws. The premium component of valor patrimonial is determined at the beginning of each subscription and applies to all payments under that subscription.

Information regarding recent capital subscriptions and annual capital contributions made by shareholder countries as of March 31, 2021 is as follows:

Argentina

In March 2016, Argentina subscribed to an additional USD 572.0 million in Series “B” shares to be paid in seven installments, of which it paid USD 41.7 million in 2017, USD 88.4 million in 2018, USD 88.4 million in 2019 and USD 88.4 million in 2020

Bolivia

In 2009, Bolivia subscribed to an additional USD 105.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2017.

In March 2016, Bolivia subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017 and USD 34.6 million in 2018, USD 34.6 million in 2019 and USD 34.6 million in 2020

Brazil

In 2009, Brazil subscribed to an additional USD 190.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In July 2017, Brazil subscribed to an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 20.1 million in 2018 and USD 45.0 million in 2020. As of March 31, 2021, USD 67.0 million to be paid under the agreement are past due.

Colombia

In June 2012, Colombia subscribed to an additional USD 210.0 million in Series “B” shares to be paid in three installments. The final installment was paid in 2018.

In August 2012, Colombia subscribed to an additional USD 228.6 million in Series “B” shares. The final installment was paid in 2017.

In July 2016, Colombia subscribed to an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 5.0 million in 2017, USD 5.0 million in 2018, USD 93.7 million in 2019, USD 93.7 million in 2020 and USD 93.7 million in March 2021.

Costa Rica

In September 2019, Costa Rica subscribed USD 110.0 million in Series “C” shares, which it paid in full in 2019.

Dominican Republic

In 2009, the Dominican Republic subscribed to an additional USD 17.0 million in Series “C” shares. The final installment was paid in 2017.

In February 2016, the Dominican Republic subscribed to an additional USD 50.0 million in Series “C” shares, to be paid in four installments. The final instalment was paid in 2020.

Ecuador

In 2009, Ecuador subscribed to an additional USD 105.0 million in Series “B” shares to be paid in eight installments. The final installment was paid in 2017.

In June 2016, Ecuador subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2020.

Mexico

In February 2017, Mexico subscribed to an additional USD 51.3 million in Series “C” shares, which it paid in full in 2017.

Panama

In 2009, Panama subscribed to an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In February 2012, Panama subscribed to an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017.

In February 2016, Panama subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments beginning in 2017, of which it paid USD 17.2 million in 2017 and USD 34.6 million in 2018, USD 34.6 million in 2019 and USD 34.6 million in 2020.

Paraguay

In 2009, Paraguay subscribed to an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In May 2012, Paraguay subscribed to an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017.

In March 2016, Paraguay subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017 and USD 34.6 million in 2018, USD 34.6 million in 2019 and USD 34.6 million in 2020.

Peru

In March 2016, Peru subscribed to an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 35.0 million in 2017, USD 76.7 million in 2018, USD 76.7 million in 2019 and USD 76.7 million in 2020.

Portugal

In 2017, Portugal subscribed to USD 6.4 million in Series “C” shares to be paid in three equal installments. The final installment was paid in 2019.

Spain

In 2017, Spain subscribed to an additional USD 173.2 million of paid-in capital to be paid in five installments, of which it paid USD 52.5 million in 2017, USD 36.8 million in 2018, USD 31.5 million in 2019 and USD 26.2 million in 2020.

Trinidad and Tobago

In June 2016, Trinidad and Tobago subscribed to USD 36.0 million in callable capital.

In December 2018, Trinidad and Tobago subscribed to an additional USD 190.0 million of paid-in capital to be paid in eight installments, of which it paid USD 20.0 million in 2019 and USD 20.0 million in 2020.

Uruguay

In 2009, Uruguay subscribed to an additional USD 55.0 million in Series “C” shares to be paid in seven annual installments. The final installment was paid in 2017.

In March 2016, Uruguay subscribed to an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017, USD 34.6 million in 2018, USD 34.6 million in 2019 and USD 34.6 million in 2020.

Venezuela

In 2009, Venezuela subscribed to an additional USD 380.0 million in Series “B” shares to be paid in eight installments. In December 2016, the agreement was amended to provide for payment in nine installments. Venezuela has paid a total of USD 268.2 million as of September 30, 2017. In March 2018, the agreement was amended to provide for payment in three installments, with the final installment scheduled to be paid in 2020. As of March 31, 2021, USD 111.8 million to be paid under the agreement, as amended in March 2018, are past due.

In March 2016 and May 2016, Venezuela subscribed to an additional USD 572.0 million in Series “B” shares. In March 2018, the agreement was amended to provide for payment in eight installments, with the final installment scheduled to be paid in 2025. As of March 31, 2021, USD 115.2 million to be paid under the agreement, as amended in March 2018, are past due.

Please see “Recent Developments” on page 14 of this prospectus regarding the most recent changes to Venezuela’s Capital since March 31, 2021.

The following table sets out the nominal value of our subscribed paid-in capital and unpaid capital as of March 31, 2021:

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “A” Shares:
Argentina	1,200	—
Bolivia	1,200	—
Brazil	1,200	—
Colombia	1,200	—
Ecuador	1,200	—
Panama	1,200	—
Paraguay	1,200	—
Peru	1,200	—
Trinidad y Tobago	1,200	—
Uruguay	1,200	—
Venezuela	1,200	—
Series “B” Shares:
Argentina	565,470	93,350
Bolivia	300,830	24,340
Brazil	463,390	178,525
Colombia	984,265	98,940
Ecuador	326,775	—
Panama	177,995	24,340
Paraguay	175,595	24,340
Peru	977,315	108,060
Trinidad and Tobago	132,580	52,810
Uruguay	184,160	24,340
Venezuela	594,195	240,780
Commercial Banks	2,485	—
Series “C” Shares:
Barbados	17,610	—
Chile	27,705	—
Costa Rica	55,190	—
Dominican Republic	52,780
Jamaica	910	—
Mexico	76,835	—
Portugal	9,600
Spain	250,455	9,240

Total	5,376,140	879,065

Reserves

Article 42 of the Constitutive Agreement requires that at least 10% of our net income in each year be allocated to a mandatory reserve until that reserve amounts to 50% of subscribed capital. The mandatory reserve can be used only to offset losses. The mandatory reserve is an accounting reserve. We also maintain a general reserve to cover contingent events and as a source of funding of last resort in the event of temporary illiquidity or when funding in the international markets is not available or is impractical.

At March 31, 2021, our reserves totaled USD 3.7 billion. At such date, the mandatory reserve pursuant to Article N° 42 of the Constitutive Agreement amounted to USD 0.6 billion, or 7.3%, of subscribed paid-in and capital subscriptions receivable, and the general reserve amounted to USD 3.1 billion.

Callable Capital

In addition to our subscribed paid-in and un-paid capital, our shareholders have subscribed to callable capital totaling USD 1.6 billion at March 31, 2021. Our callable capital may be called by the Board of Directors to meet our obligations only to the extent that we are unable to meet such obligations with our own resources. For further information regarding subscribed callable capital, see Note 16 (“Stockholders’ Equity”) to CAF´s audited financial statements in this prospectus.

The Constitutive Agreement provides that the obligation of shareholders to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, we consider the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments. If the callable capital were to be called, the Constitutive Agreement requires that the call be prorated among shareholders in proportion to their shareholdings.

SELECTED FINANCIAL INFORMATION

The following selected financial information as of and for the years ended December 31, 2020, 2019, and 2018 has been derived from our audited financial statements for those periods, and has been included beginning on page F-1 of this document. Our financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The following selected financial information as of and for the three-month periods ended March 31, 2021 and 2020 has been derived from our unaudited condensed interim financial information (included beginning on page S–1 of this prospectus) and includes all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of its financial position at such dates and our results of operations for such periods. The results of the three-month period ended March 31, 2021 are not necessarily indicative of results to be expected for the full year 2021. The selected financial information should be read in conjunction with our audited financial statements and notes thereto, our unaudited condensed interim financial information and the notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2020	2019	2018	2021	2020
	(in USD thousands, except ratios)
Statements of Comprehensive Income
Interest income	1,081,165	1,611,791	1,310,174	165,770	285,372
Interest expense	595,157	951,077	831,155	98,527	193,928

Net interest income	486,008	660,714	479,019	67,243	91,444
Provision (credit) for loan losses	2,923	52,395	13,192	(463)	(1,510)

Net interest income after provision for loan losses	483,085	608,319	465,827	67,706	92,954
Non-interest income	17,717	14,492	29,892	15,430	5,901
Non-interest expenses	186,876	162,730	184,816	49,783	53,551

Income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds	313,926	460,081	310,903	33,353	45,304
Unrealized changes in fair value related to other financial instruments	(2,089)	(5,273)	504	7,759	7,085

Income before Contributions to Stockholders’ Special Funds, net	311,837	454,808	311,407	41,112	52,389
Contributions to Stockholders’ Special Funds	72,015	129,226	87,830	364	1,879
Net income and total comprehensive income	239,822	325,582	223,577	40,748	50,510

Summarized Balance Sheet Data (end of period)
Total assets	46,845,903	42,293,634	40,014,247	47,925,124	43,024,594
Total liabilities	33,851,002	29,496,906	28,150,847	34,860,819	30,343,411
Total stockholders’ equity	12,994,901	12,796,728	11,863,400	13,064,305	12,681,183

Total liabilities and stockholders’ equity	46,845,903	42,293,634	40,014,247	47,925,124	43,024,594

	Year Ended December 31,			Three Months Ended March 31,
	2020	2019	2018	2021	2020
	(in USD thousands, except ratios)
Loan Portfolio and Equity Investments
Loans before allowance for loan losses and loan commissions, net of origination cost	28,117,867	26,520,618	25,111,387	28,038,824	26,693,716
Allowance for loan losses	95,015	91,642	64,848	94,552	90,132
Equity investments	432,600	463,825	459,667	441,685	469,652
Selected Financial Ratios
Return on average total stockholders’ equity(1)	2.4%	3.7%	2.7%	1.0%	1.4%
Return on average paid-in capital(2)	5.8%	8.7%	6.1%	2.5%	3.4%
Return on average assets(3)	0.7%	1.1%	0.8%	0.3%	0.4%
Administrative expenses divided by average total assets	0.3%	0.4%	0.4%	0.4%	0.4%
Overdue loan principal as a percentage of loan portfolio (excluding non-accrual loans)	0.0%	0.5%	0.5%	0.0%	0.0%
Non-accrual loans as a percentage of loan portfolio	0.2%	0.3%	0.5%	0.2%	0.3%
Allowance for loan losses as a percentage of loan portfolio	0.3%	0.3%	0.3%	0.3%	0.3%

(1)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average total stockholders’ equity. Annual average total stockholders’ equity is computed as the arithmetic average of total stockholders’ equity as of the beginning and the end of each period. Data for interim periods has been annualized.

(2)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average subscribed and paid-in capital. Annual average subscribed and paid-in capital is computed as the arithmetic average of subscribed and paid-in capital as of the beginning and the end of each period. Data for interim periods has been annualized.

(3)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average total assets. Annual average total assets is computed as the arithmetic average of total assets as of the beginning and the end of each period. Data for interim periods has been annualized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto beginning on page F-1 of this prospectus.

Market Overview and Portfolio Trends

During the last year, important global developments have occurred, including the (i) COVID-19 global pandemic, and (ii) low growth in Latin America. The forthcoming replacement of the London Interbank offered rates (“LIBOR”) with one or more new reference rates by 2023 is another development that CAF is monitoring carefully and analyzing for potential impacts on its business.

The developments mentioned above have not adversely affected our results of operations; however, they have resulted in a downward adjustment of the external risk rating of some of our sovereign borrowers, including Argentina and Ecuador during 2020 and Colombia during 2021, which led to a corresponding increase in our allowance for loan losses for non-sovereign borrowers during 2020, according to the methodology described in “— Income Statement — Provision for Loan Losses” below. See Note 2(i) and Note 6 of the audited financial statements for further information regarding allowance for loan loss calculations.

Both 2020 and 2019 were characterized by growth in our loan portfolio as a result of our strategy to expand our shareholder base, principally through additional paid-in capital contributions by several of our existing shareholder countries, as well as the issuance of shares to new shareholder countries. These two main drivers led our loan portfolio to grow 6.0% in 2020 and 5.5% in 2019.

As of December 31, 2020, our loan portfolio was distributed by country as follows: Ecuador — 14.7%, Argentina — 13.3%, Venezuela — 11.4%, Colombia — 10.0%, Brazil — 9.4%, Bolivia — 9.1%, Panama —7.4%, Peru — 5.5%, Paraguay — 3.9%, Trinidad & Tobago — 3.8%, Uruguay — 3.5%, Mexico — 3.2%, Costa Rica — 2.0%, Chile — 1.6%, Barbados — 0.6%, and the Dominican Republic — 0.5%.

Notwithstanding the increasing presence of other state-sponsored development banks in the regions in which we operate, we do not expect that the growth of our loan portfolio will be materially affected by the activities of other development banks in the region, since the financing needs of our shareholder countries exceed the current supply of lending resources. We believe that activities of other development banks are complementary to our lending operations.

LIBOR Replacement

The replacement of LIBOR with a new reference rate or rates is an industry risk due to the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of LIBOR that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF adhered in January 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rates, including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR replacement may have.

On the funding side, CAF has ceased issuance of Floating Rate Notes (FRN) linked to LIBOR, and all outstanding LIBOR FRNs (totaling USD 100 million) will reset before the first half of 2023.

Recent Developments Relating to Sanctions

The Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) administers sanctions in respect of the Government of Venezuela and certain Venezuelan-related individuals and entities, including certain Venezuelan government officials. CAF is not a U.S. Person and has not been sanctioned; however, the following discussion of the current sanctions administered by OFAC is included because Venezuela is a member country and minority shareholder of CAF, with which CAF has had transactional activity, including loans to Venezuela.

With regard to any individual or entity who has been added to OFAC’s list of Specially Designated Nationals and Blocked Persons (“SDN List”) under Venezuela-related sanctions, U.S. persons may not make to such listed persons, or receive from such listed persons, any contribution or provision of funds, goods or services. The OFAC-administered sanctions also prohibit, among other things and with certain limited exceptions, (a) transactions by a U.S. person or within the United States relating to new debt with a maturity greater than 30 days or new equity, of the Government of Venezuela, bonds issued by the Government of Venezuela prior to August 25, 2017, and dividend payments or other distributions of profits to the Government of Venezuela from its controlled entities, and (b) direct or indirect purchases by a U.S. person or within the United States of securities from the Government of Venezuela (other than new debt with a maturity of 30 days or less). For purposes of these sanctions, certain amendments to outstanding debt of the Government of Venezuela, such as an extension of the maturity date, could be considered a “new debt” or other prohibited extension of credit. Unless otherwise specified in the accompanying prospectus supplement, CAF will use the net proceeds of the sale of the securities to fund its lending operations. CAF will not earmark the proceeds of particular issuances of debt securities offered hereby to fund specific loan commitments or purchase specific investments. Accordingly, CAF believes that purchasers of the debt securities offered hereby will not acquire a direct or indirect interest in our loans to Venezuela, or any other specific assets of CAF, for purposes of the OFAC sanctions.

Although Venezuela is a member country and minority shareholder of CAF and two Venezuelan nationals designated by Venezuela serve as directors on the Board of Directors of CAF, neither the Government of Venezuela nor any member of the Board of Directors (whether or not a Venezuelan national) exercises control over CAF, has any operational or management role in CAF, or has any authority to negotiate on behalf of CAF or make binding commitments on behalf of CAF.

Although we generally are not required to comply with the OFAC sanctions outlined above because we are not a U.S. person and do not operate in or from the United States, we also transact in the ordinary course with various commercial counterparties in the United States that are required to comply with the sanctions. Some of these U.S. counterparties may serve as correspondent banks or as other intermediaries with involvement in funds flows in respect of our loan operations, including our loans to the Government of Venezuela. In addition, U.S. persons may purchase our debt securities. We have been monitoring and will continue to monitor OFAC sanctions and restrictions thereunder as applied to U.S. persons insofar as such sanctions and restrictions may have an effect on our business and operations.

The OFAC sanctions on Venezuela, and any additional sanctions that may be imposed in the future, could make it more difficult for Venezuela to service or renegotiate its outstanding debt, including its outstanding loans from CAF.

In light of the November 2017 downgrade in Venezuela’s long-term foreign ratings by Standard & Poor’s and Fitch, to selective default (“SD”) from CC and to restricted default (“RD”) from C, respectively, we increased our provisions for loan losses with respect to loans made to Venezuela to USD 28.3 million as of March 31, 2019 from the USD 19.8 million reported in September 2017. In 2020, as a result of the change in the methodology described in “— Income Statement — Provision for Loan Losses” below, the provision for loan losses for Venezuela was USD 0.0. See Note 2(i) and Note 6 of the audited financial statements for further information regarding allowance for loan loss calculations.

On December 29, 2017, we granted to the Central Bank of Venezuela a credit facility in a total amount of USD 400 million. Drawings under the facility are subject to the satisfaction or waiver of certain conditions, including the absence of any overdue amounts owed to CAF by Venezuela or the Central Bank of Venezuela. As of September 30, 2018, the credit facility had been disbursed in full.

On December 14, 2018, we granted to the Central Bank of Venezuela a credit facility in a total amount of USD 500 million. Drawings under the facility are subject to the satisfaction or waiver of certain conditions, including the absence of any overdue amounts owed to CAF by Venezuela or the Central Bank of Venezuela. As of December 2019, the credit facility had been disbursed in full.

On January 10, 2019, President Nicolas Maduro was sworn in for his second term as President of Venezuela following the election held in May 2018. The National Assembly of Venezuela stated that the results of the May 2018 election were invalid and declared Juan Guaidó as Acting President of Venezuela, a declaration that the Supreme Tribunal of Justice in Venezuela declared unconstitutional. On January 23, 2019, the U.S. government recognized Mr. Guaidó as Acting President of Venezuela. On January 25, 2019, President Trump signed an Executive Order amending prior economic sanctions targeting the Maduro government, and on January 28, 2019, Petróleos de Venezuela S.A. (“PDVSA”) and certain of its affiliates were designated under Executive Order 13850 and added to the SDN List. U.S. Secretary of State Pompeo certified the authority of Mr. Guaidó to receive and control certain property in accounts of the Government of Venezuela or Central Bank of Venezuela held by the Federal Reserve Bank of New York or any other U.S. insured banks, in accordance with Section 25B of the U.S. Federal Reserve Act.

Since January 23, 2019, a number of other countries, including some countries that are CAF shareholders, have recognized Mr. Guaidó as Acting President of Venezuela. On December 6, 2020, parliamentary elections took place in Venezuela without the participation of opposition political parties. The elections resulted in a National Assembly controlled by the ruling party’s Political Coalition (Gran Polo Patriotico), which won 256 out of 277 seats. The newly elected National Assembly (the “2020 Assembly”) began its functions on January 5, 2021, for a five-year term. The U.S., the European Union and the Lima Group did not recognize the election results as valid. The former National Assembly members, elected in 2015 and led by Juan Guaidó (the “2015 Assembly”), created a temporary legal framework, called the Estatuto para la Transición, whereunder they established the 2015 Assembly as a temporary body (Comisión Delegada) to continue fulfilling parliamentary functions. On May 5, 2021, after being designated by the 2020 Assembly, a new National Electoral Council was sworn in. The new National Electoral Council called for regional elections to select state governors and mayors to take place on November 21, 2021. The European Union is currently assessing the possibility of observing the November 2021 election. The main opposition political parties have not yet confirmed whether they will participate in these elections. In May 2021, the Maduro regime and opposition political parties agreed to participate in a negotiation initiative mediated by Norway. CAF is evaluating the potential impact of these developments on its business and operations.

CAF does not have direct lending relationships with PDVSA or its subsidiaries. The sanctions on PDVSA and its affiliates, however, may adversely affect the ability of the Maduro government to receive payment for PDVSA’s production and sale of oil and related products and may therefore adversely affect macroeconomic conditions in Venezuela. As a result, Venezuela may find it more difficult to service its outstanding debt, including its outstanding loans from CAF.

On March 22, 2019, OFAC designated the Economic and Social Development Bank of Venezuela (“BANDES”) under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. As a result of that designation, all property and interests in property of BANDES, including any entity that is owned, directly or indirectly, 50 percent or more by BANDES, located in the United States or in the possession or control of U.S. persons, are blocked and must be reported to OFAC by persons subject to OFAC jurisdiction. BANDES is a “B” shareholder of CAF and holds approximately 8 percent of our equity. The designation of BANDES therefore does not extend to CAF. Moreover, CAF is not a U.S. person and, therefore, the current sanctions regulations do not prevent CAF from engaging in transactions or dealings with BANDES that occur outside of U.S. jurisdiction. CAF continues to maintain a control framework aimed at verifying its counterparties against OFAC’s SDN List and other applicable sanctions lists.

On April 17, 2019, OFAC designated the Central Bank of Venezuela under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. At the same time,

OFAC issued General License 20 (GL 20), which authorizes certain transactions and activities that are for the official business of certain international organizations, including CAF. OFAC has amended the relevant general license twice since April 2019, most recently on January 21, 2020 with the issuance of GL 20B. GL 20B authorizes CAF to conduct transactions and activities involving the Central Bank of Venezuela to the extent they are subject to U.S. jurisdiction and are for our official business, to the same extent as was permitted prior to the designation of the Central Bank of Venezuela. Accordingly, the designation of the Central Bank of Venezuela has not had a material impact on CAF or its relationship with the Central Bank of Venezuela.

On August 5, 2019, President Donald Trump signed Executive Order 13884, which blocks all property and interests in property of the Government of Venezuela that are in or come within the United States or the possession or control of a U.S. person. For purposes of the Executive Order, the term “Government of Venezuela” is defined to include, among others, any person who has acted or purported to act directly or indirectly for or on behalf of the Government of Venezuela or of any political subdivision, agency or instrumentality thereof, including the Central Bank of Venezuela. The CAF directors appointed by Venezuela as a Series A shareholder and by BANDES as a Series B Shareholder may be considered to fall within the definition of “Government of Venezuela” in the Executive Order. On August 6, 2019, OFAC issued General License 20A, authorizing official activities of certain international organizations, including CAF, involving the Government of Venezuela. Although GL 20A and GL 20B cover any Government of Venezuela person that is blocked solely pursuant to Executive Order 13884, they do not authorize transactions or dealings with any person other than the Central Bank of Venezuela whose property and interests in property are blocked under Executive Order 13850. CAF has not observed any material adverse effects on CAF following the issuance of Executive Order 13884, and in light of the continues validity of GL 20B, CAF does not anticipate that the blocking of the Government of Venezuela will have a material adverse effect on CAF in the future.

On March 26, 2020, the U.S. Department of Justice announced that it had indicted President Nicolas Maduro and 14 other current and former Venezuelan officials on narco-terrorism, corruption, drug trafficking and other criminal charges. CAF has not observed any material adverse effect on CAF following the indictments of these Venezuelan officials, and does not believe that these indictments will have a material adverse impact on CAF in the future.

Other Recent Developments

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”), as approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a shareholder country that fulfills the requirements of the Program and apply the proceeds to that country’s debt service. Pursuant to the Program, CAF notified Venezuela that it met the necessary conditions and subsequently executed the first transaction by repurchasing a total of 50,079 shares totaling USD 711.1 million and applying that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for USD 250.4 million and USD 460.7 million respectively, as of March 31, 2021. As a result of the Program, as of the date of this prospectus, Venezuela is current with its debt obligations with CAF.

On March 3, 2020, CAF’s Shareholder Assembly approved the modification of the Constitutive Agreement, specifically articles 23 and 24. This modification allows for the possibility of up to two additional directors to be placed on the board representing Series “C” shareholders, which currently elect two directors. In order for an additional director to be elected by the series “C” shareholders as a result of this change, the subscription and payment for new series “C” shares must represent an increase of 1.5% of CAF’s subscribed and paid-in capital equity in comparison with the total subscribed and paid-in capital at the end of the most recently completed fiscal year. As of the date of this prospectus, no such new subscriptions of series “C” shares have been received.

On March 23, 2021, CAF’s Executive President Luis Carranza submitted a resignation letter to CAF’s Board of Directors. On April 7, 2021, in an Extraordinary Board of Directors’ meeting, the Board accepted the resignation of CAF’s Executive President, Luis Carranza, effective April 10, 2021. In addition, following the procedures incorporated in CAF’s Agreement Establishing, on April 10, 2021, Mr. Renny López was designated as the interim Executive President, who will remain in such position until the Board of Directors appoints a new Executive President. Up until the date of his appointment as interim President, Mr. López acted as CAF’s Chief Risk Officer and interim Executive Vice President.

On July 5, 2021, in an Extraordinary Board of Directors’ meeting, the Board of Directors appointed Sergio Díaz-Granados as Executive President of CAF for the five-year period starting September 1, 2021.

Sergio Díaz-Granados studied law, government and finance at Universidad Externado de Colombia, and completed postgraduate studies in public management for social development at the National Institute of Public Administration in Spain and in constitutional law at the University of Salamanca in Spain. Díaz-Granados is a Colombian lawyer who currently serves as Executive Director for Colombia in the IDB Group. Díaz-Granados has had an extensive career in public and private service, both nationally and internationally, with a special emphasis on regional development and integration issues. He has held the positions of Minister of Commerce, Industry and Tourism of Colombia, Vice Minister of Business Development and President of the Boards of Directors of Bancóldex and ProColombia. He has also been a congressman and chairman of the House of Representatives Committee on Economic Affairs in Colombia.

Critical Accounting Policies

General

Our financial statements are prepared in accordance with U.S. GAAP, which requires us in some cases to use estimates and assumptions that may affect our reported results and disclosures. We describe our significant accounting policies in Note 2 (“Basis of Presentation and Significant Accounting Policies”) to our audited financial statements in this prospectus. Some of the more significant accounting policies we use to present our financial results involve the use of accounting estimates that we consider to be critical because: (1) they require significant management judgment and assumptions about matters that are complex and inherently uncertain; and (2) the use of a different estimate or a change in estimate could have a material impact on our reported results of operations or financial condition.

Specifically, the estimates we use to determine the allowance for loan losses are critical accounting estimates.

Additionally, other important estimates related to the preparation of our financial statements are those related to revenue recognition and the valuation and classification at fair values of financial instruments. The fair values for some financial assets and liabilities recorded in our financial statements are determined according to the procedures established by the accounting pronouncement ASC 820. As of the date of this prospectus, we have not changed or reclassified any asset or liability from one level to another pursuant to the hierarchy reflected in ASC 820, thereby maintaining consistency in the application of accounting principles in this matter.

Statements of Comprehensive Income

Interest Income

Three Months Ended March 31, 2021 and 2020. For the three-month period ended March 31, 2021, our interest income was USD 165.8 million, representing a decrease of USD 119.6 million, or -41.9%, compared to interest income of USD 285.4 million for the corresponding period in 2020. This decrease resulted primarily from lower interest rates charged on loans that accrue interest based on six-month LIBOR and a spread differential and a decrease in the fair value of trading securities of the liquidity portfolio during the first quarter of 2020 given the volatility in the global capital markets due to the COVID-19 pandemic. Average market interest rates were lower in the first three months of 2021, when six-month LIBOR averaged 0.22%, than in the first three months of 2020, when six-month LIBOR averaged 0.96%.

2020, 2019 and 2018. For the year ended December 31, 2020, our interest income was USD 1,081.2 million, representing a decrease of USD 530.6 million, or -32.9%, compared to interest income of USD 1,611.8 million for the year ended December 31, 2019. This decrease resulted primarily from lower interest rates in 2020. Average market interest rates were lower in 2020 than in 2019; in 2020, the six-month LIBOR averaged 0.69% compared with 2.32% in 2019. Interest income for the year ended December 31, 2019 was USD 1,611.8 million, representing an increase of USD 301.6 million, or 23.0%, compared to interest income of USD 1,310.2 million for the year ended December 31, 2018. This increase resulted principally from an increase in the interest income generated by the growth in our loan and investment portfolios.

Interest Expense

Three Months Ended March 31, 2021 and 2020. For the three-month period ended March 31, 2021, our interest expense was USD 98.5 million, representing a decrease of USD 95.4 million, or -49.2%, compared to interest expense of USD 193.9 million for the corresponding period in 2020. This decrease resulted from lower overall funding costs due to the decrease in six-month LIBOR. Average market interest rates were lower in the first three months of 2021, when six-month LIBOR averaged 0.22%, than in the first three months of 2020, when six-month LIBOR averaged 0.96%.

2020, 2019 and 2018. Interest expense for the year ended December 31, 2020 was USD 595.2 million, representing a decrease of USD 355.9 million, or -37.4%, from our interest expense of USD 951.1 million for the year ended December 31, 2019. This decrease resulted primarily from lower funding requirements related to a decrease in funding costs associated with a decrease in six-month LIBOR. The average amount of our liabilities increased by 9.9% for the year ended December 31, 2020, compared with the average for the year ended December 31, 2019. Interest expense for the year ended December 31, 2019 was USD 951.1 million, representing an increase of USD 119.9 million, or 14.4%, from our interest expense of USD 831.2 million for the year ended December 31, 2018. This increase resulted primarily from an increase in bond issuances during 2019 to fund the growth in our loan portfolio. The average amount of our liabilities increased by 4.5% for the year ended December 31, 2019, compared with the average for the year ended December 31, 2018.

Net Interest Income

Three Months Ended March 31, 2021 and 2020. For the three-month period ended March 31, 2021, our net interest income was USD 67.2 million, representing a decrease of USD 24.2 million, or -26.5%, compared to net interest income of USD 91.4 million for the corresponding period in 2020. This decrease resulted from lower average market rates as well as a decrease in interest-earning assets in comparison to financial liabilities. The net interest income margin was 0.63% for the three-month period ended March 31, 2021, as compared to 0.95% for the corresponding period in 2020.

2020, 2019 and 2018. For the year ended December 31, 2020, our net interest income was USD 486.0 million, representing a decrease of USD 174.7 million, or -26.4%, over net interest income of USD 660.7 million for the year ended December 31, 2019. This decrease resulted from a decrease in interest rates explained above. Our net interest income for the year ended December 31, 2019 was USD 660.7 million, representing an increase of USD 181.7 million, or 37.9%, over net interest income of USD 479.0 million for the year ended December 31, 2018. This increase resulted from an increase in the loan portfolio, which were partially offset by an increase in interest expense due to an increase in our bond issuances. Our net interest income margin was 1.17% in 2020, compared to 1.69% in 2019 and 1.36% in 2018.

Provision (Credit) for Loan Losses

We adopted the requirements of ASU 2016-13 Financial Instruments — Credit Losses, along with several other subsequent codifications updates related to accounting credit losses, on January 2020 following the modified retrospective approach. As of March 31, 2021, the applicable Current Expected Credit Losses (CECL) was applied to assets such as loans measured at amortized cost basis, as well as off-balance sheet undisbursed loan commitments and financial guarantees. As a result of the adoption, there was no cumulative-effect adjustment to the 2020 opening retained earnings. The current allowance for expected credit losses is maintained at a level we believes to be adequate to absorb losses inherent in the loan portfolio at the date of the financial statements and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts. A loan is considered impaired when, based on currently available information and events, there exists the probability that CAF will not recover the total amount of principal and interest as agreed in the terms of the original contract. Loans whose terms are modified in a trouble debt restructuring, generally, already will have been identified as impaired. Our management individually evaluates the compliance of the new terms of the restructured loan for a reasonable period to calculate specific allowances for loan losses and if the remaining balance of restructured loan is considered collectible, the restructured loan could return to accrual status. See Notes 2(g), 2(h) and 2(i) of the audited financial statements for further information regarding allowance for loan loss calculations.

The provisions in the periods described below reflect management’s estimates for both general and specific provisions. The general allowance for loan losses is estimated considering the credit risk exposure, probability of default and loss given default, which represents our anticipated loss in the event of a borrower default and which is based on external data provided by risk rating agencies, recognizing such effects in profit or loss for the period. We establish a specific allowance for loan losses for impaired loans. A loan is considered as impaired when, based on currently available information and events, there exists the probability that we will not recover the total amount of principal and interest as agreed in the terms of the original loan contract. Loans whose terms are modified in a troubled debt restructuring, generally, already will have been identified as impaired. Our management individually evaluates the compliance of the new terms of the restructured loan for a reasonable period to calculate specific allowances for loan losses and if the remaining balance of the restructured loan is considered collectible, the restructured loan could return to accrual status. See Notes 2h. and 2i of CAF´s audited financial statements for further information regarding allowance for loan loss calculations.

Three Months Ended March 31, 2021 and 2020. For the three-month period ended March 31, 2021, we recorded a credit for loan losses of USD 0.5 million, compared to a credit for loan losses of USD 1.5 million for the corresponding period in 2020. This was due to a decrease in the outstanding amount of the loan portfolio during the corresponding three month period in 2021.

2020, 2019 and 2018. For the year ended December 31, 2020, we recorded a provision for loan losses of USD 2.9 million, representing a decrease of USD 49.5 million, or -94.42%, compared with the provision for loan losses of USD 52.4 million for 2019. This decrease was mainly due to the change on the calculation methodology for provisions (ASU 2016-13) and the reduction in loan loss provisions related to sovereign credit risk. For the year ended December 31, 2019, we recorded a provision for loan losses of USD 52.4 million, representing an increase of USD 39.2 million, or 297.2%, compared with the provision for loan losses of USD 13.2 million for 2018. This increase was mainly due to a deterioration in credit ratings of some of CAF’s shareholder countries.

Non-Interest Income

Our non-interest income consists principally of commissions, dividends arising from equity investments not accounted for using the equity method, its corresponding share of earnings or losses on equity investments, which are accounted for using the equity method, and other income.

Three Months Ended March 31, 2021 and 2020. For the three-month period ended March 31, 2021, CAF’s non-interest income was USD 15.4 million, representing an increase of USD 9.5 million, or 161.5%, compared to non-interest income of USD 5.9 million for the corresponding period in 2020. This increase was mainly due to unrealized changes in fair value related to equity investments

2020, 2019 and 2018. For the year ended December 31, 2020, our total non-interest income was USD 17.7 million, representing an increase of USD 3.2 million, or 22.3%, from total non-interest income of USD 14.5 million for the previous year. This increase was mainly due to changes in the fair value and dividends related to equity investments. For the year ended December 31, 2019, our total non-interest income was USD 14.5 million, representing a decrease of USD 15.4 million, or -51.5%, from total non-interest income of USD 29.9 million for the year ended December 31, 2018. This decrease was mainly due to lower unrealized increase in the fair value and lower dividends related to equity investments.

Non-Interest Expenses

Non-interest expenses consist principally of administrative expenses, representing 89.8% and 70.7% of total non-interest expenses for the three-month periods ended March 31, 2021 and March 31, 2020, respectively.

Three Months Ended March 31, 2021 and 2020. For the three-month period ended March 31, 2021, our non-interest expenses were USD 49.8 million, representing a decrease of USD 3.8 million, or -7.0%, compared to total non-interest expenses of USD 53.6 million for the corresponding period in 2020. This decrease resulted principally from a decrease in provisions for contingent liabilities.

For the three-month period ended March 31, 2020, administrative expenses were USD 44.7 million, representing an increase of USD 6.8 million over administrative expenses of USD 37.9 million for the three-month period ended March 31, 2020. This increase resulted principally from several corporate actions, such as the decentralization process of employees and new hirings.

Our non-interest expenses consist principally of administrative expenses, representing 79.9% and 95.1% of total non-interest expenses for the years ended December 31, 2020 and December 31, 2019, respectively.

2020, 2019 and 2018. For the year ended December 31, 2020, our total non-interest expenses were USD 186.9 million, representing an increase of USD 24.1 million, or 14.8%, over total non-interest expenses of USD 162.7 million for the year ended December 31, 2019. For the year ended December 31, 2019, our total non-interest expenses were USD 162.7 million, representing a decrease of USD 22.1 million, or -12.0%, compared to total non-interest expenses of USD 184.8 million for the year ended December 31, 2018.

For the year ended December 31, 2020, administrative expenses were USD 149.3 million, or 0.3% of our average total assets, representing a decrease of USD 5.5 million over administrative expenses of USD 154.8 million for the year ended December 31, 2019. The decrease resulted principally from several corporate actions. For the year ended December 31, 2019, administrative expenses were USD 154.8 million, or 0.4% of our average total assets, representing a decrease of USD 3.5 million compared to administrative expenses of USD 158.3 million for the year ended December 31, 2018.

Net Income

Three Months Ended March 31, 2021 and 2020. For the three-month period ended March 31, 2021, our net income was USD 40.7 million, representing an decrease of USD 9.8 million, or -19.3%, compared to net income of USD 50.5 million for the corresponding period in 2020. This decrease is mainly due to a decrease in interest income as a result of lower average market rates that generated lower income in our loan portfolio and investment portfolio when compared with the corresponding period in 2020.

2020, 2019 and 2018. In March 2014, the Stockholders’ Assembly agreed, effective 2015, to approve a maximum amount to be contributed to Stockholders’ Special Funds during the fiscal year and to recognize these contributions as expenses. In 2020, we recognized USD 72.0 million as a contribution to Stockholders’ Special Funds, resulting in net income of USD 239.8 million, representing a decrease of USD 85.8 million, or -26.3%, compared to net income of USD 325.6 million for 2019. This decrease resulted primarily from a decrease in interest income as a result of lower average market rates that generated lower income in our loan portfolio and investment portfolio. In 2019, we recognized USD 129.2 million as a contribution to Stockholders’ Special Funds, resulting in net income of USD 325.6 million, representing an increase of USD 102.0 million, or 45.6%, compared to net income of USD 223.6 million for 2018. This increase resulted primarily from an increase in our loan portfolio and an increase in the returns of our investment portfolio. For more information, see Note 22 (“Special Funds and Other Funds Under Management”) to our audited financial statements in this prospectus.

Income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds for the year ended December 31, 2020 was USD 313.9 million, representing a decrease of USD 146.2 million, or -31.8%, compared to income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds of USD 460.1 million for 2019. This decrease is mainly due to the decrease in non-interest income and the decrease in interest income. Net income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds for the year ended December 31, 2019 was USD 460.1 million, representing an increase of USD 149.2 million, or 48.0%, compared to income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds of USD 310.9 million for 2018. This increase is mainly due to the increase in non-interest income, increase in interest income and a decrease in loan loss provisions.

Balance Sheet

Assets

March 31, 2021. At March 31, 2021, our total assets were USD 47.9 billion, representing an increase of USD 1.1 billion, or 2.3%, over total assets of USD 46.8 billion at December 31, 2020. The increase in assets resulted primarily from growth in liquid assets, specifically trading marketable securities, which grew 26.4% compared to December 31, 2020.

2020 and 2019. At December 31, 2020, our total assets were USD 46.8 billion, representing an increase of USD 4.6 billion, or 10.8%, over total assets of USD 42.3 billion at December 31, 2019. The increase in our total assets was principally due to the growth of our loan portfolio, which increased by USD 1.5 billion compared to December 31, 2019.

Liabilities

March 31, 2021. At March 31, 2021, our total liabilities were USD 34.9 billion, representing an increase of USD 1.0 billion or 3.0%, over total liabilities of USD 33.8 billion at December 31, 2020. The decrease in liabilities resulted primarily from an increase in the outstanding amount of Bonds, Deposits and Commercial Paper, which increased by 2.4%, 6.4% and 13.8%, respectively, compared to December 31, 2020.

2020 and 2019. At December 31, 2020, our total liabilities were USD 33.9 billion, representing an increase of USD 4.4 billion, or 14.8%, over total liabilities of USD 29.5 billion at December 31, 2019. The increase in our total liabilities resulted principally from increased bond issuances.

Stockholders’ Equity

March 31, 2021. At March 31, 2021, CAF’s total stockholders’ equity was USD 13.1 billion, representing an increase of USD 0.1 billion, or 0.5%, over total stockholders’ equity of USD 13.0 billion at December 31, 2020. The increase in our total stockholders’ equity resulted principally from an increase in total reserves of USD 239.8 million compared to December 31, 2020.

2020 and 2019. At December 31, 2020, our total stockholders’ equity was USD 13.0 billion, representing an increase of USD 0.2 million, or 1.5%, over total stockholders’ equity of USD 12.8 billion at December 31, 2019. The increase in our total stockholders’ equity resulted principally from an increase in total reserves of USD 325.6 million.

Asset Quality

Overdue Loans

March 31, 2021. At March 31, 2021, the total principal amount of outstanding overdue loans was USD 1.7 million (not including non-accrual loans in overdue status), representing an increase of USD 1.7 million over overdue loans of USD 0.0 million at December 31, 2020.

2020 and 2019. At December 31, 2020, there were no overdue loans (not including non-accrual loans in overdue status). As of December 31, 2019, the total principal amount of outstanding loans was USD 129.1 billion (not including non-accrual loans in overdue status), representing solely overdue amounts from sovereign loans to Venezuela which were 25 days overdue.

Impaired Loans and Non-accrual Loans

March 31, 2021. At March 31, 2021, the total principal amount of our impaired loans was USD 66.9 million, or 0.2% of the total loan portfolio, representing a decrease of USD 2.2 million over impaired loans of USD 69.1 million at December 31, 2020. We consider a loan to be impaired when it is in non-accrual status.

2020 and 2019. At December 31, 2020, the total principal amount of our impaired loans was USD 69.1 million, or 0.3% of the total loan portfolio, and was related to private sector borrowers. We consider a loan to be impaired when it is in non-accrual status. At December 31, 2019, the total principal amount of our impaired loans was USD 69.8 million, or 0.3% of the total loan portfolio.

Restructured Loans

March 31, 2021. At March 31, 2021, the total principal amount of outstanding restructured loans was USD 34.4 million, or 0.12% of the total loan portfolio. At March 31, 2020, the total principal amount of outstanding restructured loans was USD 36.5 million.

2020 and 2019. At December 31, 2020, the total principal amount of outstanding restructured loans was USD 36.5 million, or 0.13% of the total loan portfolio. At December 31, 2019, the total principal amount of outstanding restructured loans was USD 0.0 million, or 0.0% of the total loan portfolio.

Loan Write-offs and Recoveries

March 31, 2021. There were no loans written-off during the three-month period ended March 31, 2021. CAF booked no recoveries of during the three-month period ended March 31, 2021. For the three-month period ended March 31, 2020, there were USD 0.0 million of loans written-off, and we booked recoveries of USD 0.0 million.

2020 and 2019. There were USD 0.0 million of loans written off in 2020, See “Operations of CAF — Asset Quality” for further information regarding our asset quality. See “— Balance Sheet” above for details regarding the distribution of our loans by country and “Operations of CAF — Loan Portfolio” for details regarding the distribution of our loans by economic sector.

Liquidity

Our liquidity policy requires CAF to maintain sufficient liquid assets to cover at least 12 months of net cash requirements.

Net cash requirements under this policy are calculated as follows:

(+)	Scheduled loan collections

(+)	Committed paid-in capital payments

(-)	Scheduled debt service

(-)	Committed disbursements

Our investment policy requires that at least 90% of our liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization. The remaining portion of our liquid assets may be invested in non-investment grade instruments rated B-/Ba3/B or better by a U.S. nationally-recognized statistical rating organization. Our investment policy emphasizes security and liquidity over yield.

March 31, 2021. At March, 2021, CAF’s liquid assets consisted of USD 17.6 billion of cash, deposits with banks, marketable securities and other investments, of which 91.5% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 20.5% of our liquid assets were invested in time deposits in financial institutions, 25.2% in commercial paper, 12.1% in corporate and financial institution bonds, 23.5% in certificates of deposit, 11.6% in U.S. Treasury Notes and 7.1% in other instruments, including deposits in cash. At March 31, 2020, our liquid assets consisted of USD 13.9 billion of cash, deposits with banks, marketable securities and other investments, of which 91.2% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 26.6% of our liquid assets were invested in time deposits in financial institutions, 19.7% in commercial paper, 14.3% in corporate and financial institution bonds, 14.2% in certificates of deposit, 13.8% in U.S. Treasury Notes and 11.4% in other instruments, including deposits in cash.

As of March 31, 2021, our liquid assets were distributed by country as follows: United States — 25.5%, Japan — 10.2%, China — 8.3%, France — 7.2%, Chile — 7.0%, Spain — 6.2%, Switzerland — 5.5%, United Kingdom — 4.7%, South Korea —4.2%, Germany — 3.6%, Canada — 3.1%, Kuwait — 2.9%, United Arab Emirates — 1.9%, Australia — 1.5%, Hong Kong — 1.5%, Qatar — 1.2%, Ireland — 1.3%, Belgium — 0.7%, Netherlands — 0.5%, Supranationals — 0.5%, and others — 2.8%.

2020 and 2019. At December 31, 2020, CAF’s liquid assets consisted of USD 14.7 billion of cash, deposits with banks, marketable securities and other investments, of which 91.8% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 24.7% of our liquid assets were invested in time deposits in financial institutions, 19.7% in commercial paper, 15.2% in corporate and financial institution bonds, 19.8% in certificates of deposit, 13.8% in U.S. Treasury Notes and 6.8% in other instruments, including deposits in cash. At December 31, 2019, CAF’s liquid assets consisted of USD 13.9 billion of cash, deposits with banks, marketable securities and other investments, of which 95.6% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 22.6% of our liquid assets were invested in time deposits in financial institutions, 23.2% in commercial paper, 15.3% in corporate and financial institution bonds, 16.2% in certificates of deposit, 13.9% in U.S. Treasury Notes and 8.8% in other instruments, including deposits in cash.

As of December 31, 2020, our liquid assets were distributed by country as follows: United States — 28.9%, Japan — 8.1%, France — 7.1%, Switzerland — 6.6%, Chile — 6.8%, China — 6.3%, South Korea — 4.8%, United Arab Emirates — 4.4%, Spain — 4.0%, Canada — 3.0%, Kuwait — 2.4%, United Kingdom — 2.3%, Supranationals — 2.3%, Australia — 2.2%, Germany — 1.6%, Qatar — 1.6%, Ireland — 1.5%, Netherlands — 0.6%, Belgium — 0.1%, and others — 5.3%.

Commitments and Contingencies

We enter into commitments and contingencies in the normal course of our business to facilitate our business and objectives. Commitments and contingencies include: (1) credit agreements subscribed and pending disbursements, (2) lines and letters of credit for foreign trade, (3) equity investment agreements subscribed and (4) partial credit guarantees. For further discussion of these arrangements, see Note 21 (“Commitments and Contingencies”) to our audited financial statements in this prospectus.

Strategy and Capital Resources

Our business strategy is to provide financing for projects, trade and investment in the shareholder countries. Management expects our assets to grow in the future, which will increase our need for additional funding. Likewise, maturing debt obligations will need to be replaced. In addition to scheduled capital increases, management anticipates a need to increase funds raised in the international capital markets and to maintain funding through borrowings from multilateral and other financial institutions. While the substantial majority of our equity will continue to be held by full member shareholder countries, we intend to continue offering equity participation to associated shareholder countries through the issuances of Series “C” shares to such countries. See “Capital Structure.”

We intend to continue our programs to foster sustainable growth within the shareholder countries, and to increase our support for the private sector within their markets, either directly or through financial intermediaries. See “Operations of CAF.”

OPERATIONS OF CAF

Our purpose is to foster and promote economic development, social development and integration within the shareholder countries through the efficient use of financial resources in conjunction with both private sector and public sector entities. To accomplish our objective, we primarily engage in short-, medium- and long-term loans and guarantees. To a lesser extent, we make limited equity investments in funds and companies, and provide technical and financial assistance, as well as administrative services for certain regional funds.

We also provide lending for projects in associated shareholder countries, including but not limited to projects that promote trade or integration with full member shareholder countries.

Business Management of CAF

Our business management is divided into two broad functions: client relationship management and financial management.

Client Relationship Management

Our client relationship management function is conducted by a group of relationship managers and sector and product specialists who are responsible for the development, structuring, appraisal and implementation of our lending activities. Clients are identified through direct contact, referrals from our representative offices and referrals from third parties such as shareholders, multilateral institutions, international financial institutions and other clients.

Our client relationship management function is currently fulfilled by the following four departments, each headed by a Vice President:

•

Country Programs, which is responsible for our relationships with governments, public sector corporations and financial institutions and for the development of a global approach to business activities in each of the shareholder countries;

•	Infrastructure, which is responsible for the financing of public and private infrastructure projects and the analysis of public policies within the different development sectors;

•	Private Sector, which is responsible for our relationships with private sector corporations and financial institutions; and

•	Social Development, which is responsible for financings and investments in social areas and in micro, small and medium size enterprises.

The client relationship management group is also responsible for reviewing and developing lending policies and procedures and for monitoring the quality of the loan portfolio on an ongoing basis. In these duties, the client relationship management group is assisted by our Credit Administration Office and our Corporate Comptroller Office.

Financial Management

Our financial management group is responsible for managing our funded debt, as well as our liquid assets. This group is responsible for developing, structuring, appraising and implementing our borrowing activities. It is also responsible for reviewing and developing policies and procedures for the monitoring of our financial well-being and for the proper management of liquidity. The financial management group is headed by the Vice President of Finance.

The asset distribution group is a part of the financial management group, and it has two basic responsibilities:

(1) structuring “A/B” loan transactions in which we loan a portion of the total amount and other financial institutions loan the remainder; and

(2) selling loans to international banks interested in increasing their exposure in the shareholder countries.

The staff of our financial management group works in close coordination with our client relationship managers. Our client relationship management group and financial management group are supported by the financial control and budget, human resources, information systems and legal departments.

Loan Portfolio

We extend medium-term and long-term loans to finance both public sector and private sector projects in the shareholder countries, either directly to a project or through a financial institution in a shareholder country that lends the funds to the appropriate project. To a lesser extent, we also provide loans to finance trade by and among the shareholder countries. Loans may be used for any component of a project, subject to exceptions relating to, among other things, the acquisition of land and the payment of taxes. We endeavor to concentrate our lending activities on national and multinational economic development projects, especially those involving electricity, gas and water supply, transport or communications in two or more shareholder countries and those that generate foreign exchange.

We provide credit lines to financial institutions in the shareholder countries. The purpose of these credit lines is to enable these institutions to finance projects that fall within our overall objectives, but that are not sufficiently large to justify CAF being directly involved in the project. The relevant financial institutions are thereby provided with funds that enable them to strengthen their financial resources within parameters previously agreed to with CAF. Under such multi-sectoral credit lines, we take the credit risk of the financial intermediary and also have recourse to the underlying borrowers. The financial intermediaries are responsible for repayment of their loans from CAF regardless of whether the underlying borrower repays the financial intermediary.

We endeavor to strengthen trade by and among shareholder countries and to assist companies in the shareholder countries to access world markets. Our trade-financing activities are complementary to those of the export credit agencies of shareholder countries because we finance qualifying import or export operations, whereas those agencies generally are limited to providing financing only for goods exported from the respective countries. Through trade-financing, we finance the movement of merchandise. We also provide credit support to trade activities through the confirmation of letters of credit in situations where the issuing local bank would not be perceived as sufficiently creditworthy by financial institutions in the beneficiary’s country.

In 1997, we began making a portion of our loans through an “A/B” loan program, where we act as lender of record for the entire loan and sell non-recourse participations in the “B” portion of the loan to financial institutions. The “A” portion of the loan is made directly to the borrower by CAF. Under the “B” portion, financial institutions provide the funding and assume the credit risk; we do not provide funding under the “B” portion and, therefore, do not assume any credit risk. Because we act as the lender of record for the entire loan, thereby operating as the one official lender in the transaction, the borrower receives an interest rate that is generally lower than the rate available in the commercial markets. The lower interest rate is a result, among other factors, of the reduced inherent risk resulting from our status as a multilateral financial institution.

Our loan pricing is typically based on its cost of funds plus a spread to cover operational costs and credit risks. All sovereign-risk loans are made at the same spread for comparable maturities. Generally, our loans are made on a floating interest rate basis. Under certain exceptional circumstances, loans may be made at fixed interest rates, provided that the corresponding funding is obtained at fixed interest rates. We generally charge a loan origination fee up to 0.85% of the total loan amount and a commitment fee equal to 0.35% per annum on undisbursed loan balances. Substantially all loans are denominated in U.S. dollars.

Our policies generally require that loans to public sector entities have the benefit of sovereign guarantees. Exceptions have been made for a few highly-capitalized entities. Loans to private sector entities other than banks generally must have the benefit of bank or other guarantees, or other collateral acceptable to CAF.

At December 31, 2020, our total assets were USD 48.8 billion, of which USD 28.1 billion, or 57.6%, were disbursed and outstanding loans. At December 31, 2020, the “B” loan portion of our “A/B” loan transactions totaled USD 92.1 million. The tables on loan exposure that follow reflect only the “A” portion of the respective “A/B” loan transactions since we only assume the credit risk of the “A” loan portion. Our management expects further loan growth to be funded by additional borrowings and deposits, retained earnings and planned capital increases.

Loans to Public and Private Sector Borrowers

Our total loan portfolio outstanding, classified by public sector and private sector borrowers, was as follows:

	At December 31,
	2020		2019	2018
	(in USD millions)
Public Sector	91.6%	25,619.4	22,594.9	21,571.1
Private Sector	8.4%	2,341.7	3,920.9	3,540.5

	100%	27,961.2	26,515.8	25,111.6

Fair value adjustments		156.7	4.8	(0.2)

		28,117.9	26,520.6	25,111.4

Geographic Distribution of Loans

Our total loan portfolio outstanding, classified on a country-by-country basis, according to the location of the borrower, was as follows:

	At December 31,
	2020			2019			2018
	Public	Private	Total	Public	Private	Total	Public	Private	Total
	(in USD millions)
Argentina	3,698.6	26.7	3,725.3	3,655.8	87.5	3,743.3	3,476.6	101.1	3,577.7
Barbados	170.3	—	170.3	75.0	—	75.4	84.0	—	84.0
Bolivia	2,505.7	40.6	2,546.3	2,599.3	116.5	2,715.8	2,454.6	108.3	2,562.9
Brazil	1,948.0	673.5	2,621.5	1,509.0	719.6	2,228.6	1,457.9	236.6	1,694.5
Chile	100.0	359.7	459.7	45.0	427.9	472.9	—	425.0	425.0
Colombia	2,553.0	242.4	2,795.2	2,075.6	782.3	2,857.9	2,201.6	638.7	2,840.3
Costa Rica	560.4	4.0	564.4	73.7	8.0	81.7	78.8	10.0	88.8
Dominican Republic	128.4	16.6	145.0	154.4	20.3	174.7	180.4	26.1	206.5
Ecuador	4,079.2	43.0	4,122.2	3,600.3	127.3	3,727.5	3,411.2	175.6	3,586.8
Mexico	835.0	50.0	885.0	450.0	50.0	500.0	480.0	50.0	530.0
Panama	1,806.5	269.7	2,076.2	1,511.9	519.7	2,031.6	1,298.6	601.7	1,900.4
Paraguay	1,045.7	40.5	1,086.2	462.9	50.0	512.8	387.9	78.3	466.2
Peru	1,065.6	459.0	1,524.5	1,070.9	916.8	1,987.7	1,031.0	1,008.7	2,039.7
Trinidad & Tobago	1,048.9	—	1,048.9	788.9	—	788.9	600.0	—	600.0
Uruguay	874.8	115.9	990.7	850.1	94.9	945.5	914.5	80.2	994.7
Venezuela	3,199.7	—	3,199.7	3,671.8	—	3,671.8	3,514.1	—	3,514.1

	25,619.4	2,341.7	27,961.2	22,594.9	3,920.9	26,515.8	21,571.1	3,540.5	25,111.6

Fair value adjustments			156.7			4.8			(0.2)
Total			28,117.9			26,520.6			25,111.4

Loans Approved and Disbursed by Country

Our loan approval process is described under “— Credit Policies.” After approval, disbursements of a loan proceed in accordance with the contractual conditions of the loan agreement.

Set forth below is a table of the amount of loans approved and loans disbursed, classified by country, for each of the years indicated:

	Approved			Disbursed(1)
	2020	2019	2018	2020	2019	2018
	(in USD millions)			(in USD millions)
Argentina	963.6	625.5	1,626.3	536.4	574.3	1,014.0
Bolivia	554.0	243.3	531.6	212.7	491.1	381.1
Brazil	1,674.6	1,590.8	1,475.6	1,747.2	1,130.0	620.9
Colombia	1,692.7	2,058.8	1,544.0	1,721.1	2,075.1	2,855.2
Ecuador	1,135.2	969.3	754.2	991.9	748.0	706.2
Mexico	503.3	950.4	655.6	1,322.5	771.9	585.4
Panama	560.7	597.7	693.9	448.4	430.4	498.0
Paraguay	946.9	710.3	476.1	629.1	117.9	117.2
Peru	2,615.5	2,191.1	2,551.4	695.1	1,361.2	1,613.9
Trinidad & Tobago	350.8	200.3	300.2	300.5	200.0	300.2
Uruguay	1,351.5	965.4	890.3	96.5	94.8	112.4
Venezuela	1.0	0.5	600.3	1.1	513.8	528.6
Others(2)	1,797.2	1,906.9	2,219.3	1,680.6	1,534.4	1,729.3

Total	14,147.0	13,010.5	13,663.3	10,383.3	10,043.0	10,477.1

(1)	Includes short-term loans in the amounts of USD 4,942.1 million, USD 6,222.3 million and USD 6,546.2 million and for the years ended December 31, 2020, 2019 and 2018, respectively.
(2)	Loans outside the full member shareholder countries for the years ended December 31, 2020, 2019 and 2018.

As of December 31, 2020, the increase (decrease) of our loan portfolio by country compared to the year ended December 31, 2019 was as follows: Argentina, -0.5%; Bolivia, -6.2%; Brazil, 17.6%; Colombia, -2.2%; Ecuador 10.6%; Panama 2.2%; Paraguay, 111.8%; Peru, -23.3%; Trinidad & Tobago, 33.0%; Uruguay, 4.8%; and Venezuela, -12.9%. The growth of the loan portfolio reflects loan approvals as a result of higher demand from shareholder countries and our increased share of infrastructure financings in the region. Loans to associated shareholder countries holding Series “C” shares (as described under “Capital Structure — General”) totaled USD 2,224.4 million in 2020, compared to loans to associated shareholder countries holding Series “C” shares totaling USD 2,093.5 million and USD 1,334.3 million in 2019 and 2018, respectively.

Management anticipates that our loan portfolio will continue to grow as a result of our strategy to expand our shareholder base, both by issuing shares to new shareholder countries and by additional capital subscriptions by existing shareholder countries, which may result in increased loan demand for projects in such countries.

Distribution of Loans by Industry

At December 31, 2020, our loan portfolio outstanding was distributed by country and industry as follows:

	Argentina	Bolivia	Brazil	Colombia	Ecuador	Panama	Paraguay	Peru	Uruguay	Venezuela	Others(2)	Total by Sector	% of Total
	(in USD millions)
Social and other infrastructure programs	1,472.9	330.0	65.3	2,063.3	2,031.2	700.0	396.9	336.8	54.6	1,241.8	1,724.1	10,416.8	37.3%
Transport, warehousing and communications	1,004.6	1,521.6	1,118.5	346.5	1,271.6	990.9	363.8	475.9	237.8	240.3	533.1	8,104.7	29.0%
Supply of electricity, gas and water	1,172.3	655.7	260.9	207.8	683.7	355.6	295.7	424.2	628.9	1,717.6	79.6	6,482.1	23.2%
Financial services – commercial Banks	—	10.0	903.6	149.1	19.6	10.9	29.7	280.0	—	—	414.0	1,816.9	6.5%
Financial services development banks(1)	—	17.5	171.8	28.6	80.3	—	—	7.6	—	—	610.6	916.3	3.3%
Other activities	6.2	2.4	65.0	—	12.5	—	—	—	—	—	—	86.0	0.3%
Agriculture, hunting and forestry	69.3	9.1	—	—	—	—	—	—	—	—	—	78.4	0.3%
Manufacturing industry	—	—	36.5	—	23.5	—	—	—	—	—	—	60.0	0.2%
Total	3,725.3	2,546.3	2,621.5	2,795.2	4,122.2	2,057.4	1,086.2	1,524.5	921.3	3,199.7	3,361.4	27,961.2	100.0%

(1)	Multi-sectoral credit lines to public sector development banks, private banks and other institutions.
(2)	This column includes loans outside the full member shareholder countries at December 31, 2020.

Maturity of Loans

At December 31, 2020, our outstanding loans were scheduled to mature as follows:

	2020	2021	2022	2023	2024	2025-2035
	(in USD millions)
Principal amount	4,942.1	2,782.2	2,642.7	2,690.0	2,663.9	12,240.3

Ten Largest Borrowers

The following table sets forth the aggregate principal amount of loans to our ten largest borrowers, and the percentage such loans represented of the total loan portfolio, at December 31, 2020:

Borrower	Amount	As a Percentage of Total Loan Portfolio
	(in USD millions)
Argentine Republic	3,514.2	12.6
Republic of Ecuador	3,492.2	12.5
Plurinational State of Bolivia	2,505.7	9.0
Bolivarian Republic of Venezuela	2,299.7	8.2
Republic of Colombia	2,286.6	8.2
Republic of Panama	1,806.5	6.5
Republic of Trinidad and Tobago	1,048.9	3.8
Republic of Peru	1,012.0	3.6
Central Bank of Venezuela	900.0	3.2
Republic of Paraguay	749.9	2.7

	19,615.6	70.2

Selected Projects

Set out below are examples of projects approved by CAF during 2020 and the respective loan approval amounts. The selected projects represent a mix of our loan portfolio in the different sectors and activities in which we participate, including both public and private sector projects. They have been selected based on the relevance to each full member shareholder country and are representative of our lending activities in each such country.

Argentina

Argentine Republic/Development and manufacturing project of a second generation Geostationary Telecommunication Satellite Arsat system, USD 244.0 million.

Bolivia

Long term loan under the Regional Contingent credit line for countercyclical support for the emergency generated by Covid -19, USD 350.0 million.

Brazil

Macro drainage and flood control Program for the Baquirivú-Guacu River in the Municipality of Guarulhos, USD 96.0 million.

Colombia

Long term loan under the Regional Contingent credit line for countercyclical support for the emergency generated by Covid -19, USD 350.0 million.

Ecuador

Sectorial Program in support of the national connectivity agenda, USD 138.3 million.

Panama

Long term loan under the Regional Contingent credit line for countercyclical support for the emergency generated by Covid -19, USD 350.0 million.

Paraguay

Paving project of the Puerto Indio route, highway junction in the Department of Alto Paraná, USD 100.0 million.

Peru

Road Infrastructure Program for regional competitiveness- Pro Region 1, USD 373.4 million.

Trinidad and Tobago

Sectorial Program for the Development of air and maritime transport and tourism Infrastructure, USD 200.0 million.

Uruguay

Program to expand and strengthen the national guarantee system SIGA, USD 150 million.

Other Activities

Treasury Operations

Our investment policy requires that at least 90% of our liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization. The remaining portion may be invested in unrated or non-investment grade instruments rated B-/Ba3/B- or better by a U.S. nationally-recognized statistical rating organization. At December 31, 2020, our liquid assets amounted to USD 14.7 billion of which 24.7% were invested in time deposits in financial institutions, 19.7% in commercial paper, 15.2% in corporate and financial institution bonds, 19.8% in certificates of deposit, 13.8% in U.S. Treasury Notes and 6.8% in other instruments.

Equity Shareholdings

We may acquire equity shareholdings in new or existing companies within the shareholder countries, either directly or through investment funds focused on Latin America. Our equity participation in any one company is limited to 1% of our shareholders’ equity. Our policies do not permit us to be a company’s largest individual shareholder. In addition, the aggregate amount of our equity investments cannot exceed 10% of our shareholders’ equity. At December 31, 2020, the carrying value of our equity investments totalled USD 432.6 million, representing 3.3% of our shareholders’ equity. At December 31, 2020, 61.2% of our equity portfolio was held through investment funds.

Credit Guarantees

We have developed our credit guarantee product as part of our role of attracting international financing for our shareholder countries. As such, we may offer guarantees of private credit agreements or we may offer public guarantees of obligations of the securities of third party issuers. We generally offer only partial credit guarantees with the intention that private lenders or holders of securities share the risk along with us.

The emphasis of the credit guarantees is to aid in the financing of public sector projects, though we do not have any internal policies limiting our credit guarantees to public sector projects. Also, although we generally intend to guarantee approximately 25% of the financing for a given project, we may guarantee up to the full amount of the financing, subject to our other credit policies. Our internal policies limit the aggregate outstanding amount of our credit guarantees to a maximum amount equivalent to 20% of our total equity. The amount of credit guarantees outstanding was USD 130.1 million at December 31, 2020. Those credit guarantees represent 1.0% of our total equity and include guarantees issued for a public sector project in Peru and for several private sector companies that are operating in Argentina, Mexico and Peru.

Promotion of Regional Development

As part of our role in advancing regional integration, we evaluate on an ongoing basis new investment opportunities intended to benefit the shareholder countries. We also provide technical and financial assistance for the planning and implementation of binational and multinational projects, help obtain capital and technology for these projects, and assist companies in developing and implementing modernization, expansion and organizational development programs.

Fund Administration

In 2020, we acted as fund administrator for several funds funded by third parties and by our shareholders, the net assets of which totaled USD 494.9 million at December 31, 2020. We have no residual interest in the net assets of the special funds.

Each year, the Stockholders’ Assembly of CAF approves a maximum amount to be contributed to Stockholders’ Special Funds during the fiscal year, which contributions are recognized as expenses.

In 2020, the Stockholders’ Assembly approved the contribution of up to a maximum amount of USD 135 million to some Stockholders’ Special Funds. Management was authorized to contribute to Stockholders’ Special Funds during the fiscal year 2020 and to recognize these contributions as expenses. The amount approved by the Stockholders’ Assembly in 2019 was USD 130 million. In 2020 and 2019, such contributions to these funds were USD 127.1 million and USD 129.2 million, respectively, and expensed as previously described. In 2018, such contribution to these funds was USD 92.1 million and accounted for as distributions from net income of 2018. These funds are not part of our accounts.

At December 31, 2020, the principal funds were the Compensatory Financing Fund, the Fund for the Development of Small and Medium Enterprise, the Technical Cooperation Fund and the Human Development Fund.

Technical Cooperation Fund

At December 31, 2020, the Technical Cooperation Fund had a balance of USD 75.3 million. The purpose of this fund is to finance research and development studies that may lead to the identification of project investment opportunities and also, on occasion, to provide grants that are typically less than USD 100,000 each to facilitate the implementation of those projects.

Human Development Fund

At December 31, 2020, the Human Development Fund had a balance of USD 5.4 million. This fund is devoted to assisting projects intended to promote sustainable development in socially excluded communities, as well as to support micro-enterprises through the financing of intermediary institutions that offer direct loans to rural and urban micro-entrepreneurs.

Compensatory Financing Fund

At December 31, 2020, the Compensatory Financing Fund had a balance of USD 259.7 million. This fund was created to provide interest rate compensation of certain loans granted by us when a project providing social or developmental benefits is otherwise unable to sustain market interest rates. For more information, see Note 22 (“Special Funds and Other Funds Under Management”) to our audited financial statements in this prospectus.

Fund for the Development of Small and Medium Enterprises

At December 31, 2020, the Fund for the Development of Small and Medium Enterprises had a balance of USD 60.4 million. The purpose of this fund is to finance and, in general, support initiatives that aid the development of an entrepreneurial class in our shareholder countries.

Credit Policies

The Constitutive Agreement limits the total amount of disbursed and outstanding loans, guarantees and equity investments to 4.0 times stockholders’ equity. Our actual ratio on December 31, 2020 was 2.2 times stockholders’ equity.

We apply commercial banking standards for credit approvals and maintain policies and procedures regarding risk assessment and credit policy. Relationship managers perform an initial screening of each potential client and transaction to ensure that the proposed extension of credit falls within our policies. Proposed project loans are evaluated in accordance with our Operational Policies, which set out detailed eligibility and evaluation guidelines. Loans to a private sector borrower are approved taking into consideration both the individual loan and the total exposure to the borrower.

The Loans and Investments Committee recommends approvals of loans and investments. The members of this Committee are the Vice Presidents, the General Counsel and the Head of Credit Administration. The committee is chaired by the Executive Vice President. The Secretary of the Committee is an officer from the Credit Administration Office. The Executive President, upon the recommendation of the Loans and Investments Committee, may approve (a) loans of up to USD 75.0 million for sovereign credits, (b) loans of up to USD 50.0 million for private credits, (c) investments of up to USD 25.0 million in the case of equity investments, (d) investments of up to 1% of total liquid assets of any issuer (unless the issuer is: (i) at least investment grade, in which case the investment may be up to 5% of the issuer’s total liquid assets, (ii) a government or governmental institution with an investment grade rating of at least AA+, in which case the investment may be up to 7% of the issuer’s total liquid assets, or (iii) the U.S. Treasury or the Bank for International Settlements, in which case our investment in notes, bills or bonds may be up to 50% of total liquid assets for each issuer), and (e) technical cooperation credits of up to USD 1.0 million. The Executive Committee of our Board of Directors or the Board of Directors itself may approve (a) loans of up to USD 150.0 million for sovereign credits, (b) loans of up to USD 80.0 million for private credits, (c) investments of up to USD 50.0 million for equity investments, (d) investments of up to 2.5% of the total liquid assets for any issuer (unless the issuer is: (i) at least investment grade, in which case the investment may be up to 10% of the issuer’s total liquid assets, or (ii) a government or governmental institution with an investment grade rating of at least AA+, in which case the investment may be up to 12% of the issuer’s total liquid assets), and (e) technical cooperation credits of up to USD 2.0 million. Loans and investments in excess of the aforementioned Executive Committee’s limits require the approval of our Board of Directors.

Our policies also impose limitations on loan concentration by country and by type of risk. Loans to entities in any one full member shareholder country may not exceed either 25% of our loan portfolio or 100% of our shareholders’ equity. Aggregate loans to entities in any associated shareholder country currently may not exceed eight times the total of such country’s paid-in capital contribution to us plus any assets entrusted by the country to us under a fiduciary relationship. This limit does not apply to trade loan financing with full member shareholder countries. Additionally, no more than four times the country’s paid-in capital contribution to us plus any assets entrusted to us under a fiduciary relationship may be committed to operations essentially national in character. The same limitation applies to our total loan portfolio in relation to our shareholders’ equity. Loans to a public sector or mixed-capital entity not considered a sovereign risk are limited in the aggregate to 15% of our shareholders’ equity. Additionally, the exposure to any individual private sector entity or to an economic group is limited to 2.35% and 3.5%, respectively, of our total loan portfolio.

Operations in which we extend credit to entities in Series “C” shareholder countries must generally be related to activities of such entities in, or related to, the full member shareholder countries. Notwithstanding the above, the aggregate total of outstanding loans in all such countries may not exceed 15% of our total loan portfolio.

Our policies permit us to provide up to 100% of the total project costs with respect to short-term loans. For medium- and long-term loans, we determine the appropriate level of financing on a case-by-case basis; however, limited-recourse financing in such loans may not exceed 50% of project costs. In practice, however, we typically limit our loans to a smaller percentage of total project costs and generally require a larger percentage of financial support by the borrower than required by our credit policies.

Asset Quality

We classify a loan as overdue whenever payment is not made on its due date. We charge additional interest on the overdue payment from the due date and immediately suspend disbursements on all loans to the borrower and to any other borrowers of which the overdue borrower is a guarantor. The entire principal amount of a loan is placed in non-accrual status when collection or recovery is doubtful or when any payment, including principal, interest, fees or other charges in respect of the loan, is more than 90 days overdue in the case of a private sector loan or more than 180 days overdue in the case of a public sector loan. Interest and other charges on non-accruing loans are included in income only to the extent that payments have actually been received by us.

At December 31, 2020, there were USD 0.0 million of loans overdue and USD 69.1 million of loans in non-accrual status. At December 31, 2019, there were USD 129.1 million of loans overdue and USD 69.8 million of loans in non-accrual status.

For the year ended December 31, 2020, there were USD 0.0 million of loan write-offs. We have not suffered any individually significant losses on our loan portfolio. Although our loans do not enjoy any legal preference over those of other creditors, we do enjoy a de facto preferred creditor status arising from our status as a multilateral financial institution and from the interest of our borrowers in maintaining their credit standing with us. Although some of our shareholder countries have restructured their sovereign debt obligations, we have never had to declare an event of default with respect to such countries’ debt obligations to CAF.

Quality of Loan Portfolio

The following table shows our overdue loan principal, loans in non-accrual status, and the total allowance for loan losses and their percentages of our total loan portfolio at the respective dates indicated, as well as loans written-off during each period.

	At December 31,
	2020	2019	2018
	(in USD millions)
Total loan portfolio	27,961.2	26,515.8	25,111.6
Overdue loan principal	—	129.1	124.3
Loans in non-accrual status	69.1	69.8	112.7
Loans written off during period	—	38.0	22.0
Allowance for loan losses	95.0	91.6	64.9
Troubled debt restructured	36.5	—	—
Overdue principal payment as a percentage of loan portfolio (excluding non-accrual loans)	0.00%	0.49%	0.49%
Non-accrual loans as a percentage of loan portfolio	0.25%	0.26%	0.45%
Allowance for loan losses as a percentage of loan portfolio	0.34%	0.35%	0.26%

FUNDED DEBT

Funding Strategy

We raise funds for operations primarily in the international financial markets, although a relatively small part is raised within our shareholder countries. Our strategy with respect to funding, to the extent possible under prevailing market conditions, is to match the maturities of our liabilities to the maturities of our loan portfolio. In order to diversify our funding sources and to offer potential borrowers a wide range of credit facilities, we raise funds through bond issues in both the shareholder countries and the international capital markets. We also take deposits and obtain loans and credit lines from central banks, commercial banks and, to the extent of imports related to projects funded by us, export credit agencies.

Within the shareholder countries, we raise funds from central banks and financial institutions and by means of regional bond issues. Outside Latin America and the Caribbean, we obtain funding from public sector development and credit agencies, from development banks, from various North American, European and Asian commercial banks, from capital markets and from the U.S. and European commercial paper markets.

Sources of Funded Debt

The breakdown of our outstanding funded debt, both within and outside the shareholder countries, at each of the dates indicated below, was as follows:

	At December 31,
	2020	2019	2018
	(in USD millions)
Within the shareholder countries:
Deposits	3,337.6	2,079.0	3,210.5
Borrowings	33.0	324.5	22.9
Bonds	656.4	733.1	660.1

	4,027.0	3,136.6	3,893.6
Outside the shareholder countries:
Deposits	—	593.9	—
Commercial paper	1,598.7	908.1	641.3
Borrowings	1,571.1	1,058.6	1,266.6
Bonds	22,776.8	22,658.2	21,586.7

	25,946.6	24,904.9	23,494.6
Variation effect between spot and original FX rate	189.9	(950.3)	(878.7)

Fair value adjustments on hedging activities	1,338.4	742.4	191.0

Origination costs	(10.8)	(14.8)	(19.2)

Total	31,491.0	28,132.7	26,756.2

Maturity of Funded Debt

The breakdown of our outstanding funded debt, by instrument and maturity, at each of the dates indicated below was as follows:

	At December 31,
	2020	2019	2018
	(in USD millions)
Term deposits:
Up to 1 year	3,337.6	2,672.9	3,210.5
Acceptances, advances and commercial paper and repurchase agreements:
Up to 1 year	1,598.7	908.1	641.3
Borrowings:
Up to 1 year	166.5	406.2	181.5
Between 1 and 3 years	525.5	352.8	547.6
Between 3 and 5 years	358.5	274.1	252.6
More than 5 years	553.5	350.0	307.8

	1,604.0	1,383.1	1,289.5
Bonds:
Up to 1 year	3,215.8	3,900.9	2,291.6
Between 1 and 3 years	8,509.0	7,073.5	7,061.4
Between 3 and 5 years	5,852.6	4,859.4	5,888.7
More than 5 years	5,855.8	7,557.3	7,080.1

	23,433.2	23,391.2	22,321.8
Totals:
Up to 1 year	8,318.6	7,888.1	6,324.9
Between 1 and 3 years	9,034.5	7,426.3	7,609.0
Between 3 and 5 years	6,211.1	5,133.5	6,141.3
More than 5 years	6,409.3	7,907.3	7,387.9

	29,973.5	28,355.2	27,463.1
Variation effect between spot and original FX rate	189.9	(950.3)	(878.7)
Fair value adjustments on hedging activities	1,338.4	742.4	191.0
Originating costs	(10.8)	(14.8)	(19.2)

Total	31,491.0	28,132.7	26,756.2

Our financial liabilities are primarily U.S. dollar-based: 53.6% of our total financial liabilities, or 98.4% of financial liabilities after swaps, were denominated in U.S. dollars at December 31, 2020. The principal amount of non-U.S. dollar financial liabilities outstanding at December 31, 2020 included 7,230.6 million Euros, 76,500.0 million Yen, 2,450.0 million Swiss Francs, 1,102,700.0 million Colombian Pesos, 5,877.0 million Hong Kong Dollars, 8,007.4 million Mexican Pesos, 277.1 million Peruvian Nuevos Soles, 4,200.0 million Norwegian Kroner, 1,357.6 million Australian Dollars, 1,034,100.0 million Indonesian Rupiah, 2,138.0 million Indian Rupee, 21.3 million New Zealand Dollars, 9,900.6 million Uruguayan Pesos, 163.2 million Uruguayan Index Units, 6,210.0 million Kazakhistani Tenge, 40.0 million Canadian Dollars and 13.7 million Bolivian Boliviano; all of these non-U.S. dollar financial liabilities are swapped into U.S. dollars or otherwise hedged with an underlying asset.

DEBT RECORD

We have never had an event of default declared with respect to the payment of principal of, or premium or interest on, any debt security we have issued, and we have always met all of our debt obligations on a timely basis.

ASSET AND LIABILITY MANAGEMENT

We reduce our sensitivity to interest rate risk by extending our loans on a floating rather than a fixed interest rate basis. At December 31, 2020, 93.2% of our outstanding loans were based on LIBOR and subject to interest rate adjustments at least every six months. The liabilities that fund these loans are also contracted at, or swapped into, LIBOR floating interest rates. When we make loans at fixed interest rates, we also obtain the corresponding funding on a fixed interest rate basis.

We require that counterparties with which we enter into swap agreements be rated “A+/A1” or better by two U.S. nationally recognized statistical rating organizations or have signed a credit support agreement (resulting in the corresponding exchange of collateral), at the time of entering into the swap agreement. At December 31, 2020, we were party to swap agreements with an aggregate notional amount of USD 25.8 billion.

We seek, to the extent possible under prevailing market conditions, to match the maturities of our liabilities to the maturities of our loan portfolio. At December 31, 2020, the weighted average life of our financial assets was 3.9 years and the weighted average life of our financial liabilities was 3.8 years.

Our management expects the weighted average life of our financial assets to increase gradually, as we make more long-term loans for infrastructure development and similar purposes. At the same time, our management expects that the weighted average life of our liabilities will also increase as a result of our strategy of increasing our presence in the international long-term bond market as market conditions permit.

At December 31, 2020, 99.7% of our assets and 53.6% of our liabilities were denominated in U.S. dollars, with the remainder of our liabilities being denominated principally in Euro, Yen, Hong Kong Dollar, Australian Dollar, Norwegian kroner, Turkish lire, South African rand and Swiss Francs, which liabilities were swapped. After swaps, 98.4% of our liabilities were denominated in U.S. dollars as of December 31, 2020. Generally, funding that is contracted in currencies other than the US dollar is swapped into U.S. dollars. In some cases, we extend our loans in the same non-U.S. dollar currencies as debt is incurred in order to minimize exchange risks. Our shareholders’ equity is denominated entirely in U.S. dollars.

Our treasury asset and liability management involves managing liquidity, funding, interest rate and exchange rate risk arising from non-trading positions through the use of on-balance sheet instruments. Our external asset managers use derivatives to hedge the interest and exchange rate risk exposures of our non-U.S. dollar denominated investments. Our policy is that our total exposure on trade derivatives should not exceed 3% of liquid investments. See Note 19 (“Derivative Financial Instruments and Hedging Activities”) to our audited financial statements in this prospectus.

ADMINISTRATION

We are governed and administered by the bodies and officials detailed below:

Shareholders’ General Meeting

The shareholders’ general meeting is the ultimate decision-making body within CAF. Shareholders’ general meetings can be ordinary or extraordinary and are governed by the requirement for the presence of a quorum and compliance with other conditions set out in the Constitutive Agreement.

Shareholders’ ordinary general meetings are held once a year, within 90 days of the close of the financial year, and are convened by the Executive President. The shareholders’ ordinary general meeting:

(1) considers the Board of Directors’ annual report and our financial statements, receives the independent auditors’ report and allocates our net income;

(2) constitutes special funds for particular purposes;

(3) elects the Board of Directors according to the Constitutive Agreement;

(4) appoints external auditors;

(5) determines compensation for the Board of Directors and the external auditors; and

(6) may consider any other matter expressly submitted to it which is not within the purview of any other body of CAF.

Shareholders’ extraordinary general meetings may be convened after a call has been made at the initiative of the Board of Directors, or the Executive President, or at least 40% of Series “A” shareholders or any shareholders representing at least 25% of paid-in capital. The shareholders’ extraordinary general meeting may:

(1) increase, reduce or replenish our capital in accordance with the Constitutive Agreement;

(2) dissolve CAF;

(3) change the headquarters of CAF when the Board of Directors so proposes; and

(4) consider any other matter that has been expressly submitted to it that is not within the purview of any other body of CAF.

Resolutions before shareholders’ ordinary general meetings are passed by the votes of at least 60% of Series “A” shareholders, together with a majority of the votes of the other shares represented at the meeting. Resolutions passed at shareholders’ extraordinary general meetings (including a decision to dissolve CAF) require the votes of 80% of Series “A” shareholders, together with a majority of the votes of the other shares represented at the meeting, except for resolutions concerning modifications to the structure of the Board of Directors in which case an affirmative vote of all Series “A” shareholders is required, together with a majority of the votes of the other shares represented at the meeting. In the event of adjournment for lack of a quorum, which consists of at least 80% of Series “A” shareholders and a simple majority of the other shareholders, at either an ordinary or extraordinary general meeting, two Series “A” shareholders, plus a majority of the other shares represented at the meeting, may deliberate and approve decisions at a reconvened meeting.

Board of Directors

Our Board of Directors is composed of 19 directors, each of whom is elected for a term of three years and may be re-elected. Each of the Series “A” shareholders is represented by one director. Five directors represent the governments or governmental institutions holding Series “B” shares and one director represents the private financial institutions holding Series “B” shares. Holders of Series “C” shares are entitled to elect two directors. In the event of a vacancy in a director position, the corresponding alternate director serves as director until such vacancy has been filled. Responsibilities of our Board of Directors include:

(1) establishing and directing our credit and economic policies;

(2) approving our budget;

(3) approving our borrowing limits;

(4) approving credits granted by us in excess of a specified limit;

(5) establishing or modifying internal regulations; and

(6) appointing the Executive President.

As of the date of this prospectus, the Directors (and their Alternates) representing Series “A” shareholders are:

Argentina	Gustavo Béliz (Leandro Gorgal)	Secretary for Strategic Affairs National Director of Financing with International Credit Organizations Secretariat for Strategic Affairs)
Bolivia	Felima Gabriela Mendoza (Marcelo Laura Guarachi)	Minister of Development Planning (Vice Minister of Public Investment and External Financing)
Brazil	Robert Fendt (Erivaldo Alfredo Torres)	Special Secretary of Foreign Trade and International Affairs – Ministry of Economy (Secretary of International Economic Affairs – Ministry of Economy)
Colombia	José Manuel Restrepo (María Ximena Lombana)	Minister of Finance and Public Credit (Minister of Commerce, Industry and Tourism)
Ecuador	Robert Dunn (Richard Ordóñez)	President of the Board of Directors of Corporación Financiera Nacional (Acting General Manager of Corporación Financiera Nacional)
Panama	Héctor Alexander (Javier Carrizo)	Minister of Economy and Finance General Manager Banco Nacional de Panamá
Paraguay	Oscar Llamosas (Iván Haas)	Minister of Finance (Vice Minister of Economy)
Peru	Waldo Mendoza (Betty Sotelo)	Minister of Economy and Finance (Vice Minister of Finance)
Trinidad and Tobago	Colm Imbert (Alvin Hilaire)	Minister of Finance (Governor of the Central Bank of Trinidad and Tobago)
Uruguay	Azucena Arbeleche (Diego Labat)	Minister of Economy and Finance (President of Banco Central del Uruguay)
Venezuela	José Felix Rivas	Head of the National Office of Public Credit
	(Román Mniglia)	(Vice Minister of the Banking and Insurance System)

As of the date of this prospectus, the Directors (and their Alternates) representing Series “B” shareholders:

Bolivia	Marcelo Montenegro Gómez (Sergio Cusicanqui)	Minister of Economy and Public Finance (Vice Minister of Treasury and Public Credit)
Colombia	Leonardo Villar (Luis Alberto Rodríguez )	General Manager of Banco de la República (General Director of the National Planning Department)
Ecuador	Mauricio Pozo (Verónica Elizabeth Artola)	Minister of Economy and Finance (General Manager of the Central Bank of Ecuador)
Peru	Carlos Linares	President of the Board of Directors of Corporación Financiera de Desarrollo (COFIDE)
	(Brigitt Bencich)	(Vice Minister of Economy)
Venezuela	Héctor Obregon	President of Banco de Desarrollo Económico y Social of Venezuela — BANDES
	(Luis Peréz González)	(Executive Vice President, Banco de Desarrollo Económico y Social of Venezuela — BANDES)
Private Financial Institutions	Martín Naranjo (Juan Carlos Dao)	President of Association of Banks of Peru (President, Banco del Caribe C.A:)

As of the date of this prospectus, the directors representing the Series “C” shareholders are Nadia Calviño, Minister of Economy and Enterprise for Spain, and Arturo Herrera Gutiérrez, Secretary of Finance and Public Credit for Mexico. Their alternates are José Manuel Vicente, Minister of Finance for the Dominican Republic, and Pablo Terrazas, the Executive Vice President of Corporación de Fomento de la Producción (“CORFO”) for Chile, respectively.

The business address of each of the directors and each of the alternate directors listed above is Torre CAF, Piso 9, Avenida Luis Roche, Altamira, Caracas, Venezuela.

Our Board of Directors annually elects a Chairman to preside over the meetings of the Board of Directors and the shareholders’ general meeting. Hector Alexander is the current Chairman until March 31, 2022.

The Board of Directors delegates certain functions, including credit approvals within specified limits, to the Executive Committee. This Committee is composed of one director from each full member shareholder country, plus one director representing all of the Series “C” shareholders, and our Executive President, who presides over the Committee unless the Chairman of the Board of Directors is part of the Committee, in which case he or she will preside.

Executive President

The Executive President is our legal representative and chief executive officer. He is empowered to decide all matters not expressly reserved to the shareholders’ general meeting, the Board of Directors or the Executive Committee. The Executive President is elected by the Board of Directors for a period of five years and may be re-elected.

On July 5, 2021, in an Extraordinary Board of Directors’ meeting, the Board of Directors appointed Sergio Díaz-Granados as Executive President of CAF for the five-year period starting September 1, 2021.

Sergio Díaz-Granados studied law, government and finance at Universidad Externado de Colombia, and completed postgraduate studies in public management for social development at the National Institute of Public Administration in Spain and in constitutional law at the University of Salamanca in Spain. Díaz-Granados is a Colombian lawyer who currently serves as Executive Director for Colombia in the IDB Group. Díaz-Granados has had an extensive career in public and private service, both nationally and internationally, with a special emphasis on regional development and integration issues. He has held the positions of Minister of Commerce, Industry and Tourism of Colombia, Vice Minister of Business Development and President of the Boards of Directors of Bancóldex and ProColombia. He has also been a congressman and chairman of the House of Representatives Committee on Economic Affairs in Colombia.

Renny López has acted as CAF’s interim Executive President since April 10, 2021, following the resignation of Luis Carranza Ugarte as Executive President of CAF, who had been elected for the period April 2017 to March 2022. Before Renny López’s designation as interim Executive President, he was CAF’s Chief Risk Officer and interim Executive Vice President.

Officers

As of the date of this prospectus, the Executive Officers of CAF are:

Renny López	Interim Executive President
Gabriel Felpeto	Vice President of Finance, Chief Financial Officer and Acting Executive Vice President
Bernardo Requena	Acting Vice President of Country Programs
Antonio Pinheiro Silveira	Vice President of Infrastructure
Jorge Arbache	Vice President of Private Sector

Julian Suarez	Vice President of Social Development
Germán Alzate	Acting Vice President of Administration
Pablo Sanguinetti	Vice President of Knowledge
Beatriz Uribe de Álvarez	Acting Vice President of Risks
Antonio Urdaneta	Acting General Counsel
Javier Arrieta	Controller

Employees

At December 31, 2020, we employed 664 professionals and 84 support staff. The senior positions of Executive Vice President, Vice President of Finance, Vice President of Country Programs, Vice President of Infrastructure, Vice President of Productive and Financial Sectors, Vice President of Social Development, Vice President of Administration, Vice President of Knowledge and Vice President of Risks are appointed by the Executive President, subject to ratification by the Board of Directors.

Our management believes that the salaries and other benefits of our professional staff are competitive and that the local support staff is paid at levels above the prevailing local rates. Although we are not subject to local labor laws, we provide our employees with benefits and safeguards at least equivalent to those required under the law of the country where they normally work and reside. We offer technical and professional training opportunities through courses and seminars for our employees. Management considers the relationship with our employees to be good. There is no employee union and there have been no strikes in the history of CAF.

THE FULL MEMBER SHAREHOLDER COUNTRIES

Certain of the following information has been extracted from publicly available sources. We have not independently verified this information. The region occupied by the full member shareholder countries is bordered by the Atlantic Ocean on the east, the Caribbean Sea on the north and the Pacific Ocean on the west, and covers approximately 13.2 million square kilometers in South America (approximately 74% of the South American continent).

Selected Demographic and Economic Data1

The following table presents selected demographic and economic data for the full member shareholder countries for the years indicated:

	Argentina	Bolivia	Brazil	Colombia	Ecuador	Panama	Paraguay	Peru	Trinidad & Tobago	Uruguay	Venezuela
Population (in millions)[1]
2019	44.94	11.51	211.05	50.34	17.37	4.25	7.04	32.51	1.39	3.46	28.52
2018	44.49	11.35	209.47	49.66	17.08	4.18	6.96	31.99	1.39	3.45	28.87
2017	44.04	11.19	207.83	48.91	16.79	4.11	6.87	31.44	1.38	3.44	29.39
GDP (U.S.$ in billions) /1
2019	445.45	40.90	1,839.76	323.62	107.44	66.80	38.15	226.85	24.27	56.05	76.46	/2
2018	517.63	40.29	1,885.48	333.57	107.56	65.13	40.38	222.04	23.81	59.60	98.47	/2
2017	643.63	37.51	2,062.83	311.88	104.30	62.22	39.01	211.01	22.47	59.53	143.84	/2
GDP per capita (U.S.$
2019	9,912	3,552	8,717	6,429	6,184	15,731	5,415	6,978	17,398	16,190	2.299	/2
2018	11,633	3,549	9,001	6,717	6,296	15,593	5,806	6,941	17,130	17,278	3.404	/2
2017	14,613	3,351	9,925	6,377	6,214	15,150	5,681	6,711	16,238	17,322	4.725	/2
Gross reserves (excluding gold) (U.S.$ in millions) /1 2019	42,193	4,374	353,588	51,973	1,866	3,423	7,316	66,014	6,929	14,499	1.841	4/
2018	63,964	7,178	371,934	47,359	1,896	2,121	7,360	58,904	8,029	15,552	3.168	4/
2017	53,031	8,474	371,151	46,699	1,678	2,703	7,536	62,374	8,370	15,955	3,034	/2
Customer price index growth
2019	53.8	1.5	4.3	3.8	-0.1	-0.1	2.8	1.9	0.4	8.8	9,585
2018	47.6	1.5	3.7	3.2	0.3	0.2	3.2	2.2	1.0	8.0	130,060
2017	24.8	2.7	2.9	4.1	-0.2	0.5	4.5	1.4	1.3	6.6	862.6
Exports of Goods (f.o.b.)
(U.S.$ in millions) /1 2019	65,155	8,819	225,821	42,368	22,774	14,380	12,118	47,688	8,750	11,599	16,480	/3
2018	61,801	8,895	239,537	44,440	22,133	14,754	13,184	49,066	10,756	11,528	37,795	/3
2017	58,662	8,134	218,069	39,777	19,576	13,817	12,981	45,422	9,645	11,059	33,808	/3
Import of Goods (f.o.b.) 2019	46,928	9,055	185,348	50,818	21,749	22,255	11,897	40,660	6,034	8,575	5,596	/3
2018	62,544	9,354	186,490	49,584	22,359	23,961	12,598	41,553	6,631	9,110	11,659	/3
2017	64,109	8,681	154,109	44,247	19,295	22,286	11,288	38,331	6,452	8,668	10,882	/3

1/ Source: World Development Indicators, World Bank, 2019 2/ Source: World Economic Outlook, International Monetary Fund, October 2020 3/ Trademap. Mirror data 4/ CAF Calculations based on BCV

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such debt securities.

The debt securities will be issued pursuant to a fiscal agency agreement, dated as of March 17, 1998, between CAF and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank), as fiscal agent. The following statements briefly summarize some of the terms of the debt securities and the fiscal agency agreement (a copy of which has been filed as an exhibit to the registration statement). These statements do not purport to be complete and are qualified in their entirety by reference to all provisions of the fiscal agency agreement and such debt securities.

General

The debt securities will constitute our direct, unconditional, unsecured and general obligations. The debt securities will rank equally with all of our other unsecured Indebtedness, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application. “Indebtedness” means all of our indebtedness in respect of monies borrowed by us and guarantees given by us for monies borrowed by others.

The accompanying prospectus supplement will describe the following terms of the debt securities, as applicable:

(1)	the title;

(2)	the price or prices at which we will issue the debt securities;

(3)	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

(4)	the currency or currency units for which the debt securities may be purchased and in which payments of principal and interest will be made;

(5)	the date or dates on which principal and interest will be payable;

(6)	the rate or rates at which any of the debt securities will bear interest, the date or dates from which any interest will accrue, and the record dates and interest payment dates;

(7)	the place or places where principal and interest payments will be made;

(8)	the time and price limitations on redemption of the debt securities;

(9)	our obligation, if any, to redeem or purchase the debt securities at the option of the holder;

(10)	the denominations in which any of the debt securities will be issuable, if other than denominations of USD 1,000;

(11)	if the amount of principal or interest on any of the debt securities is determinable according to an index or a formula, the manner in which such amounts will be determined;

(12)	whether and under what circumstances we will issue the debt securities as global debt securities; and

(13)	any other specific terms of the debt securities.

Certain debt securities will be treated for U.S. federal income tax purposes as having been issued with original issue discount (“Discount Notes”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is more than a “de minimis amount” (as defined for U.S. federal income tax purposes). See the discussion set forth under the heading “Taxation — United States Taxation” for more information regarding the U.S. federal income tax consequences of the ownership and disposition of Discount Notes. If applicable, the prospectus supplement also may describe certain U.S. federal income tax considerations that may be relevant to a beneficial owner of Discount Notes and any other special rules regarding debt securities.

Denominations, Registration and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of USD 1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the fiscal agency agreement and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Debt securities may be presented for exchange and for registration of transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the terms of the debt securities.

If any definitive notes are issued and at that time the notes are listed on the Luxembourg Stock Exchange, we will appoint a transfer agent in Luxembourg, which we anticipate being the same entity that serves as our Luxembourg paying agent. In such circumstances, transfers or exchanges of any definitive notes may be made at the office of our Luxembourg transfer agent (in addition to the corporate trust office of the fiscal agent).

Global Debt Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global debt securities that will have an aggregate principal amount equal to that of the debt securities they represent. If applicable, each global debt security will be:

(1)	registered in the name of a depositary or its nominee identified in the prospectus supplement;

(2)	deposited with the depositary or nominee or the depositary’s custodian; and

(3)

printed with a legend regarding the restrictions on exchanges and registration of transfer of the security, and any other matters required by the fiscal agency agreement and the terms of the debt securities and summarized in the prospectus supplement.

Payment and Paying Agent

Unless otherwise indicated in the prospectus supplement, we will make payments of principal and interest on debt securities:

(1)	through the fiscal agent;

(2)	to the person in whose name the debt securities are registered at the close of business on the regular record date for the payments; and

(3)	at the office of the paying agent or agents designated by us; unless

•	at our option, payment is mailed to the registered holder, or

•	at the request of a registered holder of more than USD 1,000,000 principal amount of the securities, payment is made by wire transfer.

Unless otherwise indicated in the prospectus supplement, our sole paying agent for payments on the debt securities will be the corporate trust office of the fiscal agent in The City of New York.

Any monies we pay to our fiscal agent or any paying agent for the payment of the principal of or interest on any debt securities that remains unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to us by such agent. Upon such repayment, all liability of our fiscal agent or any paying agent with respect to such monies shall thereupon cease, without, however, limiting in any way our unconditional obligation to pay principal of or any interest on the debt securities when due.

Negative Pledge

As long as any of the debt securities are outstanding and unpaid, but only up to the time amounts sufficient for payment of all principal and interest have been placed at the disposal of the fiscal agent, we will not cause or permit to be created on any of our property or assets any mortgage, pledge or other lien or charge as security for any bonds, notes or other evidences of indebtedness heretofore or hereafter issued, assumed or guaranteed by us for money borrowed (other than purchase money mortgages, pledges or liens on property purchased by us as security for all or part of the purchase price thereof), unless the debt securities are secured by such mortgage, pledge or other lien or charge equally and ratably with such other bonds, notes or evidences of indebtedness.

Default; Acceleration of Maturity

Each of the following will constitute an “event of default” with respect to the debt securities of any series:

(1)	a failure to pay any principal of or interest on any debt securities of that series when due and the continuance of the failure for 30 days;

(2)

a failure to perform or observe any material obligation under or in respect of any debt securities of that series or the fiscal agency agreement and the continuance of the failure for a period of 90 days after written notice of the failure has been delivered to CAF and to the fiscal agent by the holder of any debt security of that series;

(3)

a failure to pay any amount in excess of USD 100,000,000 (or its equivalent in any other currency or currencies) of principal or interest or premium in respect of any indebtedness incurred, assumed or guaranteed by CAF as and when such amount becomes due and payable and the continuance of the failure until the expiration of any applicable grace period or 30 days, whichever is longer; or

(4)

the acceleration of any indebtedness incurred or assumed by CAF with an aggregate principal amount in excess of USD 100,000,000 (or its equivalent in any other currency or currencies) by any holder or holders thereof.

If an event of default occurs with respect to the debt securities of any series at the time outstanding, each holder of any debt security of that series may, by written notice to CAF and the fiscal agent, declare the principal of and any accrued interest on all the debt securities of that series held by it to be, and the principal and accrued interest shall thereupon become, immediately due and payable, unless prior to receipt of the notice by CAF all events of default in respect of such series of debt securities are cured. If all the events of default are cured following the declaration, the declaration may be rescinded by any such holder with respect to the previously accelerated series of debt securities upon delivery of written notice of the rescission to CAF and the fiscal agent.

Redemption for Tax Reasons

The debt securities may be redeemed at our option in whole, but not in part:

(i) at any time (if floating rate note provisions are not specified in the accompanying prospectus supplement as being applicable); or

(ii) on any interest payment date (if floating rate note provisions are specified in the accompanying prospectus supplement as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the holders of the debt securities (which notice shall be irrevocable), at the principal amount of such debt securities or such other amount as may be specified in, or determined in accordance with, the accompanying pricing supplement, together with interest accrued (if any) to the date fixed for redemption, if:

(A)

we have or will become obliged to pay additional amounts as provided or referred to in “— Additional Payments by CAF” as a result of any change in, or amendment to, the laws or regulations of any of the full member shareholder countries or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first tranche of the debt securities; and

(B)	such obligation cannot be avoided by us taking reasonable measures available to us,

provided, however, that no such notice of redemption shall be given earlier than:

(1)

where the debt securities may be redeemed at any time, 90 days prior to the earliest date on which we would be obliged to pay such additional amounts if a payment in respect of the debt securities were then due; or

(2)

where the debt securities may be redeemed only on an interest payment date, 60 days prior to the interest payment date occurring immediately before the earliest date on which we would be obliged to pay such additional amounts if a payment in respect of the debt securities were then due.

Prior to the publication of any notice of redemption pursuant to this section, we shall deliver to the fiscal agent (A) a certificate signed by two authorized officers of us stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of us so to redeem have occurred and (B) an opinion of independent legal advisers of recognized standing to the effect that we have or will become obliged to pay such additional amounts as a result of such change or amendment. Upon the expiration of any such notice as is referred to in this section, we shall be bound to redeem the debt securities in accordance with this section.

Additional Payments by CAF

All payments of principal and interest in respect of the debt securities by or on behalf of us will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any of the full member shareholder countries or any political subdivision therein or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, we will pay such additional amounts as will result in receipt by the holder of debt securities after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any debt securities presented for payment:

(1)

by or on behalf of a holder of a debt security of any series who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of having some connection with any of the full member shareholder countries other than the mere holding of the debt security; or

(2)

if such withholding or deduction may be avoided by a holder of a debt security of any series complying with a request of us relating to any certification, identification or other reporting concerning its nationality, residence, identity or connection with any full member shareholder country if the holder is able to comply with the request without undue hardship and we have provided the notice in writing at least 60 days before such information is required to be provided by the holder; or

(3)

more than 30 days after the Relevant Date, except to the extent that the holder of such debt security of any series would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days; or

(4)

if such withholding or deduction is imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

Any reference in this section to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this section.

As used in this prospectus, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the fiscal agent on or prior to the due date, it means the first date on which, the full amount of the moneys having been so received and being available for payment to holders of debt securities of any series, notice to that effect will have been duly published as set forth below under “— Notices.”

Modification and Amendment

Each and every holder of the debt securities in a series must consent to any amendment of a provision of the debt securities or the fiscal agency agreement that would:

(1)	change the due date of the principal of or interest on any series of debt securities; or

(2)	reduce the principal amount, interest rate or amount payable upon acceleration of the due date of the debt securities of a series; or

(3)	change the currency or place of payment of principal of or interest on the debt securities of a series; or

(4)

reduce the proportion of the principal amount of the debt securities of a series that must be held by any of the holders to vote to amend or supplement the terms of the fiscal agency agreement or the debt securities; or

(5)	change our obligation to pay additional amounts.

We may, however, with the written consent of the holders of 66 2/3% of the principal amount of the debt securities of a series, modify any of the other terms or provisions of the debt securities of that series or the fiscal agency agreement (as it applies to that series). Also, we and the fiscal agent may, without the consent of the holders of the debt securities of a series, modify any of the terms and conditions of the fiscal agency agreement and the debt securities of that series, for the purpose of:

(1)	adding to our covenants for the benefit of the holders of the debt securities; or

(2)	surrendering any right or power conferred on CAF; or

(3)	securing the debt securities of that series; or

(4)	curing any ambiguity or correcting or supplementing any defective provision of the fiscal agency agreement or the debt securities; or

(5)	for any purpose that CAF deems necessary or desirable that does not adversely affect the interests of the holders of the debt securities of that series in any material respect.

Notices

All notices will be delivered in writing to each holder of the debt securities of any series. If at the time of such notice the debt securities of a series are represented by global debt securities, the notice shall be delivered to the applicable depositary for such securities and shall be deemed to have been given three business days after delivery to such depositary. If at the time of the notice the debt securities of a series are not represented by global debt securities, the notice shall be delivered to the registered holders of the debt securities of the series and in that case shall be deemed to have been given three business days after the mailing of the notice by first-class mail.

Further Issues

We may from time to time without the consent of holders of the debt securities create and issue further debt securities so as to form a single series with an outstanding series of debt securities, provided that any new debt securities would be treated as fungible with the original debt securities for U.S. federal income tax purposes. If such additional notes are not fungible with the original debt securities for U.S. federal income tax purposes, the additional notes will be issued under a separate CUSIP number.

Governing Law; Submission to Jurisdiction; Waiver of Immunity

The debt securities are governed by, and shall be construed in accordance with, the laws of the State of New York. We will accept the jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York, in respect of any action arising out of or based on the debt securities that may be instituted by any holder of a debt security. We will appoint CT Corporation in The City of New York as our authorized agent upon which process in any such action may be served. We will irrevocably waive any immunity to which we might otherwise be entitled in any action arising out of or based on the debt securities brought in any state or federal court in the Borough of Manhattan, The City of New York. CT Corporation will not be an agent for service of process for actions brought under the United States securities laws, and our waiver of immunity will not extend to such actions.

DESCRIPTION OF THE GUARANTEES

From time to time we may issue under this prospectus and applicable prospectus supplement guarantees for the benefit of holders of specified securities of third parties. The issuers of the underlying securities may or may not be affiliated with us. A holder of a primary security will also have the benefit of our guarantee related to the primary security.

The terms and conditions of any guarantee will vary with the terms and conditions of the underlying securities. A complete description of the terms and conditions of any guarantee issued pursuant to this prospectus will be set forth in the prospectus supplement for the issue of the guarantees.

We may provide guarantees with respect to the certain obligations of an issuer under its securities, including without limitation:

•	payment of any accrued and unpaid distributions which are required to be paid under the terms of the securities;

•	payment of the redemption price of the securities, including all accrued and unpaid distributions to the date of the redemption;

•	payment of any accrued and unpaid interest payments, or payment of any premium which are required to be made on the securities; and

•	any obligation of the issuer pursuant to a warrant, option or other rights.

Unless otherwise specified in the applicable prospectus supplement, guarantees issued under this prospectus will rank equally with all of our other unsecured general debt obligations, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application, and will be governed by the laws of the State of New York.

TAXATION

Full Member Shareholder Country Taxation

Under the terms of the Constitutive Agreement, we are exempt from all types of taxes levied by each of the full member shareholder countries on our income, property and other assets, and on operations we carry out in accordance with that treaty, and we are exempt from all liability related to the payment, retention or collection of any taxes, contributions or tariffs.

Payments of principal and interest in respect of the debt securities to a non-resident of the full member shareholder countries will therefore not be subject to taxation in any of the full member shareholder countries, nor will any withholding for tax of any of the full member shareholder countries be required on any such payments to any holder of debt securities. In the event of the imposition of withholding taxes by any of the full member shareholder countries, we have undertaken to pay additional amounts in respect of any payments subject to such withholding, subject to certain exceptions, as described under “Description of the Debt Securities — Additional Payments by CAF.”

United States Taxation

This section describes the material U.S. federal income tax consequences of your purchase, ownership, and disposition of a debt security pursuant to an offering. It is the opinion of Arnold & Porter Kaye Scholer LLP. It applies to you only if you are a beneficial owner of the debt securities that you acquired in the initial offering at the offering price and you hold your debt securities as capital assets for tax purposes (generally, assets held for investment). The following discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder by the U.S. Department of the Treasury (the “Treasury Regulations”), rulings and judicial decisions interpreting the Code as of the date hereof. These authorities may be repealed, revoked or modified at any time, possibly with retroactive effect. No assurances can be given that any changes in these authorities will not affect the accuracy of the discussion below. This discussion does not cover any U.S. state, U.S. local or non-U.S. tax issues, nor does it cover issues under the U.S. federal estate or gift tax laws.

CAF has not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions. A different treatment from that described below could adversely affect the amount, timing, and character of income, gain or loss in respect of an investment in the debt securities. This section does not purport to discuss all of the tax consequences that may be relevant to you in light of your individual circumstances.

In particular, this discussion assumes that you are not subject to any special U.S. federal income tax rules, including, among others, the special tax rules applicable to:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a real estate investment trust,

•	a regulated investment company,

•	a person subject to the alternative minimum tax,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes,

•	a person subject to special tax accounting rules under Section 451(b) of the Code,

•

a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, or a person holding the debt securities through a partnership or other pass-through entity, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If any of these assumptions are not correct in your case, the purchase, ownership or disposition of a debt security may have U.S. federal income tax consequences for you that differ from, or are not covered in, this discussion.

If a partnership (including an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) is a holder of a debt security, the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Holders of debt securities that are partnerships and partners in those partnerships holding the debt securities should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities.

This discussion deals only with debt securities that are due to mature within 30 years from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement.

This discussion also assumes that all principal and interest payments on the debt securities will be denominated in U.S. dollars and that the debt securities are not treated as contingent payment debt instruments for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning debt securities denominated in a currency other than U.S. dollars, and debt securities that may be treated as contingent payment debt instruments will be discussed in an applicable prospectus supplement.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Deemed Taxable Exchange

Under certain circumstances, a change made to the terms of the debt securities as described under “Description of the Debt Securities — Modification and Amendment” may give rise to a deemed taxable exchange of the debt securities for U.S. federal income tax purposes upon which gain or loss is realized if such change constitutes a “significant modification” (as defined in the Code) (a “Significant Modification”). Such gain or loss generally would be measured by the difference between the principal amount (or fair market value in certain circumstances) of the debt security after the Significant Modification and the holder’s tax basis in such debt security before the Significant Modification. A deemed exchange may also result in the “new” debt security being treated as having been issued with original issue discount (“OID”) or premium, each discussed in more detail below. A modification of a debt security that is not a Significant Modification does not create a deemed exchange for U.S. federal income tax purposes. Under applicable Treasury Regulations, the modification of a debt security is a Significant Modification if, based on all of the facts and circumstances and taking into account all modifications of the debt security collectively (other than modifications that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The applicable Treasury Regulations provide specific rules to determine whether certain modifications, such as a change in the timing of payments, are significant.

U.S. Holders

This subsection applies to you if you are a “U.S Holder.” A person is a “U.S. Holder” if the person is a beneficial owner of a debt security and is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income taxation regardless of its source, or

•

a trust (A) if a U.S. court can exercise primary jurisdiction over the trust’s administration and one or more “United States persons” as defined in the Code (each a “U.S. Person”) have authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996 and has made a valid election under applicable Treasury Regulations to be treated as a U.S. trust.

This subsection does not apply to persons who are not U.S. Holders. Such persons should refer to “—Non-U.S. Holders” below.

Pre-issuance Accrued Interest. Under certain circumstances, a portion of the price paid for the debt securities may be allocable to interest that accrued prior to the date the debt securities are purchased (the “pre-issuance accrued interest”). If a debt security is issued with pre-issuance accrued interest, you may, under certain circumstances, treat the debt security for U.S. federal income tax purposes as having been issued for an amount that excludes the pre-issuance accrued interest. In that event, a portion of the first stated interest payment equal to the excluded pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest and will not be taxable to you or otherwise treated as an amount payable on the debt security, but will reduce your adjusted tax basis in the debt security by such amount..

Payments of Interest. Payments or accruals of stated interest on a debt security (other than pre-issuance accrued interest, which will be treated as described above) generally will be taxable to you as ordinary income. If you generally report your taxable income using the accrual method of accounting, you must include payments of interest in your income as they accrue. If you generally report your taxable income using the cash method of accounting, you must include payments of interest in your income when you actually or constructively receive them.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it. You may be entitled to deduct or credit this tax, subject to applicable limits. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts. For purposes of the “foreign tax credit” provisions of the Code, interest (including any additional amounts) on a debt security generally will constitute “foreign source income” and will be categorized as “passive” or another category of income depending on your circumstances. You should consult your own tax advisor about the possibility of claiming a foreign tax credit or deduction with respect to any tax withheld from payments on the debt securities.

Original Issue Discount. For U.S. federal income tax purposes, a debt security will be treated as issued with OID if the excess of the “stated redemption price at maturity” of the debt security over its “issue price” equals or exceeds the “de minimis” amount (generally, 0.25 of one percent of such debt security’s stated redemption price at maturity multiplied by the number of complete years from the issue date to the maturity date). The stated redemption price at maturity equals the sum of all payments due under the debt securities, other than any payments of “qualified stated interest.” A “qualified stated interest” payment generally is a payment of stated interest that is unconditionally payable in cash or property, or that will be constructively received, at least annually during the entire term of the debt security. The issue price will generally equal the initial public offering price at which a substantial number of debt securities are issued in a given offering. You must include in gross income amounts of non-de minimis OID as ordinary interest income on an accrual basis generally under a “constant yield to maturity” method described below (whether you are a cash or accrual basis taxpayer). Generally, OID must be included in income in advance of the receipt of cash representing such income.

The amount of OID on a debt security that you must include in income during a taxable year is the sum of the “daily portions” of OID for that debt security. The daily portions are determined by allocating to each day in an “accrual period” (generally the period between compounding dates) a pro rata portion of the OID attributable to that accrual period. The amount of OID attributable to an accrual period is the product of the “adjusted issue price” of the debt securities at the beginning of the accrual period and its yield to maturity reduced by the sum of the payments of qualified stated interest on the debt security allocable to the accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is generally equal to the sum of its issue price and all prior accruals of OID. Cash payments on an OID debt security are allocated first to any stated interest then due, then to previously accrued OID (in the order of accrual) to which cash payments have not yet been allocated, and then to principal.

You generally may make an irrevocable election to include in your income the entire return on an OID debt security (including payments of qualified stated interest) under the constant yield method applicable to OID.

For purposes of the “foreign tax credit” provisions of the Code, any OID accrued on a debt security and included in your income generally will constitute “foreign source income” and will be categorized as “passive” or another category of income depending on your circumstances.

Debt Securities Purchased at a Premium. If you purchase a debt security for an amount that is greater than its stated redemption price at maturity (not taking into account any pre-issuance accrued interest), you will be considered to have purchased the debt security with “amortizable bond premium” equal in amount to that excess. You generally may elect to amortize such premium using a constant-yield method over the term of the debt security. However, in the event the debt securities may be redeemed by us prior to maturity at a premium, special rules would apply that may reduce, eliminate or defer the amount of premium that you may amortize with respect to the debt securities.

If you make the election (or are already subject to a prior election), you generally would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity. The amount of premium allocated to any such period is calculated by taking the difference between (i) the qualified stated interest payable on the interest payment date on which that period ends and (ii) the product of (a) the debt security’s overall yield to maturity and (b) your purchase price for the debt security (reduced by amounts of premium allocated to previous periods). If you do not make the election to amortize premium on a debt security and you hold the debt security to maturity, you will realize a capital loss for U.S. federal income tax purposes, equal to the amount of the premium, when the debt security matures. If you do not make the election to amortize premium and you sell or otherwise dispose of the debt security before maturity, the premium will be included in your “tax basis” in the debt security as defined below, and therefore will decrease the gain, or increase the loss, that you otherwise would realize on the sale or other disposition of the debt security.

Any election to amortize bond premium applies to all taxable debt instruments acquired at a premium (other than debt instruments the interest on which is excludible from gross income) held by you at the beginning of the first taxable year to which the election applies and to all taxable debt instruments acquired at a premium on or after that date. The election may be revoked only with consent of the IRS. You should consult your tax advisor before making the election and regarding the calculation and amortization of any bond premium on the debt securities.

Disposition of the Debt Securities. If you sell or otherwise dispose of a debt security, you generally will recognize a gain or loss equal to the difference between your “amount realized” and your “adjusted tax basis” in the debt security. Your “amount realized” generally will be the value of what you receive for selling or otherwise disposing of the debt security, other than amounts that represent interest that is due to you but that has not yet been paid (which, except in the case of pre-issuance accrued interest, will be taxed to you as ordinary income to the extent not previously included in income). Your “adjusted tax basis” in the debt security generally will equal the amount that you paid for the debt security increased by the amount of OID (if any) that you have included as income, and decreased (but not below zero) by (i) any amortized premium (as described above), (ii) any amount attributable to pre-issuance accrued interest that you have already received, and (iii) any cash payments of principal (if any) that you have received with respect to the debt security.

Gain or loss from the sale or other disposition of a debt security generally will be capital gain or loss, and will be long-term capital gain or loss if at the time you sell or dispose of the debt security, you have held the debt security for more than one year, or will be short-term capital gain or loss if you have held the debt security for one year or less. Under the current U.S. federal income tax law, long-term capital gains of non-corporate taxpayers may be taxed at lower rates than items of ordinary income. Limitations may apply to your ability to deduct a capital loss. Any capital gains or losses that arise when you sell or dispose of a debt security generally will be treated as U.S. source income, or loss allocable to U.S. source income, for purposes of the “foreign tax credit” provisions of the Code. Therefore, you may not be able to claim a credit for any non-U.S. taxes imposed upon a disposition of a debt security unless you have other income from non-U.S. sources and other requirements are met. You should consult your own tax advisors regarding the possibility of claiming a foreign tax credit or deduction with respect to any non-U.S. taxes imposed upon a disposition of a debt security.

Medicare Tax. A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. Holder’s “net investment income” (or, in the case of an estate or trust, the “undistributed net investment income”) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its interest income and its net gains from the disposition of the debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Information with Respect to Foreign Financial Assets.

Owners of “specified foreign financial assets” with an aggregate value in excess of USD 50,000 on the last day of the taxable year, or USD 75,000 at any time during the taxable year (or, in some circumstances, a higher threshold) may be required to file information reports with respect to such assets with their U.S. federal income tax returns. “Specified foreign financial assets” may include financial accounts maintained by non-U.S. financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in non-U.S. entities. The debt securities may be treated as specified foreign financial assets and you may be subject to this information reporting regime. Failure to file information reports may subject you to penalties. You should consult your own tax advisors regarding the application of this reporting requirement to your ownership of debt securities.

Non-U.S. Holders

This subsection applies to you if you are a “Non-U.S Holder.” The discussion below does not address the tax consequences to a Non-U.S. Holder of an investment in a debt security that references directly or indirectly the performance of U.S. equities. The tax treatment of any such debt securities will be discussed in the applicable prospectus supplement. You are a “Non-U.S. Holder” if you are a beneficial owner of a debt security and you are not a partnership for U.S. federal income tax purposes or a “U.S. Holder” as defined above.

If you are a U.S Holder, this subsection does not apply to you.

Payments of Interest. Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax, including withholding tax, on interest that you receive on a debt security unless you are engaged in a trade or business in the United States and the interest on the debt security is treated for U.S. federal income tax purposes as “effectively connected” to that trade or business. If you are engaged in a U.S. trade or business and the interest income is deemed to be “effectively connected” to that trade or business (and in addition, if you are claiming benefits under an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base (in each case within the meaning of such treaty) in the United States), you generally will be subject to U.S. federal income tax on that interest in the same manner as if you were a U.S. Holder (unless the interest is excluded under an applicable tax treaty). In addition, if you are a corporation for U.S. federal income tax purposes, your interest income subject to tax in that manner may increase your liability under the U.S. “branch profits tax” currently imposed at a 30% rate (or a lower rate under an applicable tax treaty).

Disposition of the Debt Securities. Subject to the backup withholding discussion below, you generally will not be subject to U.S. federal income tax or withholding tax on any capital gain that you realize when you sell or otherwise dispose of a debt security unless:

1)

you are engaged in a U.S. trade or business and the gain is “effectively connected” to that trade or business for U.S. federal income tax purposes (and in addition, if you are claiming benefits under an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base (in each case within the meaning of such treaty) in the United States); or

2)

you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and either (i) you have a “tax home” (as defined in the Code) in the United States during the taxable year in which you sell or otherwise dispose of the debt security, or (ii) the gain is attributable to any office or other fixed place of business that you maintain in the United States.

If you are described under (1) above, you generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. Holder and, if you are a corporation for U.S. federal income tax purposes, you also may be subject to the U.S. branch profits tax as described above. If you are described under (2) above, you generally will be subject to a 30% U.S. federal tax on the gain derived from the sale or other taxable disposition of a debt security, which may be offset by certain U.S. source capital losses (notwithstanding the fact that you are not considered a U.S. resident for U.S. federal income tax purposes). Any amount attributable to accrued but unpaid interest on a debt security generally will be treated in the same manner as payments of interest made to you, as described above under “Non-U.S. Holders — Payments of Interest.”

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders to avoid becoming subject to withholding on certain payments. We and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury Regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations defining the term “foreign passthru payment” are enacted. You should consult your own tax advisors and any banks or brokers through which you will hold debt securities as to the consequences (if any) of these rules.

Backup Withholding and Information Reporting

If you are a U.S. Holder, and unless you prove that you are exempt, information reporting requirements will apply to payments of principal and interest to you on a debt security if such payments are made within the United States. Such payments will be considered made within the United States if transferred to an account maintained in the United States or mailed to a United States address, and the amount is paid by or through a custodian or nominee that is a “U.S. Controlled Person,” as defined below. Backup withholding will apply to such payments of principal and interest if (i) you fail to provide an accurate taxpayer identification number; (ii) in the case of interest payments, you fail to certify that you are not subject to backup withholding; (iii) you are notified by the IRS that you have failed to report all interest and dividend income required to be shown on your U.S. federal income tax returns; or (iv) you fail to demonstrate your eligibility for an exemption.

If you are a Non-U.S. Holder, you generally are exempt from these withholding and reporting requirements (assuming that the gain or income is otherwise exempt from U.S. federal income tax), but you may be required to comply with certification and identification procedures in order to establish your exemption.

If you are paid the proceeds of a sale or redemption of a debt security effected at the U.S. office of a broker, you generally will be subject to the information reporting and backup withholding rules described above. In addition, the information reporting rules will apply to payments of proceeds of a sale or redemption effected at a non-U.S. office of a broker that is a “U.S. Controlled Person,” as defined below, unless the broker has documentary evidence that the holder or beneficial owner is not a U.S. Person (and has no actual knowledge or reason to know to the contrary) or the holder or beneficial owner otherwise establishes an exemption. The backup withholding rules will apply to such payments if the broker has actual knowledge that you are a U.S. Person. As used herein, the term “U.S. Controlled Person” means a broker that is, for U.S. federal income tax purposes:

•	a U.S. Person;

•	a “controlled foreign corporation”;

•	a non-U.S. person 50% or more of whose gross income is “effectively connected” with a U.S. trade or business for a specified three-year period; or

•

a non-U.S. partnership in which U.S. Persons hold, at any time during the non-U.S. partnership’s tax year, more than 50% of the income or capital interests or which is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you generally may be allowed as a refund or a credit against your U.S. federal income tax liability if you provide the required information to the IRS in a timely manner.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents, which agents may be affiliated with us. Any such underwriter or agent involved in the offer and sale of the securities will be named in the accompanying prospectus supplement.

We may sell our guarantees separately from our debt securities to guarantee certain obligations associated with the securities of third party issuers. In such cases, we may sell the guarantees in the same transaction as the sale of the underlying security or we may sell the guarantee independently to guarantee the obligations of outstanding securities of third party issuers.

Sales of securities offered pursuant to any prospectus supplement may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers of securities for whom they may act as agent.

We may offer the securities of any series to present holders of other securities of CAF as consideration for the purchase or exchange by CAF of other securities. This offer may be in connection with a publicly announced tender, exchange or other offer for these securities or in privately negotiated transactions. This offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

Any underwriting compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts, concessions or commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with CAF, to several indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the prospectus supplement, each series of securities will be a new issue with no established trading market. We may elect to list any series of securities on any exchange, but we are not obligated to do so.

One or more underwriters may make a market in a series of securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. Neither we nor any underwriter can give assurances as to the liquidity of the trading market for the securities.

Certain of the underwriters, agents and their affiliates may be customers of, engage in transactions with and perform services for CAF in the ordinary course of business, for which they received or will receive customary fees and expenses.

VALIDITY OF THE DEBT SECURITIES

In connection with particular offerings of the debt securities in the future, and if stated in the applicable prospectus supplements, the validity of those debt securities will be passed upon for us by Arnold & Porter Kaye Scholer LLP, Washington, D.C., and for any underwriters or agents by counsel named in the applicable prospectus supplement. Arnold & Porter Kaye Scholer LLP and counsel to the underwriters or agents may rely as to certain matters on the opinion of our General Counsel.

VALIDITY OF THE GUARANTEES

The validity of the guarantees will be passed upon for us by counsel to be named in the applicable prospectus supplement. The validity of the guarantees will be passed upon for the underwriters by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements as of and for the years ended December 31, 2020, 2019 and 2018, included in this Prospectus and the effectiveness of internal control over financial reporting of Corporacion Andina de Fomento, have been audited by Lara Marambio & Asociados, independent auditors, as stated in their reports appearing herein. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States of America is Puglisi & Associates. The address of the authorized representative in the United States is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

WHERE YOU CAN FIND MORE INFORMATION

This registration statement of which the prospectus forms a part, including its various exhibits, is available to the public over the internet at the SEC’s website: http://www.sec.gov. You may also read and copy these documents at the Securities and Exchange Commission’s Public Reference Room, at the following address:

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about how to access the documents we have filed with it.

The information set forth herein, except the information appearing in the section entitled “The Full Member Shareholder Countries,” is stated on the authority of the Vice President of Finance and Chief Financial Officer of CAF, in his duly authorized capacity as Vice President of Finance and Chief Financial Officer.

CORPORACIÓN ANDINA DE FOMENTO

By:	/s/ Gabriel Felpeto
Name: Gabriel Felpeto
Title: Vice President of Finance and Chief Financial Officer

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Contents

Management’s Report on the Effectiveness of Internal Control over Financial Reporting

Corporación Andina de Fomento (“CAF”)’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United Stated of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

The Management of CAF is responsible for designing, implementing and maintaining effective internal control over financial reporting. Management has assessed the effectiveness of CAF’s internal control over financial reporting as of December 31, 2020, based on the criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on that assessment, CAF’s Management concluded that CAF’s internal control over financial reporting is effective as of December 31, 2020.

Internal control over financial reporting has inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

CAF’s financial statements as of December 31, 2020, have been audited by an independent accounting firm, which has also issued an independent auditors’ report on CAF´s internal control over financial reporting. The Independent Auditor´s Report on Internal Control over Financial Reporting, which is included in this document, expresses an unmodified opinion on CAF’s internal control over financial reporting as of December 31, 2020.

/s/ Luis Carranza Ugarte

Luis Carranza Ugarte

Executive President

/s/ Elvira Lupo de Velarde	/s/ Renny Alberto López
Elvira Lupo de Velarde	Renny Alberto López
Vice-President of Administration	Vice-President of Risk

February 3, 2021

Torre CAF, Av. Luis Roche, Altamira, Caracas, Venezuela. Telf. +58 (212) 209 2111 www.caf.com

Independent Auditors’ Report on Internal Control over Financial Reporting

To the Board of Directors and Stockholders of

Corporación Andina de Fomento (CAF)

We have audited the internal control over financial reporting of Corporación Andina de Fomento (CAF) as of December 31, 2020, based on the criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Management’s Responsibility for Internal Control over Financial Reporting

Management is responsible for designing, implementing, and maintaining effective internal control over financial reporting, and for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on the Effectiveness of Internal Control over Financial Reporting.

Auditors’ Responsibility

Our responsibility is to express an opinion on the CAF’s internal control over financial reporting based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

An audit of internal control over financial reporting involves performing procedures to obtain audit evidence about whether a material weakness exists. The procedures selected depend on the auditor’s judgment, including the assessment of the risks that a material weakness exists. An audit includes obtaining an understanding of internal control over financial reporting and testing and evaluating the design and operating effectiveness of internal control over financial reporting based on the assessed risk.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Definition and Inherent Limitations of Internal Control over Financial Reporting

An entity’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Opinion

In our opinion, CAF maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020, based on the criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Report on Financial Statements

We have also audited, in accordance with auditing standards generally accepted in the United States of America, the financial statements of CAF as of and for the years ended December 31, 2020, 2019 and 2018, and our report dated February 3, 2021 expressed an unmodified opinion on those financial statements.

/s/ Deloitte

February 3, 2021

Caracas - Venezuela

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

www.deloitte.com/ve

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

Independent Auditors’ Report on Financial Statements

To the Board of Directors and Stockholders of

Corporación Andina de Fomento (CAF)

We have audited the accompanying financial statements of Corporación Andina de Fomento (CAF), which comprise the balance sheets as of December 31, 2020, 2019 and 2018, and the related statements of comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CAF as of December 31, 2020, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Internal Control over Financial Reporting

We have also audited, in accordance with auditing standards generally accepted in the United States of America, the CAF’s internal control over financial reporting as of December 31, 2020, based on the criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the

Treadway Commission and our report dated February 3, 2021 expressed an unmodified opinion on the CAF’s internal control over financial reporting.

/s/ Deloitte

February 3, 2021

Caracas - Venezuela

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

www.deloitte.com/ve

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Balance Sheets

As of December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

	NOTES	2020	2019	2018
ASSETS

Cash and due from banks		123,204	103,593	127,355
Deposits with banks		2,825,086	2,417,476	2,594,312

Cash and due from banks and deposits with banks	3	2,948,290	2,521,069	2,721,667

Marketable securities:
Trading	4 and 19	10,961,847	10,357,805	9,654,956
Other investments	5	811,205	996,917	658,750
Loans (US$ 2,088,750, US$ 139,768 and US$ 74,402 at fair value as of December 31, 2020, 2019 and 2018 respectively)	6 and 19	28,117,867	26,520,618	25,111,387
Less loan commissions, net of origination costs		134,011	110,706	102,823
Less allowance for loan losses	6	95,015	91,642	64,848

Loans, net		27,888,841	26,318,270	24,943,716

Accrued interest and commissions receivable		386,625	531,793	523,098
Equity investments	7	432,600	463,825	459,667
Derivative financial instruments	18 and 19	1,766,932	426,260	184,805
Property and equipment, net	8	111,734	112,318	106,046
Other assets	9	1,537,829	565,377	761,542

TOTAL		46,845,903	42,293,634	40,014,247

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Deposits (US$ 24,101, US$ 60,594 and US$ 0 at fair value as of December 31, 2020, 2019 and 2018 respectively), net	10 and 19	3,337,574	2,672,925	3,210,545
Commercial paper	11	1,598,696	908,133	641,295
Borrowings from other financial institutions (US$ 792,217, US$ 403,912 and US$ 470,220 at fair value as of December 31, 2020, 2019 and 2018 respectively), net	12 and 19	1,672,301	1,390,218	1,284,269
Bonds (US$ 24,706,736, US$ 22,998,554 and US$ 21,461,610 at fair value as of December 31, 2020, 2019 and 2018 respectively), net	13 and 19	24,882,419	23,161,362	21,620,093
Accrued interest payable		308,986	403,560	394,233
Derivative financial instruments	18 and 19	404,842	642,725	876,784
Accrued expenses and other liabilities	14	1,646,184	317,983	123,628

Total liabilities		33,851,002	29,496,906	28,150,847

STOCKHOLDERS’ EQUITY:	16
Subscribed capital		7,867,755	8,095,260	7,989,620
Less callable capital portion		1,589,660	1,589,660	1,589,660
Less capital subscriptions receivable		912,045	1,124,885	1,233,240

Paid-in capital		5,366,050	5,380,715	5,166,720

Additional paid-in capital		3,961,900	3,988,884	3,595,133
Reserves		3,427,129	3,101,547	2,877,970
Retained earnings		239,822	325,582	223,577

Total stockholders’ equity		12,994,901	12,796,728	11,863,400

TOTAL		46,845,903	42,293,634	40,014,247

See accompanying notes to financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Comprehensive Income

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

	NOTES	2020	2019	2018

Interest income:
Loans	2 (g)	837,815	1,157,279	1,028,928
Investments and deposits with banks	2 (e), 3 and 4	203,211	413,260	239,909
Loan commissions	2 (g)	40,139	41,252	41,337

Total interest income		1,081,165	1,611,791	1,310,174

Interest expense:
Bonds		523,480	825,821	715,186
Borrowings from other financial institutions		30,768	44,734	43,302
Deposits		18,285	49,547	47,538
Commercial paper		10,488	21,207	15,535
Commissions		12,136	9,768	9,594

Total interest expense		595,157	951,077	831,155

Net interest income		486,008	660,714	479,019
Provision for loan losses	6	2,923	52,395	13,192

Net interest income, after provision for loan losses		483,085	608,319	465,827

Non-interest income:
Other commissions		2,327	2,823	2,581
Dividends and equity in earnings of investees	7	6,979	1,624	8,922
Other income		8,411	10,045	18,389

Total non-interest income		17,717	14,492	29,892

Non-interest expenses:
Administrative expenses		149,324	154,807	158,288
Other expenses		37,552	7,923	26,528

Total non-interest expenses		186,876	162,730	184,816

Income before unrealized changes in fair value related to other financial instruments and contributions to Stockholders’ Special Funds		313,926	460,081	310,903
Unrealized changes in fair value related to other financial instruments	20	(2,089)	(5,273)	504

Income before contributions to Stockholders’ Special Funds, net		311,837	454,808	311,407
Contributions to Stockholders’ Special Funds	22	72,015	129,226	87,830

Net income and total comprehensive income		239,822	325,582	223,577

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Stockholders’ Equity

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

				Reserves
	NOTES	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total stockholders’ equity

BALANCES AT DECEMBER 31, 2017		4,984,295	3,259,471	2,316,071	485,500	2,801,571	76,399	11,121,736

Capital increase	16	182,425	335,662	—	—	—	—	518,087
Net income and total comprehensive income	16	—	—	—	—	—	223,577	223,577
Appropriated for general reserve	16	—	—	68,699	—	68,699	(68,699)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	16	—	—	—	7,700	7,700	(7,700)	—

BALANCES AT DECEMBER 31, 2018		5,166,720	3,595,133	2,384,770	493,200	2,877,970	223,577	11,863,400

Capital increase	16	213,995	393,751	—	—	—	—	607,746
Net income and total comprehensive income	16	—	—	—	—	—	325,582	325,582
Appropriated for general reserve	16	—	—	201,177	—	201,177	(201,177)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	16	—	—	—	22,400	22,400	(22,400)	—

BALANCES AT DECEMBER 31, 2019		5,380,715	3,988,884	2,585,947	515,600	3,101,547	325,582	12,796,728

Capital increase	16	212,840	391,625	—	—	—	—	604,465
Capital decrease due to shares’ repurchase	6	(227,505)	(418,609)	—	—	—	—	(646,114)
Net income and total comprehensive income	16	—	—	—	—	—	239,822	239,822
Appropriated for general reserve	16	—	—	292,982	—	292,982	(292,982)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	16	—	—	—	32,600	32,600	(32,600)	—

BALANCES AT DECEMBER 31, 2020		5,366,050	3,961,900	2,878,929	548,200	3,427,129	239,822	12,994,901

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Cash Flows

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

	NOTES	2020	2019	2018

OPERATING ACTIVITIES:
Net income and total comprehensive income		239,822	325,582	223,577
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on trading securities	4	(20,837)	(51,964)	(1,750)
Loan commissions, net of amortization of origination costs		(15,201)	(14,544)	(16,406)
Provision for loan losses	6	2,923	52,395	13,192
Impairment charge for equity investments	7	5,977	2,874	21,991
Unrealized changes in fair value related to equity investment	7	18,722	(8,000)	(13,691)
Equity in earnings of investees	7	1,533	3,225	(3,436)
Amortization of deferred charges		3,547	3,119	6,120
Depreciation of property and equipment	8	8,231	7,030	6,005
Provision for employees’ severance benefits		12,799	13,020	13,080
Provision for employees’ savings plan		879	932	1,121
Unrealized changes in fair value related to other financial instruments		2,089	5,273	(504)
Net changes in operating assets and liabilities:
Trading securities, net		(579,216)	(651,729)	(445,068)
Accrued interest and commissions receivable		145,168	(8,695)	(95,399)
Other assets		(8,263)	(9,585)	3,265
Accrued interest payable		(94,574)	9,327	79,572
Severance benefits paid or advanced		(5,632)	(11,345)	(12,124)
Employees’ savings plan paid or advanced		233	(3,730)	(3,769)
Accrued expenses and other liabilities		22,996	177,234	(148)

Total adjustments and net changes in operating assets and liabilities		(498,626)	(485,163)	(447,949)

Net cash used in operating activities		(258,804)	(159,581)	(224,372)

INVESTING ACTIVITIES:
Purchases of other investments	5	(3,171,778)	(4,824,185)	(2,315,421)
Maturities of other investments	5	3,357,490	4,486,018	3,110,541
Loan origination and principal collections, net	6	(2,050,142)	(1,407,006)	(1,475,133)
Equity investments, net	7	4,993	(2,257)	(31,506)
Property and equipment,net	8	(7,647)	(13,302)	(21,636)

Net cash used in investing activities		(1,867,084)	(1,760,732)	(733,155)

FINANCING ACTIVITIES:
Net increase (decreases) in deposits	10	665,306	(537,620)	260,402
Proceeds from commercial paper	11	18,224,698	7,446,271	2,629,208
Repayment of commercial paper	11	(17,534,135)	(7,179,433)	(3,758,589)
Net decrease in derivative-related collateral		325,875	215,256	(457,805)
Proceeds from issuance of bonds	13	3,950,027	3,370,170	4,900,589
Repayment of bonds	13	(3,904,211)	(2,296,329)	(2,355,306)
Proceeds from borrowings from other financial institutions		922,463	333,582	169,699
Repayment of borrowings from other financial institutions		(701,379)	(239,928)	(290,151)
Proceeds from issuance of shares	16	604,465	607,746	518,087

Net cash provided by financing activities		2,553,109	1,719,715	1,616,134

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		427,221	(200,598)	658,607

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE YEAR		2,521,069	2,721,667	2,063,060

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE YEAR		2,948,290	2,521,069	2,721,667

SUPPLEMENTAL DISCLOSURE:
Interest paid during the year		668,793	920,093	727,661

NONCASH FINANCING ACTIVITIES:
Principal collections	6	646,114	500,000	—

Capital decrease	6	(646,114)	—	—

Loan origination	6	—	(500,000)	—

Change in derivative instruments assets		(1,340,672)	(241,455)	347,863

Change in derivative instruments liabilities		(237,883)	(234,059)	323,190

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970, and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” stockholder countries are: Argentina, Bolivia, Brazil, Colombia, Ecuador, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay and Venezuela. Series “C” stockholder countries are: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 banks which are Series “B” stockholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago and Quito, Ecuador.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America.

CAF offers financial and related services to the governments of its stockholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertakefeasibility studies for investment opportunities in stockholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its stockholder countries.

COVID-19

In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a global pandemic, which has generated high volatility in global capital markets with an impact on equity investments and the mark-to-market value of marketable securities, which has recovered and remain stable until February 3, 2021.

To date, CAF has maintained the continuity of its operations, and the demand for loans from our stockholder countries has increased; notwithstanding, decreases or increases have been observed in external risk ratings for most of our borrowers, the most relevant of which include Ecuador and Argentina. During 2020, both countries had successfully reached an agreement with bondholders to restructure some of their respective sovereign external debt, specifically bonds that they have issued in the international capital market. Those sovereign external debt did not pertain to sovereign loans from CAF. COVID-19 has had not material effects on the results of operations, cash flows and financial position of CAF for the year ended December 31, 2020.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.

Financial statement presentation – The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles with the U.S. dollar as the functional currency.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

b.

Use of estimates – The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheets, as well as the amounts reported as revenues and expenses during the corresponding reporting period. The most important estimates related to the preparation of the accompanyingfinancial statements refer to estimating the allowance for loan losses, and valuation and classification at fair values of financial instruments, among others. Management believes these estimates are adequate. Actual results could differ from those estimates.

c.

Transactions denominated in other currencies – Transactions denominated in currencies other than U.S. dollars are converted into U.S. dollars at exchange rates prevailing in international markets on the dates of the transactions. Currency balances other than U.S. dollars are converted into U.S. dollarsat year-end exchange rates. Any foreign exchange gains or losses, including related hedge effects, are included in the statements of comprehensive income.

d.	Cash and deposits with banks – Cash and deposits with banks comprised of cash, due from banksand short-term deposits with banks with an original maturity of three months or less.

e.

Marketable securities – These investments are classified as trading marketable securities, according to management’s intention and are recorded on the trade date. Trading marketable securities are securities that are mainly bought and held principally for the purpose of selling them in the near term and therefore held for only a short period of time. Trading marketable securities are recorded at fair value. Gains and losses from sales of trading marketable securities and changes in the fair value of trading marketable securities are included in interest income of investments and deposits with banks in the statements of comprehensive income.

f.

Security repurchase and reverse repurchase agreements—CAF has entered into repurchase and/or reverse repurchase agreements, as part of liquidity management. Under a repurchase agreement, CAF transfers securities to a counterparty in exchange for cash and concurrently agrees to repurchase them at a future date for an amount equal to the cash exchanged plus interests agreed. Under a reverse repurchase agreement, CAF purchases securities with an agreement to resell them to the counterparty on a specific date for a specific price plus interests, with earlier resale permitted. Reverse repurchase agreements are included in the balance sheets under account “Securities purchased under resale agreement” and interests are included in the statements of comprehensive income under “Investments and deposits with banks”.

All repurchase and reverse repurchase agreements are carried at face value, which approximate fair value due to their short-term in nature and minimal credit risk. There are no open positions as of December 31, 2020, 2019 and 2018.

g.

Loans – CAF grants short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities, both to public and private entities, for development and integration programs and projects in stockholder countries.

For credit risk purposes, CAF classifies its loans as follow:

(i)	Sovereign loans – Include loans granted to national, regional or local governments or decentralized institutions and other loans fully guaranteed by national governments.

(ii)	Non-sovereign loans – Include loans granted to corporate and financial sectors (public and private sectors), among others, which are not guaranteed by national governments.

F-12

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

Loans are carried at their unpaid principal balances less: (i) write-offs, (ii) the allowance for loan losses, and (iii) loan commission fees received upon origination net of certain direct origination costs. Interest income is accrued on the unpaid principal balance. Loan commission fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the effective interest method and are presented as interest income—loan commissions in the statements of comprehensive income.

Private sector loans that are 90 days overdue or public sector loans that are 180 days overdue are placed on non-accrual status and, as result, the accrual for interest on loans is discontinued unless the loan is well-secured and in process of collection.

Interest accrued but not collected for loans that are placed on non-accrual status is reversed against interest income. The interest on non-accrual loans is accounted for on a cash-basis, until the loansqualify for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Factors considered by management in determining non-accrual are payment status and the probability of collecting scheduled principal and interest payments when due.

When a loan is overdue, CAF will immediately suspend any pending disbursement for said loan and for any other loans in which the client is the borrower, beneficiary or guarantor for CAF. CAF charges late payments fees on these overdue loans.

Loan losses, partial or total, are written off against the allowance for loan losses when management confirms the uncollectability of a loan balance. Subsequent recoveries on written off loans, if any,will be credited to the allowance for loan losses.

CAF maintains risk exposure policies to avoid concentrating its loans in any one country or economic group, which might be affected by market situations or other circumstances. For thispurpose, CAF uses certain measurement parameters, such as: CAF’s stockholders’ equity, total loan balance, exposure to economic groups from public and private sectors, among others. CAF reviews, on a semi-annual basis, the credit risk rating of its loans and classifies the risk into the following categories:

(i)	Satisfactory-excellent – Extremely strong capacity to meet financial commitments.

(ii)	Satisfactory-very good – Strong capacity to meet financial commitments, not significantly vulnerable to adverse economic conditions.

(iii)	Satisfactory-adequate – Adequate capacity to meet financial commitments, but more vulnerable to adverse economic conditions.

(iv)	Watch – Acceptable payment capacity however some indicators and elements require special attention otherwise they could result in impairment.

(v)	Special mention – More vulnerable to adverse economic conditions but currently has the capacity to meet financial commitments.

(vi)	Sub-standard – Currently vulnerable and dependent on favorable economic conditions to meet financial commitments.

(vii)	Doubtful – Currently highly vulnerable.

(viii)	Loss – Payment default on financial commitments.

F-13

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

h.

Troubled debt restructuring – A restructuring of a loan constitutes a troubled debt restructuring ifCAF, for economic or legal reasons related to the borrower´s financial difficulties, grants a concession to the borrower that it would not otherwise consider.

The concession granted by CAF may include the modifications or renegotiation to the contractualterms of the loans such as interest rate reductions, change in the frequency of payment, extension of loan terms, and other modifications in order to minimize possible economic losses.

Loans whose terms are modified in a troubled debt restructuring, generally, are identified as non-accrual status. CAF’s management evaluates the compliance with the new terms of the restructured loan for a reasonable period to calculate specific allowances for loan losses and if the remaining balance of the restructured loan is considered collectible, the restructured loan could return to accrual status.

i.	Allowance for loan losses – The allowance for expected credit losses is maintained at a level CAF believes to be adequate to absorb losses inherent in the loan portfolio at the balance sheet date.

The allowance for loan losses reflects CAF’s current estimate of all expected credit losses based on the information available at the date of the balance sheet, and these information are assessed and updated timely taking into account the market’s characteristics, policies and macroeconomic perspectives to adequately reflect the effect of those changes in borrower credit ratings and therefore in expected credit losses.

For purposes of determining the allowance for expected credit losses, CAF management classifies its loans for credit risk purposes into sovereign loans and non-sovereign loans. The allowance for loan losses is estimated considering the credit risk exposure (undiscounted), cumulative default probability for 1 to 5 year tranches and loss given default, based on external data provided by risk rating agencies, recognizing such life time expected effects in profit or loss for the reporting period.

Sovereign loans within each country exhibit similar risk characteristics, therefore, the allowance for loan losses on sovereign loans is collectively evaluated at country level and established by CAF based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agenciesat the date of each of the balance sheet presented. The long-term foreign currency debt ratingconsiders a default probability. Given CAF’s status as a de facto preferred creditor and the immunities and privileges conferred by its stockholder countries, which are established in CAF’s Constitutive Agreement and other similar agreements, adjustments are made to reflect a lower default probability – usually equivalent to three levels to the average rating referred above. Historically, none of its sovereign loans has ever been placed in non-accrual status or has been written off. It is not the policy of CAF to restructure its sovereign loans and management does not have any expectation of writing off such loans.

For the non-sovereign loans, the allowance for loan losses is individually evaluated and calculated on a non-discounted cash flow method by considering CAF’s internal rating of each borrower, using the probability of default corresponding to the average rating of the equivalent categories of the international risk-rating agencies.

For those cases where the category equivalent to the rating of a particular borrower determined in accordance with any of the international risk-rating agencies is higher than the risk rating in local currency of

F-14

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

the country corresponding to such borrower, or if for any reason there is no risk rating, the risk rating in local currency of such country determined by international credit rating agencies will be used.

CAF considers that external data provided by risk rating agencies used to determine the probability of default reflects its expectations about the future economic conditions and there are no other adjustments regarding historical loss information and future conditions that should be considered as significant factor to determining the expected collectability.

CAF assesses and determine the loss given default which considers the CAF´s status as a de facto preferred creditor, the immunities and privileges conferred by its stockholder countries, the collateral of each loan, the effect of interest on late payments to avoid the potential impairment derived by the time value of money and the evidence of historical loss data collected for each country through the years. In addition, given the nature of CAF´s lending activities as multilateral bank, in case of delay on payments of sovereign loans, the loss given default reflects the expectation to collect the total amount due, including accrued interests and commissions receivable for the period of delay.

A specific allowance for loan losses is individually evaluated and established by CAF for loans in non-accrual status as these loans do not have the same risk characteristics as other loans. A loan is considered in non-accrual status when, based on currently available information and events, it is probable that CAF will not recover the total amount of principal and interest as agreed in the terms of the original loan contract. The allowance for loan losses is determined on a loan by loan basis based on the present value of expected future cash flows, discounted at the original loan’s effective interest rate.

j.

Equity investments – CAF invests in equity securities of companies and funds in strategic sectors,with the objective of promoting the development of such companies and funds and their participation in the securities markets and to serve as a catalyst in attracting resources to stockholder countries.

If CAF has the ability to exercise significant influence over the operating and financial policies of the investee, which is generally presumed to exist when CAF holds an ownership interest in the voting stock of an investee between 20% and 50%, the equity investments are accounted for using the equity method. Under the equity method, the carrying amount of the equity investment is adjusted to reflect CAF’s proportionate share of earnings or losses, dividends received and certain transactions of the investee Company.

During the years ended December 31, 2020, 2019 and 2018, CAF recorded investments in equity securities without readily determinable fair value, as follows:

(i)

Direct investments in equity securities of companies – These investments, which, do not have readily determinable fair value and do not qualify for the net asset value practical expedient to estimate fair value, are accounted for at cost minus impairment (if any), plus or minus changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer.

(ii)	Equity investments in funds – These investments, which do not have readily determinable fair value, is carried at fair value using the net asset value practical expedient to estimate fair value.

Dividend income from equity investments is recognized when CAF’s right to receive payment has been established.

k.	Property and equipment, net – Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair expenses are charged directly to the statements ofcomprehensive

F-15

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

income for the year as incurred, while improvements and renewals are capitalized. Depreciation is calculated using the straight-line method, and charged to the statements of comprehensive income over the estimated useful life of assets.

The estimated useful life for assets is as follows:

Buildings	30 years
Building improvements	15 years
Leasing building improvements	Term of leasing contract
Furniture and equipment	2 to 10 years
Vehicles	5 years

l.	Other assets – Other assets mainly include the following:

(i)

Derivative-related collateral – CAF receives or posts cash collateral from or to individual swap and futures counterparties to mitigate its credit exposure to these counterparties. It is the policy of CAF to restrict and invest cash collateral received from swap and futures counterparties for fulfilling its obligations under the collateral agreement. CAF records cash collateral received in other assets with a corresponding obligation to return the cash collateral received recorded in accrued expenses and other liabilities. Cash collateral posted to swap and futures counterparties, under the collateral agreement, are recorded in other assets.

(ii)

Intangible assets – Include software investments which are reported at cost less accumulated amortization. The amortization is calculated with the straight-line method over the useful lifeestimated by CAF. The estimated useful life of these assets is between 2 and 5 years.

m.

Impairment of investment accounted for under the equity method – An investment accounted for under the equity method is considered impaired and an impairment loss is recognized only if there are circumstances that indicate impairment as a result of one or more events (“loss events”)that have occurred after recognition of such investment.

An impairment charge is recorded whenever a decline in value of an investment below its carrying amount is determined to be other-than-temporary. In determining if a decline is other-than-temporary, factors such as the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and longer-term operating and financial prospects of the affiliate and the intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery are considered.

n.

Deposits – Deposits denominated in US$ are recorded at amortized cost. Deposits denominated in currencies other than the US$ are recognized at fair value. Gains or losses resulting from changes in the fair value of these deposits are recognized in the statements of comprehensive income when they occur.

o.	Commercial paper – Commercial paper are recorded at amortized cost.

p.

Borrowings from other financial institutions – The borrowings from other financial institutions, both local or foreign financial institutions, are recorded at amortized cost, except for some borrowings that are designated a fair value hedge or as an economic hedge. The up-front costs and fees related to the issuance of borrowings recorded at amortized cost are deferred and reported in the balance sheets as a direct deduction from the face amount of borrowings and amortized during the term of the borrowings as interest expense. The up-front cost and fees related to borrowings that are designated a fair value hedge or as an economic hedge, are recognized in the statements of comprehensive income when they occur.

F-16

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

q.	Bonds – Medium and long-term bond issuances, whose objective is to provide the financial resources required to finance CAF’s operations, are recorded as follows:

(i)

Bonds denominated in currencies other than the US$ are recognized at fair value. Gains or losses resulting from changes in the fair value of these bonds, as well as the related bond’s up-frontcosts and fees, are recognized in the statements of comprehensive income when they occur. CAF enters into cross-currency and interest rate swaps to economically hedge the interest rate and foreign exchange risks related with these bonds.

(ii)

Bond denominated in US$ are recognized at fair value. The interest rate risk on US$denominated bonds is hedged using interest rate swaps, and such interest rate swaps aredesignated as part of fair value hedge accounting relationships assuming no hedgeineffectiveness (the “shortcut method”). The related bond’s up-front costs and fees are deferred and reported in the balance sheets as a direct deduction from the face amount of the bonds, and amortized during the term of the bonds as interest expense.

Partial repurchases of bond issuances result in derecognition of the corresponding liabilities. The difference between the repurchase price and the bond’s carrying amount is recognized as income/loss for the year.

r.

Employees’ severance benefits – Accrual for severance benefits comprises all the liabilities related to the workers’ vested rights according to CAF’s employee policies and the applicable labor law of the member countries. The accrual for employee severance benefits is presented as part of “Employees’ severance benefits and savings plan” account under “Accrued expenses and other liabilities” caption.

Under CAF’s employee policies, employees earn a severance benefit equal to five days of salary per month, up to a total of 60 days per year of service. From the second year of service, employees earn an additional two day salary for each year of service (or fraction of a year greater than six months), cumulative up to a maximum of 30 days of salary per year. Severance benefits are recorded in the accounting records of CAF as they are incurred and interest on the amounts owed to employees are paid annually as a result of employees’ rights to receive severance benefits accrued in the year in which earned.

In the case of unjustified dismissal or involuntary termination, employees have the right to anadditional severance benefit of one month of salary per year of service.

s.

Pension plan – CAF has established a defined benefit plan (the Plan), which is mandatory for all employees hired on or after the establishment of the Plan and voluntary for all other employees. The Plan’s benefits are calculated based on years of service and the average salary of the three consecutive years in which the employee received the highest salary. CAF periodically updates the benefit obligations considering actuarial assumptions.

t.	Derivative financial instruments and hedging activities – CAF records all derivative financial instruments on the balance sheet at fair value, regardless of the purpose or intent for holding them.

CAF’s policy is not to enter into derivative financial instruments for speculative purposes. CAF also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative financial instruments that are used in hedging transactions are highly effective in offsetting changes in fair values of the hedged items.

F-17

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

Derivative financial instruments that are considered to be hedges from an accounting perspective are recognized in the balance sheet at fair value with changes in fair value either: (1) offset by changes in fair value of the hedged assets, liabilities or firm commitments through earnings within “Derivative financial instruments assets” or “Derivative financial instruments liabilities” if the derivative is designated as a fair value hedge, or (2) recognized in other comprehensive income until the hedged item is recognized in earnings if the derivative is designated as a cash flow hedge. The ineffective portion of the change in fair value for a hedged derivative is immediately recognized in earnings as a component of “Unrealized changes in fair value related to financial instruments”, regardless of whether the hedged derivative is designated as a cash flow or fair value hedge. In all situations in which hedge accounting is discontinued, CAF, recognizes any changes in its fair value in the statements of comprehensive income.

CAF discontinues hedge accounting prospectively upon determining that the derivative financial instrument is no longer effective in offsetting changes in the fair value of the hedged item; thederivative expires or is sold, terminated or exercised; the derivative is de-designated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that the designation of the derivative financial instrument as a hedging instrument is no longer appropriate.

When hedge accounting is discontinued because it is determined that the derivative financialinstrument no longer qualifies as an effective fair value hedge, CAF continues to carry the derivative financial instrument on the balance sheets at its fair value, but no longer adjusts the hedged asset or liability for changes in fair value.

Certain derivative financial instruments, although considered to be an effective hedge froman economic perspective (economic hedge), have not been designated as a hedge for accounting purposes. The changes in the fair value of such derivative financial instruments are recognized in the statements of comprehensive income, concurrently with the change in fair value of the underlying assets and liabilities.

u.

Fair value of financial instruments and fair value measurements – An entity is required tomaximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Accounting guidance establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Inputs used to measure fair value may fall into one of three levels:

Level 1 – Applies to assets or liabilities for which there are quoted prices in active markets foridentical assets or liabilities.

Level 2 – Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-18

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

v.

Guarantees – CAF provides guarantees on loans originated by third parties to support projectslocated within a stockholder country that are undertaken by public and private entities. CAF mayoffer guarantees of private credit agreements or it may offer public guarantees of obligations of the securities of third party issuers. CAF generally offers partial credit guarantees with the intention of sharing the risk with private lenders or holders of securities. CAF’s responsibility is limited to paying up to the amount of the guarantee upon default by the client. The guarantee fee income received is deferred and recognized over the period covered by the guarantee.

w.

Provision for guarantees losses – Provision for guarantees is maintained at a level CAF believes adequate to absorb probable losses inherent to the guaranteed loans originated by third parties as of the date of the financial statements. Guaranteed loans are classified as either sovereign ornon-sovereign. Provision for guarantees is estimated by CAF considering the credit risk exposure, default probability and loss given default. Provision for sovereign guarantees losses is based on the individual long-term foreign currency debt rating of the guarantor countries (“country risk rating”) considering the weighted average rating of three recognized international risk rating agencies at the date of the financial statements preparation. These country risk ratings have associated default probability. Given CAF’s status as a de facto preferred creditor, arising from its status as amultilateral financial institution and from the interest of its borrowers in maintaining their credit standing with CAF, and taking into account the immunities and privileges conferred by itsstockholder countries, which are established in CAF’s Constitutive Agreement and other similar agreements, a factor that reflects a lower default probability – usually equivalent to three levels up in this weighted average rating is used. For non-sovereign guarantees, the provision is determined by considering the CAF internal rating of each client and the weighted average rating of the aforementioned agencies.

The provision for guarantees losses, are reported as other liabilities.

x.	Recent accounting pronouncements –

Recently adopted accounting pronouncements

ASU 2016-13. Financial Instruments – Credit Losses

In June 2016, the FASB issued ASU 2016-13. Financial Instruments – Credit Losses, which amends guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. For assets measured at amortized cost, the ASU eliminates the probable initial recognition threshold in current guidance and, instead, requires an entity to reflect its current estimate of all expected credit losses. This ASU affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. This ASU was adopted by CAF on January 1, 2020, and as a result of such adoption there was no cumulative-effect adjustment to the 2020 opening retained earnings. CAF has followed the modified-retrospective approach and has not applied any practical expedient during the adoption.

As a result of such adoption, during the year 2020 there were a decrease in allowance for loans losses for sovereign loans and an increase in the provision for off-balance-sheet undisbursed loan commitments and non-sovereign guarantee (provision for contingencies).

F-19

Recent accounting pronouncements applicable not yet adopted –

ASU 2020-04, Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions, for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU will not apply to contract modifications made or other transactions entered after December 31, 2022. The ASU is effective for all entities as of March 12, 2020, and will apply through December 31, 2022.

Libor Replacement

The replacement of the LIBOR rates with a new reference rate or rates can be considered an industry risk due the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol which CAF has adhered in January 2021. In addition, CAF has established an interdepartmental task force that is in charge of preparing the institution for the change in reference rate including measures such as the incorporation of fallback provisions on loans in order to mitigate any possible impact the replacement of the LIBOR rate may have.

On the funding side, CAF has ceased issuance of Floating Rate Notes (FRN) linked to LIBOR, and all outstanding LIBOR FRNs will reset before the end of 2021, with the exception of one single issuance that matures on August 1, 2023 for $100 million.

3.	CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS

Cash and deposits with banks with original maturity of three months or less include the following:

	December 31, 2020	December 31, 2019	December 31, 2018

Cash and due from banks	123,204	103,593	127,355

Deposits with banks:
U.S. dollars	2,825,086	2,417,476	2,594,312

	2,948,290	2,521,069	2,721,667

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4.	MARKETABLE SECURITIES

Trading

A summary of trading securities follows:

	December 31, 2020		December 31, 2019		December 31, 2018
	Amount	Average maturity (years)	Amount	Average maturity (years)	Amount	Average maturity (years)

U.S. Treasury Notes	2,038,268	1.73	2,010,025	1.91	1,799,690	1.86

Non-U.S. governments and government entities bonds	187,446	2.86	350,440	0.97	243,581	1.31

Financial institutions and corporate securities:
Commercial paper	2,895,110	0.14	3,100,115	0.08	3,371,479	0.13
Certificates of deposits(1)	2,912,973	0.22	2,201,939	0.22	1,707,010	0.19
Bonds	2,242,321	2.41	2,045,486	2.51	1,856,325	2.52
Collateralized mortgage obligation	286,954	4.27	343,745	4.32	352,643	4.03
Liquidity funds(2)	398,775	1.00	306,055	1.00	324,228	1.00

	8,736,133	0.93	7,997,340	0.96	7,611,685	0.91

Trading	10,961,847	1.11	10,357,805	1.14	9,654,956	1.08

(1)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company (DTC) and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(2)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

The fair value of trading securities include net unrealized gain of US$ 57,188, US$ 51,964 and US$ 1,750, at December 31, 2020, 2019 and 2018, respectively.

Net realized gains from trading securities of US$ 92,619, US$ 202,667 and US$ 34,498 for the years ended December 31, 2020, 2019 and 2018, respectively, are included in the statements of comprehensive income as part of Interest income - Investments and deposits with banks. During the year ended December 31, 2020, the decrease in the net realized gains from trading securities is mainly due to the reduction of benchmark interest rates and the volatility in global capital markets as a result of COVID-19 pandemic.

CAF places its short-term investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. At December 31, 2020, 2019 and 2018, CAF does not have any significant concentrations of credit risk according to its investment guidelines. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 26,294, US$ 164,597 and US$ 12,480 at December 31, 2020, 2019 and 2018, respectively.

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Maturity of marketable securities are as follows:

	December 31, 2020	December 31, 2019	December 31, 2018

Remaining maturities:
Less than one year	7,013,042	6,355,563	6,032,574
Between one and two years	2,326,298	2,340,124	1,964,737
Between two and three years	696,239	795,067	649,114
Between three and four years	293,262	382,925	568,404
Between four and five years	373,908	188,364	305,809
Over five years	259,098	295,762	134,318

	10,961,847	10,357,805	9,654,956

5.	OTHER INVESTMENTS

Deposits with banks due with more than 90 days (original maturity) are as follows:

	December 31, 2020	December 31, 2019	December 31, 2018

U.S. dollars	811,205	996,917	658,165
	—	—	585

	811,205	996,917	658,750

The interest rates on these deposits ranged from 0.21% to 2.00% at December 31, 2020, from 1.94% to 3.23% at December 31, 2019, and from 1.88% to 3.25% at December 31, 2018.

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6.	LOANS

Loans include short, medium and long-term loans to finance projects, working capital and trade activities. The majority of the loans are to Series “A” and “B” stockholder countries, or to private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Stockholder country:
Argentina	3,725,343	3,743,346	3,577,715
Barbados	170,267	75,387	84,014
Bolivia	2,546,310	2,715,821	2,562,869
Brazil	2,621,465	2,228,617	1,694,502
Chile	459,745	472,914	425,000
Colombia	2,795,238	2,857,926	2,840,345
Costa Rica	564,353	81,681	88,795
Dominican Republic	145,010	174,667	206,515
Ecuador	4,122,246	3,727,546	3,586,804
Mexico	885,000	500,000	530,000
Panama	2,076,210	2,031,635	1,900,354
Paraguay	1,086,175	512,842	466,200
Peru	1,524,531	1,987,713	2,039,674
Trinidad & Tobago	1,048,889	788,889	600,000
Uruguay	990,657	945,050	994,685
Venezuela	3,199,717	3,671,802	3,514,102

Total	27,961,156	26,515,836	25,111,574
Fair value adjustments	156,711	4,782	(187)

Loans	28,117,867	26,520,618	25,111,387

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

At December 31, 2020, 2019 and 2018, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 106,858, US$ 51,435 and US$ 30,155, respectively, mainly in Colombian pesos, Peruvian nuevos soles, Uruguayan pesos and Bolivian bolivianos. All these loans are hedged with Borrowings and Bonds issued in the same currency. At December 31, 2020, 2019 and 2018, fixed interest rate loans amounted to US$ 1,898,265, US$ 165,000 and US$ 134,104, respectively.

There has been an increase in demand for loans from our stockholder countries as a result of COVID-19 pandemic. In that regard, at December 31, 2020, CAF approved emergency credit lines aggregating up to US$ 7.3 billion available to CAF stockholder countries, of which disbursement for US$ 2.1 billion have been made at December 31, 2020. The emergency credit lines are aimed at enhancing a prompt and appropriate response in stockholder countries and mitigating the adverse consequences from the pandemic.

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Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	December 31, 2020		December 31, 2019		December 31, 2018
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)

Public sector	25,619,424	2.30	22,594,948	3.82	21,571,079	4.43
Private sector	2,341,732	2.25	3,920,888	3.42	3,540,495	4.41

	27,961,156	2.30	26,515,836	3.76	25,111,574	4.43

Loans by industry segments are as follows:

	December 31, 2020		December 31, 2019		December 31, 2018
	Amount	%	Amount	%	Amount	%

Social and other infrastructure programs	10,416,802	37	7,347,552	28	6,473,592	26
Transport, warehousing and communications	8,104,691	29	7,951,318	30	7,288,024	29
Electricity, gas and water supply	6,482,061	23	7,022,165	26	7,853,261	31
Financial services - Commercial banks	1,816,919	6	2,822,922	11	2,141,810	9
Financial services - Development banks	916,277	3	1,091,215	5	999,466	4
Agriculture, hunting and forestry	78,402	1	98,386	—	151,551	1
Manufacturing industry	59,971	—	82,036	—	91,413	—
Others	86,033	1	100,242	—	112,457	—

	27,961,156	100	26,515,836	100	25,111,574	100

Loans mature as follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Remaining maturities:
Less than one year	4,942,050	6,222,318	5,327,009
Between one and two years	2,782,180	2,576,004	2,638,910
Between two and three years	2,642,696	2,583,181	2,399,462
Between three and four years	2,690,045	2,457,519	2,416,173
Between four and five years	2,663,923	2,443,410	2,169,924
Over five years	12,240,262	10,233,404	10,160,096

	27,961,156	26,515,836	25,111,574

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans at December 31, 2020, 2019 and 2018, rating assigned by external agencies are used.

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The credit quality of the sovereign loans of estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies. The credit quality by year of origination and taking the Moody’s rating as a reference at December 31, 2020 is as follows:

	Credit Rating	Year of origination				Total
Country		2020	2019	2018	Prior
Argentina	Ca	383,424	—	780,209	2,484,960	3,648,593
Barbados	Caa1	100,000	195	—	70,073	170,268
Bolivia	B2	25,000	202,352	66,312	2,212,018	2,505,682
Brazil	Ba2	7,681	143,114	166,051	1,192,797	1,509,643
Colombia	Baa2	350,000	500,151	300,000	1,136,402	2,286,553
Costa Rica	B2	500,000	—	—	30,648	530,648
Dominican Republic	Ba3	—	—	—	128,430	128,430
Ecuador	Caa3	698,575	522,702	547,563	2,300,058	4,068,898
Mexico	Baa1	800,000	—	—	—	800,000
Panama	Baa1	350,000	325,529	—	1,130,963	1,806,492
Paraguay	Ba1	350,000	56,966	325,075	313,615	1,045,656
Peru	A3	—	250,000	—	761,969	1,011,969
Trinidad & Tobago	Ba1	300,000	200,000	282,222	266,667	1,048,889
Uruguay	Baa2	50,000	—	13,862	741,527	805,389
Venezuela	C	—	500,000	—	2,699,717	3,199,717

		3,914,680	2,701,009	2,481,294	15,469,844	24,566,827

The credit quality of the Non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification at December 31, 2020 is as follows:

	Year of origination				Total
Credit Rating	2020	2019	2018	Prior
Satisfactory - outstanding	270,000	—	—	240,000	510,000
Satisfactory - very good	447,224	25,000	—	81,327	553,551
Satisfactory - adequate	1,004,283	78,726	63,798	247,072	1,393,879
Watch	310,935	33,922	88,006	159,107	591,970
Special mention	16,038	19,300	114,183	8,264	157,785
Doubtful	—	—	—	117,573	117,573
Sub-standard	—	—	—	57,020	57,020
Loss	—	—	—	12,551	12,551

	2,048,480	156,948	265,987	922,914	3,394,329

The internal and external ratings have been updated at December 31, 2020.

F-25

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	December 31, 2020	December 31, 2019	December 31, 2018
During the period CAF recorded the following transactions:
Loans written-off	—	38,000	22,000
Purchases of loan portfolio	—	—	—
Sales of loan portfolio	103,466	42,250	16,167

	December 31, 2020	December 31, 2019	December 31, 2018
CAF presented the following amounts and quality indicators as of the end of the period / year:
Non-accrual loans	69,066	69,785	112,695
Troubled debt restructured	36,485	—	—
Overdue loans	—	129,087	124,286
Allowance for loan losses as a percentage of loan portfolio	0.34%	0.35%	0.26%
Non-accrual loans as a percentage of loan portfolio	0.25%	0.26%	0.45%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.49%	0.49%

During the year ended December 31, 2020, a non-sovereign loan, classified as non-accrual status, with an outstanding balance of US$ 36,485 was restructured. The restructuring consisted of an extension of loan term, interest rate reductions and deferment of monthly interest payments until January 2021 resulting in the increase of future cash flows throughout the restructured term of the loan.

At December 31, 2020, 2019 and 2018, the total principal amount of non-accrual loans are related to private sector borrowers (non-sovereign loans) which present 1,654 days, 1,289 days and 923 days overdue, respectively. During the years ended December 31, 2020, 2019 and 2018, there were no interest income recognized for non-accrual loans. The allowance of loan losses for loans in non-accrual status amount to US$ 16,200 at December 31, 2020 and 2019, and US$ 14,455 at December 31, 2018.

At December 31, 2019, the total principal amount of overdue loans was US$ 129,087 (not including non-accrual loans), representing solely overdue amounts from sovereign loans to Venezuela which was 25 days overdue. At December 31, 2020, there were no overdue loans.

At December 31, 2018, there are outstanding overdue amounts from Venezuela totaling US$ 182,776, comprising, US$ 124,286 of principal and US$ 58,490 of interest and commissions. Those amounts were originally due between December 7, 2018 and December 28, 2018. In April and January 2019, CAF received payments for the total amount of outstanding overdue loans, interest and commissions at December 31, 2018.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program

F-26

allows CAF to repurchase the shares of a stockholder country that fulfills the requirements of the Program and apply the proceeds to that country’s outstanding loans and interest. Pursuant to the Program, during the year ended December 31, 2020, CAF notified Venezuela that it fulfills the requirements and subsequently repurchased a total of 45,501 shares totaling US$ 646,114 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 227,505 and US$ 418,609, respectively. As a result of the repurchase, as of February 3, 2021, Venezuela is current with its loans with CAF.

At December 31, 2019, balances with Venezuela include past-due installments for US$ 183,033 corresponding to principal for US$ 129,087 and interests and commissions for US$ 53,946. During the year ended December 31, 2019, CAF granted loans for US$ 500,000 to the Central Bank of Venezuela. Venezuela has reiterated its commitment with CAF and its intention to settle the balances owed.

A/B Loans

CAF administers loan-participations sold, and only assumes the credit risk for the portion of the loan owned by CAF. At December 31, 2020, 2019 and 2018, CAF had loans of this nature amounting to US$ 159,142, US$ 275,436 and US$ 366,048, respectively; whereas other financial institutions provided funds for US$ 92,136, US$ 160,257 and US$ 208,761, respectively.

Allowance for Loan Losses

CAF has adopted the requirements of ASU 2016-13 Financial Instruments – Credit Losses, along with several other subsequent codification updates related to accounting for credit losses, on January 1, 2020 following the modified-retrospective approach. As of December 31, 2020, the applicable Current Expected Credit Losses (CECL) was applied to assets such as loans measured at amortized cost basis, as well as off-balance-sheet undisbursed loan commitments and financial guarantees. As a result of the adoption there was no cumulative-effect adjustment to the 2020 opening retained earnings.

The current allowance for expected credit losses is maintained at a level CAF believes to be adequate to absorb losses inherent in the loan portfolio at the date of the financial statements and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

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Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the years ended
	December 31, 2020			December 31, 2019			December 31, 2018
	Credit risk			Credit risk			Credit risk
	Sovereign	Non - sovereign	Total	Sovereign	Non - sovereign	Total	Sovereign	Non - sovereign	Total
Balances at beginning of year	47,475	44,167	91,642	36,715	28,133	64,848	35,239	31,986	67,225
Provision for loan losses	(47,475)	50,398	2,923	10,760	41,635	52,395	1,476	11,716	13,192
Loans written-off	—	—	—	—	(38,000)	(38,000)	—	(22,000)	(22,000)
Recoveries	—	450	450	—	12,399	12,399	—	6,431	6,431

Balances at end of year	—	95,015	95,015	47,475	44,167	91,642	36,715	28,133	64,848

	December 31, 2019			December 31, 2018
	Sector			Sector
	Sovereign	Non - sovereign	Total	Sovereign	Non - sovereign	Total
Allowance:
Individually evaluated for loan losses	—	44,167	44,167	—	28,133	28,133
Collectively evaluated for loan losses	47,475	—	47,475	36,715	—	36,715

	47,475	44,167	91,642	36,715	28,133	64,848

	December 31, 2019			December 31, 2018
	Sector			Sector
	Sovereign	Non - sovereign	Total	Sovereign	Non - sovereign	Total
Loans:
Allowance:
Individually evaluated for loan losses	—	4,776,257	4,776,257	—	4,374,341	4,374,341
Collectively evaluated for loan losses	21,739,579	—	21,739,579	20,737,233	—	20,737,233

	21,739,579	4,776,257	26,515,836	20,737,233	4,374,341	25,111,574

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Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the years ended
	December 31, 2020			December 31, 2019			December 31, 2018
	Credit risk			Credit risk			Credit risk
	Sovereign	Non - sovereign	Total	Sovereign	Non - sovereign	Total	Sovereign	Non - sovereign	Total
Balances at beginning of year	1	3,790	3,791	1	1,413	1,414	1	1,489	1,490
Provision for contingencies	(1)	11,043	11,042	—	2,377	2,377	—	(76)	(76)

Balances at end of yea	—	14,833	14,833	1	3,790	3,791	1	1,413	1,414

	December 31, 2019			December 31, 2018
	Sector			Sector
	Sovereign	Non - sovereign	Total	Sovereign	Non - sovereign	Total
Allowance:
Individually evaluated for contingencies	—	3,790	3,790	—	1,413	1,413
Collectively evaluated for contingencies	1	—	1	1	—	1

	1	3,790	3,791	1	1,413	1,414

	December 31, 2019			December 31, 2018
	Sector			Sector
	Sovereign	Non - sovereign	Total	Sovereign	Non - sovereign	Total
Loans:
Allowance:
Individually evaluated for contingencies	—	449,056	449,056	—	418,113	418,113
Collectively evaluated for contingencies	5,306,252	—	5,306,252	4,629,759	—	4,629,759

	5,306,252	449,056	5,755,308	4,629,759	418,113	5,047,872

Provision for contingencies are included in the statements of comprehensive income as part of other expenses.

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CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

7.	EQUITY INVESTMENTS

Equity investments, which have no readily determinable fair value, are as follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Investments - Equity securities	378,882	421,662	436,156
Investments - Equity method	53,718	42,163	23,511

	432,600	463,825	459,667

CAF recognized the following in the statements of comprehensive income related to equity securities:

	December 31, 2020	December 31, 2019	December 31, 2018
Dividends	8,512	4,849	5,486
Changes in fair value measurements	(18,722)	8,000	13,691
Impairment in equity securities	(5,977)	(2,874)	21,991

During the years ended December 31, 2020, 2019 and 2018, CAF recognized losses of US$ 18,722 and gains of US$ 8,000 and US$ 13,691, respectively, corresponding to the net decrease and net increase in the fair value of investments in equity instruments, are included in the statements of comprehensive income as part of other expenses and other income, respectively.

During the years ended December 31, 2020, 2019 and 2018, CAF recognized losses of its equity in earnings of the investees for US$ 1,533, US$ 3,225 and gain of US$ 3,436, respectively, for investments under the equity method, which are recorded in the statements of comprehensive income.

8.	PROPERTY AND EQUIPMENT, NET

A summary of property and equipment, net follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Land	29,756	29,756	27,029
Buildings	85,994	85,584	40,134
Buildings improvements	21,787	21,205	21,056
Leasing building improvements	9,497	8,743	8,839
Furniture and equipment	39,816	36,801	30,215
Vehicles	1,083	1,079	1,079

	187,933	183,168	128,352
Less accumulated depreciation	81,248	73,480	67,363
Projects in progress	5,049	2,630	45,057

	111,734	112,318	106,046

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CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

Depreciation expenses of US$ 8,231, US$ 7,030 and US$ 6,005 for property and equipment for the years ended December 31, 2020, 2019 and 2018, respectively, are included in the statements of comprehensive income as part of administrative expenses.

9.	OTHER ASSETS

A summary of other assets follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Derivative related collateral	1,495,033	520,699	735,955
Intangible assets, net of accumulated amortization of US$ 7,400, US$ 6,494 and US$ 12,403, respectively	18,783	14,354	10,169
Receivable from investment securities sold	6,025	12,625	—
Other	17,988	17,699	15,418

	1,537,829	565,377	761,542

10.	DEPOSITS

A summary of deposits follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Demand deposits	59,532	74,494	72,007
Time deposits:
Less than one year	3,277,987	2,599,180	3,138,538

	3,337,519	2,673,674	3,210,545
Fair value adjustments	55	(749)	—

Carrying value of deposits	3,337,574	2,672,925	3,210,545

At December 31, 2020, 2019 and 2018, the weighted average interest rate was 0.67%, 2.30% and 1.91%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar to an equivalent of US$ 24,201, US$ 60,099 and US$ 457,848 at December 31, 2020, 2019 and 2018, respectively.

11.	COMMERCIAL PAPER

At December 31, 2020, 2019 and 2018, the outstanding amount of commercial paper issued by CAF, amounts to US$ 1,598,696, US$ 908,133 and US$ 641,295, respectively, of which matures in 2021, 2020 and 2019, respectively. At December 31, 2020, 2019 and 2018, the weighted average interest rate was 0.86%, 2.47% and 1.94%, respectively.

F-31

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

12.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	December 31, 2020	December 31, 2019	December 31, 2018
U.S. dollars	1,088,287	1,244,480	1,158,009
Euros	482,794	94,083	106,628
Colombian Pesos	27,418	21,006	—
Peruvian nuevos soles	3,591	23,512	22,828
Others	1,985	—	2,039

	1,604,075	1,383,081	1,289,504
Fair value adjustments	68,879	7,880	(4,415)
Less debt issuance costs	653	743	820

Carrying value of borrowings from other financial institutions	1,672,301	1,390,218	1,284,269

At December 31, 2020, 2019 and 2018, the fixed interest-bearing borrowings amounted to US$ 503,289, US$ 472,575 and US$ 467,169, respectively. At December 31, 2020, 2019 and 2018, the weighted average interest rate after considering the impact of interest rate swaps was 2.49%, 3.56% and 3.14%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	December 31, 2020	December 31, 2019	December 31, 2018
Less than one year	166,519	406,198	181,505
Between one and two years	369,480	206,686	392,356
Between two and three years	156,064	146,097	155,327
Between three and four years	202,466	112,574	130,031
Between four and five years	156,067	161,538	122,532
Over five years	553,479	349,988	307,753

	1,604,075	1,383,081	1,289,504

Some borrowing from other financial institutions agreements contains covenants requiring the use of the proceeds for specific purposes or projects.

At December 31, 2020, 2019 and 2018, there were unused term credit facilities amounting to US$ 2,279,096, US$ 2,237,833 and US$ 782,691, respectively.

F-32

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

13.	BONDS

An analysis of outstanding bonds follows:

	December 31, 2020			December 31, 2019			December 31, 2018
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)
U.S. dollars	8,281,073	8,281,073	2.02	8,589,113	8,589,113	4.04	9,235,275	9,235,275	6.71
Euro	8,143,452	8,370,175	1.70	8,630,557	8,117,818	3.25	6,952,140	6,574,568	1.81
Swiss francs	2,582,176	2,777,778	2.29	2,465,597	2,425,181	2.58	2,465,629	2,388,454	2.60
Australian dollars	1,070,538	1,042,275	1.76	1,049,646	927,957	3.52	1,041,899	925,405	3.63
Hong Kong dollars	757,314	758,107	1.87	757,307	754,748	1.94	757,299	750,575	1.90
Japanese yen	727,654	740,777	1.95	235,206	220,548	3.73	347,422	308,250	4.20
Norwegian kroner	622,501	491,492	2.23	622,500	476,536	3.31	622,500	481,895	3.26
Mexican pesos	426,031	402,436	1.89	306,312	278,897	3.30	254,725	219,228	3.64
Colombian pesos	334,472	294,215	1.53	266,562	231,219	3.14	283,283	241,991	2.38
Uruguayan pesos	268,556	251,676	1.34	106,835	101,775	2.64	—	—	—
Indonesian Rupee	75,000	73,601	0.54	75,000	74,262	2.59	75,000	70,984	2.02
Peruvian nuevos soles	53,378	48,892	0.77	53,378	53,353	2.25	53,378	52,476	4.44
Indian Rupee	31,891	29,167	2.71	31,891	29,980	2.52	31,891	30,572	2.59
Canadian dollars	30,395	31,341	2.50	30,395	30,628	3.00	30,395	29,295	3.19
Kazakhstan Tenge	15,082	14,742	1.31	—	—	—	—	—	—
New Zealand Dollar	13,651	15,335	1.76	—	—	—	—	—	—
Brazilian Real	—	—	—	68,701	54,839	2.36	68,701	56,805	2.38
Turkish lira	—	—	—	64,483	32,279	2.62	64,467	36,425	3.63
South African rand	—	—	—	37,780	41,787	2.38	37,773	40,881	2.79

	23,433,164	23,623,082		23,391,263	22,440,920		22,321,777	21,443,079

Fair value adjustments		1,269,492			734,512			195,441
Less debt issuance costs		10,155			14,070			18,427

Carrying value of bonds		24,882,419			23,161,362			21,620,093

F-33

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Remaining maturities:
Less than one year	3,215,774	3,900,936	2,291,645
Between one and two years	3,946,477	3,134,707	3,906,435
Between two and three years	4,562,569	3,938,814	3,154,929
Between three and four years	1,591,088	3,255,194	2,685,947
Between four and five years	4,261,471	1,604,255	3,202,716
Over five years	5,855,785	7,557,357	7,080,105

	23,433,164	23,391,263	22,321,777

At December 31, 2020, 2019 and 2018, fixed interest rate bonds amounted to US$ 23,350,889, US$ 23,306,226 and US$ 22,229,968, respectively, of which US$ 15,165,519, US$ 14,815,856 and US$ 13,095,772, respectively, are denominated in currencies other than U.S. dollar.

There were no bonds repurchased during the years ended December 31, 2020, 2019 and 2018.

14.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Derivative-related collateral	1,443,467	143,256	—
Employees’ severance benefits and savings plan	107,250	89,078	82,273
Contributions to Stockholders´ Special Funds	55,090	53,577	36,872
Payable for investment securities purchased	14,960	18,244	—
Provision for contingencies	14,833	3,791	1,414
Other	10,584	10,037	3,069

	1,646,184	317,983	123,628

F-34

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

15.	PENSION PLAN

At December 31, 2020, 2019 and 2018, the plan has 636, 631 and 576 participants and active employees, respectively. The date used to determine pension plan benefit obligation is December 31, of each year.

For the years ended December 31, 2020, 2019 and 2018, a reconciliation of beginning and ending balances of the benefit obligation follows:

	2020	2019	2018
Change in benefit obligation:
Benefit obligation at beginning of year	27,339	23,792	21,526
Service cost	2,923	2,729	2,518
Interest cost	1,091	945	850
Plan participants’ contributions	2,277	1,985	1,812
Actuarial gain	(682)	(470)	(443)
Benefit paid	(869)	(1,642)	(2,471)

Benefit obligation at the end of year	32,079	27,339	23,792

For the years ended December 31, 2020, 2019 and 2018, a reconciliation of beginning and ending balances of the fair value of plan assets follows:

	2020	2019	2018
Change in plan assets:
Fair value of plan assets at beginning of year	27,809	24,154	21,509
Actual return on plan assets	1,145	1,035	987
Contributions	4,370	4,262	4,129
Benefit paid	(869)	(1,642)	(2,471)

Fair value of plan assets at end of year	32,455	27,809	24,154

Plan assets are as follows:

	December 31,
	2020	2019	2018
Plan assets:
Marketable securities	32,455	27,809	24,154

The table below summarizes the component of the periodic cost of projected benefits related to the PBO for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Service cost	2,923	2,729	2,518
Interest cost	1,091	945	850
Expected return on plan assets	(1,109)	(959)	(860)

	2,905	2,715	2,508

F-35

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

A summary of the net projected cost for the year ending December 31, 2021 follows:

Service cost
Contribution to the plan	2,187
Guaranteed benefit	798

2,985
Interest cost	1,275
Expected return on plan assets	(1,290)

2,970

A summary of the benefits that are expected to be paid for the next five years follows:

2021	404
2022	520
2023	961
2024	766
2025	938

Weighted-average assumptions used to determine net benefit cost since the origination of the Plan to December 31, 2020, 2019 and 2018 follows:

	2020	2019	2018
Discount rate	4.00%	4.00%	4.00%
Expected long-term nominal rate return on Plan assets	4.00%	4.00%	4.00%
Salary increase rate	3.00%	3.00%	3.00%

16.	STOCKHOLDERS’ EQUITY

Authorized capital

The authorized capital of CAF at December 31, 2020, 2019 and 2018 amounts to US$ 15,000,000, of whichUS$ 10,000,000 is ordinary capital shares and US$ 5,000,000 is callable capital shares, distributed among Series “A”, “B” and “C” shares.

Additional paid-in capital

The additional paid-in capital is the amount paid by Series “B” and Series “C” stockholders in excess of the par value. The additional paid-in capital of CAF at December 31, 2020, 2019 and 2018 amounts to US$ 3,961,900, US$ 3,988,884, and US$ 3,595,133, respectively.

Subscribed callable capital

In addition to our subscribed paid-in and un-paid capital, our shareholders have subscribed to callable capital totaling US$ 1,589,660 at December 31, 2020, 2019 and 2018. Our callable capital (comprised of Series “B” and Series “C” callable capital shares) may be called by the Board of Directors to meet our obligations only to the extent that we are unable to meet such obligations with our own resources.

F-36

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

The Constitutive Agreement provides that the obligation of shareholders to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, we consider the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments.

Shares

CAF´s Shares are divided into Series “A” Shares, Series “B” Shares and Series “C” Shares.

(i)

Series “A” shares may be owned only by the Member Countries. The term “Member Country” is defined in Article 3 of CAF’s General Regulations as any shareholder country holding at least one Series “A” share that, either is a signatory to the Constitutive Agreement or, being of Latin America or the Caribbean, has adhered to it (as of the date hereof, the Member Countries are the Argentine Republic, the Plurinational State of Bolivia, the Republics of Colombia, Ecuador, Panama, Paraguay, Peru, Trinidad and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay, and the Bolivarian Republic of Venezuela). Each Member Country owns one Series “A” share, which is held by the government, either directly or through a government-designated social or public purpose institution. Each of the Member Countries owning a Series “A” share is entitled to elect one (1) Director and one (1) Alternate Director to our Board of Directors. The nominal value of the Series “A” Shares is US$ 1,200.

(ii)

Series “B” shares are currently owned by the Member Countries and are held by the governments either directly or through designated governmental entities, except for certain Series “B” shares currently constituting approximately 0.05% of our outstanding shares, which are owned by 13 private sector financial institutions in the Member Countries. As owners of Series “B” shares, the Member Countries collectively are entitled to elect five (5) additional Directors and five (5) additional Alternate Directors through cumulative voting, and the 13 private sector financial institutions collectively are entitled to elect one (1) Director and one (1) Alternate Director. The nominal value of the Series “B” Shares is US$ 5.

(iii)

Series “C” shares are available for subscription by countries that are not Member Countries to strengthen relationships between these countries and the Member Countries. Series “C” shares are currently owned by eight (8) associated shareholder countries: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain. Holders of Series “C” shares collectively are entitled to elect two (2) Directors and two (2) Alternate Directors, and up to two (2) additional Directors with their respective two (2) Alternate Directors if additional new Series “C” Shares are subscribed and paid beyond certain threshold. In order for an additional director to be elected by the series “C” shareholders, the subscription and payment for new series “C” shares must represent an increase of one point five percent (1.5%) of CAF’s subscribed and paid-in capital equity in comparison with the total subscribed and paid-in capital at the end of the most recently completed fiscal year. The nominal value of the Series “C” Shares is US$ 5.

F-37

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

A summary of the changes in subscribed and paid-in capital for the years ended December 31, 2020, 2019 and 2018 follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
At December 31, 2017	11	913,494	80,725	13,200	4,567,470	403,625	4,984,295
Issued for cash	—	32,717	3,768	—	163,585	18,840	182,425

At December 31, 2018	11	946,211	84,493	13,200	4,731,055	422,465	5,166,720
Issued for cash	—	31,804	10,995	—	159,020	54,975	213,995

At December 31, 2019	11	978,015	95,488	13,200	4,890,075	477,440	5,380,715
Issued for cash	—	39,839	2,729	—	199,195	13,645	212,840
Shares’ repurchase	—	(45,501)	—	—	(227,505)	—	(227,505)

At December 31, 2020	11	972,353	98,217	13,200	4,861,765	491,085	5,366,050

Subscribed and paid-in capital at December 31, 2020 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Stockholder:
Argentina	1	112,854	—	1,200	564,270	—	565,470
Bolivia	1	59,926	—	1,200	299,630	—	300,830
Brazil	1	92,438	—	1,200	462,190	—	463,390
Colombia	1	190,017	—	1,200	950,085	—	951,285
Ecuador	1	65,115	—	1,200	325,575	—	326,775
Panama	1	35,359	—	1,200	176,795	—	177,995
Paraguay	1	34,879	—	1,200	174,395	—	175,595
Peru	1	195,223	—	1,200	976,115	—	977,315
Trinidad & Tobago	1	26,276	—	1,200	131,380	—	132,580
Uruguay	1	36,592	—	1,200	182,960	—	184,160
Venezuela	1	123,177	—	1,200	615,885	—	617,085
Barbados	—	—	3,522	—	—	17,610	17,610
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	11,038	—	—	55,190	55,190
Dominican Republic	—	—	10,556	—	—	52,780	52,780
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	50,091	—	—	250,455	250,455
Commercial banks	—	497	—	—	2,485	—	2,485

	11	972,353	98,217	13,200	4,861,765	491,085	5,366,050

F-38

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

At December 31, 2020, the detail of unpaid subscribed capital and subscribed callable capital is presented below:

	Unpaid Subscribed Capital				Subscribed Callable Capital
	Series “B”		Series “C”		Series “B”		Series “C”
	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount
Stockholder:
Argentina	18,670	93,350	—	—	25,200	126,000	—	—
Bolivia	4,868	24,340	—	—	14,400	72,000	—	—
Brazil	35,705	178,525	—	—	25,200	126,000	—	—
Colombia	26,384	131,920	—	—	50,400	252,000	—	—
Ecuador	—	—	—	—	14,400	72,000	—	—
Panama	4,868	24,340	—	—	7,200	36,000	—	—
Paraguay	4,868	24,340	—	—	7,200	36,000	—	—
Peru	21,612	108,060	—	—	50,400	252,000	—	—
Trinidad y Tobago	10,562	52,810	—	—	7,200	36,000	—	—
Uruguay	4,868	24,340	—	—	7,200	36,000	—	—
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Chile	—	—	—	—	—	—	800	4,000
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	1,848	9,240	—	—	40,000	200,000

	180,561	902,805	1,848	9,240	259,200	1,296,000	58,732	293,660

Subscribed and paid-in capital at December 31, 2019 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Stockholder:
Argentina	1	106,629	—	1,200	533,145	—	534,345
Bolivia	1	57,492	—	1,200	287,460	—	288,660
Brazil	1	89,270	—	1,200	446,350	—	447,550
Colombia	1	183,421	—	1,200	917,105	—	918,305
Ecuador	1	57,813	—	1,200	289,065	—	290,265
Panama	1	32,925	—	1,200	164,625	—	165,825
Paraguay	1	32,445	—	1,200	162,225	—	163,425
Peru	1	189,820	—	1,200	949,100	—	950,300
Trinidad & Tobago	1	24,867	—	1,200	124,335	—	125,535
Uruguay	1	34,158	—	1,200	170,790	—	171,990
Venezuela	1	168,678	—	1,200	843,390	—	844,590
Barbados	—	—	3,522	—	—	17,610	17,610
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	11,038	—	—	55,190	55,190
Dominican Republic	—	—	9,675	—	—	48,375	48,375
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	48,243	—	—	241,215	241,215
Commercial banks	—	497	—	—	2,485	—	2,485

	11	978,015	95,488	13,200	4,890,075	477,440	5,380,715

F-39

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

At December 31, 2019, the detail of unpaid subscribed capital and of subscribed callable capital is presented below:

	Unpaid Subscribed Capital				Subscribed Callable Capital
	Series “B”		Series “C”		Series “B”		Series “C”
	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount
Stockholder:
Argentina	24,895	124,475	—	—	25,200	126,000	—	—
Bolivia	7,302	36,510	—	—	14,400	72,000	—	—
Brazil	38,873	194,365	—	—	25,200	126,000	—	—
Colombia	32,980	164,900	—	—	50,400	252,000	—	—
Ecuador	7,302	36,510	—	—	14,400	72,000	—	—
Panama	7,302	36,510	—	—	7,200	36,000	—	—
Paraguay	7,302	36,510	—	—	7,200	36,000	—	—
Peru	27,015	135,075	—	—	50,400	252,000	—	—
Trinidad y Tobago	11,971	59,855	—	—	7,200	36,000	—	—
Uruguay	7,302	36,510	—	—	7,200	36,000	—	—
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Barbados	—	—	—	—	—	—	—	—
Chile	—	—	—	—	—	—	800	4,000
Dominican Republic	—	—	881	4,405	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	3,696	18,480	—	—	40,000	200,000
Commercial banks	—	—	—	—	—	—	—	—

	220,400	1,102,000	4,577	22,885	259,200	1,296,000	58,732	293,660

F-40

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

Subscribed and paid-in capital at December 31, 2018 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Stockholder:
Argentina	1	100,404	—	1,200	502,020	—	503,220
Bolivia	1	55,058	—	1,200	275,290	—	276,490
Brazil	1	89,270	—	1,200	446,350	—	447,550
Colombia	1	176,825	—	1,200	884,125	—	885,325
Ecuador	1	55,379	—	1,200	276,895	—	278,095
Panama	1	30,491	—	1,200	152,455	—	153,655
Paraguay	1	30,011	—	1,200	150,055	—	151,255
Peru	1	184,417	—	1,200	922,085	—	923,285
Trinidad & Tobago	1	23,457	—	1,200	117,285	—	118,485
Uruguay	1	31,724	—	1,200	158,620	—	159,820
Venezuela	1	168,678	—	1,200	843,390	—	844,590
Barbados	—	—	3,522	—	—	17,610	17,610
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	3,291	—	—	16,455	16,455
Dominican Republic	—	—	8,795	—	—	43,975	43,975
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,770	—	—	8,850	8,850
Spain	—	—	46,025	—	—	230,125	230,125
Commercial banks	—	497	—	—	2,485	—	2,485

	11	946,211	84,493	13,200	4,731,055	422,465	5,166,720

F-41

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

At December 31, 2018, the detail of unpaid subscribed capital and of subscribed callable capital is presented below:

	Unpaid Subscribed Capital				Subscribed Callable Capital
	Series “B”		Series “C”		Series “B”		Series “C”
	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount
Stockholder:
Argentina	31,120	155,600	—	—	25,200	126,000	—	—
Bolivia	9,736	48,680	—	—	14,400	72,000	—	—
Brazil	38,873	194,365	—	—	25,200	126,000	—	—
Colombia	39,576	197,880	—	—	50,400	252,000	—	—
Ecuador	9,736	48,680	—	—	14,400	72,000	—	—
Panama	9,736	48,680	—	—	7,200	36,000	—	—
Paraguay	9,736	48,680	—	—	7,200	36,000	—	—
Peru	32,418	162,090	—	—	50,400	252,000	—	—
Trinidad y Tobago	—	—	—	—	7,200	36,000	—	—
Uruguay	9,736	48,680	—	—	7,200	36,000	—	—
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Barbados	—	—	—	—	—	—	—	—
Chile	—	—	—	—	—	—	800	4,000
Dominican Republic	—	—	1,761	8,805	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	150	750	—	—	16,332	81,660
Spain	—	—	5,914	29,570	—	—	40,000	200,000
Commercial banks	—	—	—	—	—	—	—	—

	238,823	1,194,115	7,825	39,125	259,200	1,296,000	58,732	293,660

General Reserve

CAF maintains a general reserve approved by the Stockholders’ Assembly, which is considered an equity reserve. Stockholders approved the increase in the general reserve by US$ 292,982, US$ 201,177 and US$ 68,699 during the years ended December 31, 2020, 2019 and 2018, through appropriations from net income for the years ended December 31, 2019, 2018 and 2017, respectively.

Reserve Pursuant to Article N° 42 of the Constitutive Agreement

CAF’s Constitutive Agreement states that at least 10% of annual net income should be appropriated into a reserve fund until that reserve fund amounts to 50% of the subscribed capital. That reserve fund is considered an equity reserve. Additional appropriation may be approved by the stockholders. The Stockholders’ Assembly held in March 2020, 2019 and 2018, authorized an increase in the reserve fund for US$ 32,600, US$ 22,400 and US$ 7,700, through an appropriation from net income for the years ended December 31, 2019, 2018 and 2017, respectively.

F-42

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

17.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries. Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

18.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities – trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes futures derivatives instruments to reduce exposure to price risk. These are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are

F-43

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the future contracts. Additionally, CAF utilizes forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets			Derivative liabilities
	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2020	December 31, 2019	December 31, 2018
Cross-currency swap	1,483,935	297,080	152,018	251,676	625,962	733,232
Interest rate swap	282,821	127,020	31,978	151,507	15,642	134,624
U.S Treasury futures	134	2,156	657	1,364	84	8,696
Cross-currency forward contracts	42	4	152	295	1,037	232

	1,766,932	426,260	184,805	404,842	642,725	876,784

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative liabilities
At December 31, 2020:
Loans	1,875,442	—	—	150,365
Loans	—	(54,327)	1,447	574
Deposits	—	24,758	—	702
Borrowings from other financial institutions	—	482,794	28,036	—
Borrowings from other financial institutions	240,544	—	14,659	—
Bonds	—	15,146,956	1,454,452	250,400
Bonds	8,100,370	—	268,162	1,142

	10,216,356	15,600,181	1,766,756	403,183

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative Liabilities
At December 31, 2019:
Loans	134,189	—	589	5,317
Loans	—	863	94	—
Deposits	—	59,000	1,041	19
Borrowings from other financial institutions	—	94,083	—	1,580
Borrowings from other financial institutions	303,542	—	7,339	530
Bonds	—	14,809,015	295,945	624,363
Bonds	8,405,370	—	119,092	9,795

	8,843,101	14,962,961	424,100	641,604

F-44

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative Liabilities
At December 31, 2018:
Loans	68,752	—	826	411
Loans	—	6,333	620	—
Borrowings from other financial institutions	—	108,097	89	—
Borrowings from other financial institutions	366,538	—	1,467	6,183
Bonds	—	13,095,772	151,309	733,232
Bonds	9,049,096	—	29,685	128,030

	9,484,386	13,210,202	183,996	867,856

The following table presents the notional amount and fair values of U.S. treasury futures andcross-currency forward contracts:

At December 31, 2020

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets

Forward contracts	Various	Until January 2021	Various	12,408	42

Futures long	Various	Until March 2021	USD	148,600	133

Futures short	12/2/2020	Until March 2021	EUR	1,967	1

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities

Forward contracts	Various	Various	Various	31,940	(295)

Futures long	11/23/2020	Until March 2021	USD	800	(1)

Futures short	Various	Until March 2021	Various	1,372,396	(1,363)

At December 31, 2019

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets

Forward contracts	Various	Until Mar 2020	Various	8,576	4

Futures short	Various	Until Mar 2020	USD	1,428,200	2,156

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities

Forward contracts	Various	Until Mar 2020	USD	81,269	(1,037)

Futures long	Various	Until Mar 2020	EUR	152,600	(84)

F-45

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

At December 31, 2018

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets

Forward contracts	Various	Until March 2019	Various	15,603	152

Futures short	Various	Until March 2019	Various	103,600	657

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities

Forward contracts	Various	Various	Various	24,572	(232)

Futures long	Various	Until March 2019	Various	1,336,600	(8,696)

The amounts of collateral posted related to futures at December 31, 2020, 2019 and 2018, was US$ 5,947 and US$ 7,072 and US$ 13,690, respectively. At December 31, 2020, 2019 and 2018, the amount of collateral received related to futures was US$ 0, US$ 16 and US$ 0, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with substantially all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheet:

At December 31, 2020

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	1,766,756	(331,499)	(1,443,467)	(8,210)

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(403,183)	331,499	1,489,086	1,417,402

F-46

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

At December 31, 2019

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	424,100	(272,815)	(143,240)	8,045

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(641,604)	272,815	513,627	144,838

At December 31, 2018

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	183,996	(183,974)	—	22

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(867,856)	183,974	722,265	38,383

F-47

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

19.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

•	Marketable securities: CAF uses quoted prices in active markets to determine the fair value of trading securities. These securities are classified in Level 1 of the fair value hierarchy.

•

Loans: The fair value of fixed rate loans, is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

•

Derivative assets and liabilities: Derivative financial instruments transactions contracted and designated by CAF as hedges of risks related to interest rates, currency rates or both, for transactions recorded as financial assets or liabilities are also presented at fair value. In those cases the fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

•

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow technique.

F-48

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

At December 31, 2020

	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,038,158	110	—	2,038,268

Non-U.S. governments and government entities bonds	152,550	34,896	—	187,446

Financial institutions and corporate securities:
Commercial paper	—	2,895,110	—	2,895,110
Certificate of deposits	2,912,973	—	—	2,912,973
Bonds	2,242,321	—	—	2,242,321
Collateralized mortgage obligation	272,028	14,926	—	286,954
Liquidity funds	398,775	—	—	398,775

	5,826,097	2,910,036	—	8,736,133

Sub-total financial assets at fair value	8,016,805	2,945,042	—	10,961,847

Loans	—	2,088,750	—	2,088,750

Derivative instruments:
Cross-currency swap	—	1,483,935	—	1,483,935
Interest rate swap	—	282,821	—	282,821
U.S Treasury futures	—	134	—	134
Cross-currency forward contracts	—	42	—	42

	—	1,766,932	—	1,766,932

Total financial assets at fair value	8,016,805	6,800,724	—	14,817,529

Liabilities:
Deposits	—	24,101	—	24,101

Borrowings from other financial institutions	—	792,217	—	792,217

Bonds	—	24,706,736	—	24,706,736

Derivative instruments:
Cross-currency swap	—	251,676	—	251,676
Interest rate swap	—	151,507	—	151,507
U.S Treasury futures	—	1,364	—	1,364
Cross-currency forward contracts	—	295	—	295

	—	404,842	—	404,842

Total financial liabilities at fair value	—	25,927,896	—	25,927,896

F-49

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

At December 31, 2019

	Level 1	Level 2		Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,010,025	—		—	2,010,025

Non-U.S. governments and government entities bonds	291,382	59,058		—	350,440

Financial institutions and corporate securities:
Commercial paper	2,227,971	872,144		—	3,100,115
Certificate of deposits	2,201,939	—		—	2,201,939
Bonds	2,045,486	—		—	2,045,486
Collateralized mortgage obligation	343,745	—		—	343,745
Liquidity funds	306,055	—		—	306,055

	7,125,196	872,144		—	7,997,340

Sub-total financial assets at fair value	9,426,603	931,202	(1)	—	10,357,805

Loans	—	139,768		—	139,768

Derivative instruments:
Cross-currency swap	—	297,080		—	297,080
Interest rate swap	—	127,020		—	127,020
U.S Treasury futures	—	2,156		—	2,156
Cross-currency forward contracts	—	4		—	4

	—	426,260		—	426,260

Total financial assets at fair value	9,426,603	1,497,230		—	10,923,833

Liabilities:
Deposits	—	60,594		—	60,594

Borrowings from other financial institutions	—	403,912		—	403,912

Bonds	—	22,998,554		—	22,998,554

Derivative instruments:
Cross-currency swap	—	625,962		—	625,962
Interest rate swap	—	15,642		—	15,642
U.S Treasury futures	—	84		—	84
Cross-currency forward contracts	—	1,037		—	1,037

	—	642,725		—	642,725

Total financial liabilities at fair value	—	24,105,785		—	24,105,785

F-50

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

At December 31, 2018

	Level 1	Level 2		Level 3	Total

Assets:
Marketable Securities:
U.S. Treasury Notes	1,741,734	57,956		—	1,799,690

Non-U.S. governments and government entities bonds	243,581	—		—	243,581

Financial institutions and corporate securities:
Commercial paper	2,021,179	1,350,300		—	3,371,479
Certificate of deposits	1,707,010	—		—	1,707,010
Bonds	1,856,325	—		—	1,856,325
Collateralized mortgage obligation	352,643	—		—	352,643
Liquidity funds	324,228	—		—	324,228

	6,261,385	1,350,300		—	7,611,685

Sub-total financial assets at fair value	8,246,700	1,408,256	(1)	—	9,654,956

Loans	—	74,402		—	74,402

Derivative instruments:
Cross-currency swap	—	152,018		—	152,018
Interest rate swap	—	31,978		—	31,978
U.S Treasury futures	—	657		—	657
Cross-currency forward contracts	—	152		—	152

	—	184,805		—	184,805

Total financial assets at fair value	8,246,700	1,667,463		—	9,914,163

Liabilities:
Borrowings from other financial institutions	—	470,220		—	470,220

Bonds	—	21,461,610		—	21,461,610

Derivative instruments:
Cross-currency swap	—	733,232		—	733,232
Interest rate swap	—	134,624		—	134,624
U.S Treasury futures	—	8,696		—	8,696
Cross-currency forward contracts	—	232		—	232

	—	876,784		—	876,784

Total financial liabilities at fair value	—	22,808,614		—	22,808,614

(1)

CAF reclassified the presentation in 2019 and 2018 of the fair value of U.S. governments, non-U.S. governments and government entities bonds and commercial paper from levels 1 to level 2 based on the observability of inputs that are significant to the overall fair value measurement.

F-51

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

		December 31, 2020		December 31, 2019		December 31, 2018
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	123,204	123,204	103,593	103,593	127,355	127,355
Deposits with banks	1	2,825,086	2,825,086	2,417,476	2,417,476	2,594,312	2,594,312
Other investments	1	811,205	811,205	996,917	996,917	658,750	658,750
Loans, net	2	25,800,091	25,770,013	26,178,502	26,201,605	24,869,314	24,871,974
Accrued interest and commissions receivable	2	386,625	386,625	531,793	531,793	523,098	523,098
Derivate related collateral	1	1,495,033	1,495,033	520,699	520,699	735,955	735,955
Receivable from investment securities sold	1	6,025	6,025	12,625	12,625	—	—

Financial liabilities:
Deposits	2	3,313,473	3,313,473	2,537,837	2,537,837	3,210,545	3,210,545
Commercial paper	2	1,598,696	1,598,696	908,133	908,133	641,295	641,295
Borrowings from other financial institutions, net	2	880,084	861,770	986,306	996,925	814,049	817,727
Bonds, net	2	175,683	168,566	162,808	174,925	158,483	159,131
Accrued interest payable	2	308,986	308,986	403,560	403,560	394,233	394,233
Derivate related collateral	1	1,443,467	1,443,467	143,256	143,256	—	—
Payable for investment securities purchased	1	14,960	14,960	18,244	18,244	—	—

F-52

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value:

•

Cash and due from banks, deposits with banks, other investments, accrued interest and commissions receivable, deposits, commercial paper, accrued interest payable, derivate-related collateral, receivable from investment securities sold and payable for investment securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

•

Loans: CAF is one of the few institutions that grant loans for development projects in the stockholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

•

Equity investments: The direct investments in equity securities of companies without a readily determinable fair value are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. At December 2020, 2019 and 2018, the carrying amount of those investments amounted to US$ 114,152, US$ 123,755 and US$ 57,983, respectively, and the effects of impairment and the changes in observable prices for the years ended December 31, 2020, 2019 and 2018 amounted to US$ 5,977, US$ 2,874 and US$ 0, respectively. In addition, at December 2020, 2019 and 2018, investments in funds without a readily determinable fair value, with carrying amount of US$ 264,731, US$ 312,746 and US$ 378,174, respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

•

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

F-53

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

20.	LOSSES ON CHANGES IN FAIR VALUE RELATED TO FINANCIAL INSTRUMENTS

The losses on changes in fair value of marketable securities - trading, cross-currency swaps and financial liabilities carried at fair value under the fair value option are as follows:

	Year ended December 31, 2020
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	1,532,469	(1,517,516)	14,953
Deposits	(1,724)	2,251	527
Loans	778	8,628	9,406
Borrowings from other financial institutions	29,617	(54,743)	(25,126)

	1,561,140	(1,561,380)	(240)

	Year ended December 31, 2019
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Marketable securities - trading	253,505	(259,786)	(6,281)
Bonds	1,022	(1,594)	(572)
Loans	(525)	256	(269)
Borrowings from other financial institutions	(1,669)	824	(845)

	252,333	(260,300)	(7,967)

	Year ended December 31, 2018
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Marketable securities - trading	268	(664)	(396)
Bonds	(610,626)	609,740	(886)
Loans	826	2,503	3,329
Borrowings from other financial institutions	(8,800)	7,165	(1,635)

	(618,332)	618,744	412

In addition, during the year ended December 31, 2020, 2019 and 2018, CAF recorded net losses of US$ 1,849 and net gains of US$ 2,694 and US$ 92, respectively, related to changes in fair value of futures and forwards and changes in fair value of the U.S. Treasury Notes.

F-54

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

21.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	December 31, 2020	December 31, 2019	December 31, 2018
Loan commitments subscribed – eligible	6,324,230	5,606,684	4,884,248
Lines of credit	3,253,540	2,579,633	4,014,161
Loan commitments subscribed – non eligible	1,656,000	2,362,122	1,822,170
Guarantees	130,556	150,148	165,294
Equity investments agreements subscribed	85,399	110,215	133,582
Letters of credit	—	—	1,168

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

Guarantees mature as follows:

	December 31, 2020	December 31, 2019	December 31, 2018
Less than one year	6,336	6,524	21,670
Between one and five years	62,649	34,649	34,649
Over five years	61,571	108,975	108,975

	130,556	150,148	165,294

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition or results of operations.

F-55

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

22.	SPECIAL FUNDS AND OTHER FUNDS UNDER MANAGEMENT

CAF, as a multilateral financial institution, acts as administrator of several funds owned by third-parties and CAF’s stockholders’ special funds, created to promote technical and financial cooperation, sustainable human development, and management of poverty relief funds in stockholder countries.

The stockholders’ special funds contribute to regional integration and sustainable development through capacity building, increased domestic and international exchanges, generation and use of knowledge, as well as training human resources and fortifying institutions. The stockholders’ special funds are governed by the provisions of the Constitutive Agreement and any other provisions that may be established by the Board of Directors.

The Stockholders’ Assembly of CAF approves a maximum amount to be contributed to stockholders’ special funds during the fiscal year and to recognize these contributions as expenses. The Executive President by delegation of the Stockholders’ Assembly of CAF may authorize, up to the maximum approved amount, the amounts that will be contributed during the current period, based on the analysis of the new commitments contracted or the resources required by the stockholders’ special funds.

The resources of the stockholders’ special funds, that come from a contribution by CAF, are completely independent from the resources of CAF and are thus so maintained, accounted for, presented, utilized, invested, committed and otherwise disposed of. With regard to the use of the stockholders’ special funds, the financial responsibility of CAF, as administrator, is limited to the net assets of each of the constituted stockholders’ special funds. CAF has no residual interest in the net assets of the stockholders’ special funds.

In March 2020, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 135,000 to some stockholders’ special funds for 2020. Subsequently, during the year ended December 31, 2020, the Executive President directly or by delegation, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, authorized the contributions of US$ 100,000 and US$ 35,000 to Compensatory Financial Fund (FFC) and Technical Cooperation Fund (FCT), respectively. For the year ended December 31, 2020, CAF recognized US$ 72,015 as an expense and, at December 31, 2020 recognized an unconditional obligation (accounts payable) for US$ 55,090 which was paid in January 2021.

In March 2019, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 130,000 to some stockholders’ special funds for 2019. Subsequently, during the year ended December 31, 2019, the Executive President directly or by delegation, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, authorized the contributions of US$ 100,000 and US$ 29,226 to FFC and FCT, respectively. For the year ended December 31, 2019, CAF recognized US$ 129,226 as an expense and, at December 31, 2019 recognized an unconditional obligation (accounts payable) for US$ 53,577 which was paid in January 2020.

In March 2018, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 92,000 to some stockholders’ special funds for the year ended December 31, 2018. Subsequently, during the year ended December 31, 2018, the Executive President directly or by delegation, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, authorized the contributions of US$ 70,000, US$ 16,743, and US$ 1,087 to FFC, FCT, and Human Development Fund (FONDESHU), respectively. For the year ended December 31, 2018, CAF recognized US$ 87,830 as an expense and, at December 31, 2018 recognized an unconditional obligation (accounts payable) for US$ 36,872 which was paid in January 2019.

F-56

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

At December 31, 2020, 2019 and 2018, managed funds assets are US$ 494,932, US$ 483,271 and US$ 428,787, respectively. The balances of these funds are as follows:

	December 31, 2020	December 31, 2019	December 31, 2018
FFC(1)	259,723	284,198	255,999
FCT	75,325	69,148	61,430
Fund for the Development of Small and Medium Enterprises (FIDE)	60,357	64,495	48,248
FONDESHU	5,369	7,827	8,875
Others non related with stockholders’ special funds	94,158	57,603	54,235

	494,932	483,271	428,787

(1)

FFC was created by CAF’s stockholders for the purpose of compensating a portion of the interest costs of certain loans granted by CAF to finance economic and social infrastructure projects. For the years ended December 31, 2020, 2019 and 2018, FFC compensated interest amounting to US$ 88,526, US$ 78,155 and US$ 83,932, respectively, which amounts are included in interest income – loans in the statements of comprehensive income.

23.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating resources based on a determination of the contributions to net income of individual operations. CAF does not differentiate on the basis of the nature of the products or services provided the preparation process, or the method for providing services among individual countries.

For years ended December 31, 2020, 2019 and 2018, loans made to or guaranteed by five countries individually generated in excess, of 10% of interest income on loans, as follows:

	2020	2019	2018
Argentina	121,464	175,759	150,099
Ecuador	120,745	168,032	149,204
Venezuela	110,432	165,565	146,693
Colombia	102,175	121,240	—
Bolivia	90,369	124,678	112,655

	545,185	755,274	558,651

F-57

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2020, 2019 and 2018

(In thousands of U.S. dollars)

24.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 3, 2021, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

•	On January 4, 2021, CAF issued bonds for UYU 29.24 million, equivalent to US$ 692 thousand, 3.76% due 2039, under its Uruguay Local Debt Programme.

•	On February 1st, 2021 CAF issued bonds for US$ 30 million, 0.80% due 2024, under its EMTN program.

•	During January 2021, CAF repurchased a total of 2,164 shares from Venezuela, totaling US$ 30.7 million.

F-58

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Balance Sheets

As of March 31, 2021 and December 31, 2020

(In thousands of U.S. dollars)

	NOTES	March 31, 2021	December 31, 2020
ASSETS
Cash and due from banks		118,250	123,204
Deposits with banks		3,091,288	2,825,086

Cash and due from banks and deposits with banks		3,209,538	2,948,290

Marketable securities:
Trading	3 and 14	13,857,987	10,961,847
Other investments		521,188	811,205

Loans (US$ 2,049,560 and US$ 2,088,750 at fair value as of March 31, 2021 and December 31, 2020 respectively)	4 and 14	28,038,824	28,117,867
Less loan commissions, net of origination costs		135,852	134,011
Less allowance for loan losses	4	94,552	95,015

Loans, net		27,808,420	27,888,841

Accrued interest and commissions receivable		371,498	386,625
Equity investments		441,685	432,600
Derivative financial instruments	13 and 14	904,124	1,766,932
Property and equipment, net		109,881	111,734
Other assets	5	700,803	1,537,829

TOTAL		47,925,124	46,845,903

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Deposits (US$ 0 and US$ 24,101 at fair value as of March 31, 2021 and December 31, 2020 respectively), net	6 and 14	3,552,450	3,337,574
Commercial paper	7	1,819,722	1,598,696
Borrowings from other financial institutions (US$ 881,515 and US$ 792,217 at fair value as of March 31, 2021 and December 31, 2020 respectively), net	8 and 14	1,753,057	1,672,301
Bonds (US$ 25,302,107 and US$ 24,706,736 at fair value as of March 31, 2021 and December 31, 2020 respectively), net	9 and 14	25,478,183	24,882,419
Accrued interest payable		274,760	308,986
Derivative financial instruments	13 and 14	696,892	404,842
Accrued expenses and other liabilities	10	1,285,755	1,646,184

Total liabilities		34,860,819	33,851,002

STOCKHOLDERS’ EQUITY:
Subscribed capital		7,844,865	7,867,755
Less callable capital portion		1,589,660	1,589,660
Less capital subscriptions receivable		879,065	912,045

Paid-in capital		5,376,140	5,366,050

Additional paid-in capital		3,980,466	3,961,900
Reserves		3,666,951	3,427,129
Retained earnings		40,748	239,822

Total stockholders’ equity		13,064,305	12,994,901

TOTAL		47,925,124	46,845,903

See accompanying notes to financial statements

S-1

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Comprehensive Income

For the three month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

	NOTES	2021	2020
Interest income:
Loans		154,666	258,283
Investments and deposits with banks		845	18,009
Loan commissions		10,259	9,080

Total interest income		165,770	285,372

Interest expense:
Bonds		84,178	168,085
Borrowings from other financial institutions		5,630	9,552
Deposits		1,566	9,953
Commercial paper		1,579	4,403
Commissions		5,574	1,935

Total interest expense		98,527	193,928

Net interest income		67,243	91,444

Provision for loan losses	4	(463)	(1,510)

Net interest income, after provision for loan losses		67,706	92,954

Non-interest income:
Dividends and equity in earnings of investees		3,090	2,848
Other commissions		988	1,030
Other income		11,352	2,023

Total non-interest income		15,430	5,901

Non-interest expenses:
Administrative expenses		44,696	37,875
Other expenses	4	5,087	15,676

Total non-interest expenses		49,783	53,551

Income before unrealized changes in fair value related to other financial instruments and contributions to Stockholders’ Special Funds		33,353	45,304

Unrealized changes in fair value related to other financial instruments	15	7,759	7,085

Income before contributions to Stockholders’ Special Funds, net		41,112	52,389

Contributions to Stockholders’ Special Funds	11	364	1,879

Net income and total comprehensive income		40,748	50,510

See accompanying notes to the financial statements

S-2

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Stockholders’ Equity

For the three month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

				Reserves
	NOTES	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total stockholders’ equity
BALANCES AT DECEMBER 31, 2019		5,380,715	3,988,884	2,585,947	515,600	3,101,547	325,582	12,796,728

Capital increase		32,980	60,683	—	—	—	—	93,663
Capital decrease due to shares’ repurchase		(91,450)	(168,268)	—	—	—	—	(259,718)
Net income and total comprehensive income		—	—	—	—	—	50,510	50,510
Appropriated for general reserve		—	—	292,982	—	292,982	(292,982)	—
Appropriated for reserve pursuant to Article N° 42 of the
Constitutive Agreement		—	—	—	32,600	32,600	(32,600)	—

BALANCES AT MARCH 31, 2020		5,322,245	3,881,299	2,878,929	548,200	3,427,129	50,510	12,681,183

BALANCES AT DECEMBER 31, 2020		5,366,050	3,961,900	2,878,929	548,200	3,427,129	239,822	12,994,901
Capital increase		32,980	60,684	—	—	—	—	93,664
Capital decrease due to shares’ repurchase	4	(22,890)	(42,118)	—	—	—	—	(65,008)
Net income and total comprehensive income		—	—	—	—	—	40,748	40,748
Appropriated for general reserve		—	—	215,839	—	215,839	(215,839)	—
Appropriated for reserve pursuant to Article N° 42 of the
Constitutive Agreement		—	—	—	23,983	23,983	(23,983)	—

BALANCES AT MARCH 31, 2021		5,376,140	3,980,466	3,094,768	572,183	3,666,951	40,748	13,064,305

See accompanying notes to the financial statements

S-3

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Cash Flows

For the three month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

	NOTES	2021	2020
OPERATING ACTIVITIES:
Net income and total comprehensive income		40,748	50,510
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on trading securities	3	(26,302)	(19,729)
Loan commissions, net of amortization of origination costs		(4,290)	(3,692)
Provision for loan losses	4	(463)	(1,510)
Impairment charge for equity investments		30	1,637
Unrealized changes in fair value related to equity investment		(10,504)	(1,601)
Equity in earnings of investees		(2,055)	(2,322)
Amortization of deferred charges		1,235	828
Depreciation of property and equipment		2,178	2,030
Provision for employees’ severance benefits		3,625	3,714
Provision for employees’ savings plan		210	219
Unrealized changes in fair value related to other financial instruments	15	(7,759)	(7,085)
Net changes in operating assets and liabilities:
Trading securities, net		(2,274,335)	740,159
Accrued interest and commissions receivable		15,127	81,313
Other assets		(169)	(3,782)
Accrued interest payable		(34,226)	(75,838)
Severance benefits paid or advanced		(1,152)	(1,265)
Employees’ savings plan paid or advanced		(258)	(228)
Accrued expenses and other liabilities		(53,083)	(47,387)

Total adjustments and net changes in operating assets and liabilities		(2,392,191)	665,461

Net cash (used in) provided by operating activities		(2,351,443)	715,971

INVESTING ACTIVITIES:
Purchases of other investments		(433,088)	(1,389,561)
Maturities of other investments		723,105	1,212,148
Loan origination and principal collections, net	4	(14,088)	(565,806)
Equity investments, net		3,444	(3,541)
Property and equipment,net		(325)	(531)

		279,048	(747,291)

FINANCING ACTIVITIES:
Net increase in deposits	6	214,219	125,309
Proceeds from commercial paper	7	7,622,889	3,609,256
Repayment of commercial paper	7	(7,401,863)	(3,167,599)
Net decrease in derivative-related collateral		(78,041)	(234,833)
Proceeds from issuance of bonds	9	2,271,721	121,692
Repayment of bonds	9	(494,692)	(168,209)
Proceeds from borrowings from other financial institutions	8	121,395	230,731
Repayment of borrowings from other financial institutions	8	(15,649)	(17,174)
Proceeds from issuance of shares		93,664	93,663

Net cash provided by financing activities		2,333,643	592,837

NET INCREASE IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		261,248	561,517
CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE YEAR		2,948,290	2,521,069

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE PERIOD		3,209,538	3,082,586

SUPPLEMENTAL DISCLOSURE:
Interest paid during the year		126,355	265,515

NONCASH FINANCING ACTIVITIES:
Principal collections	4	65,008	259,718

Capital decrease	4	(65,008)	(259,718)

Change in derivative instruments assets		862,808	315,207

Change in derivative instruments liabilities		292,050	321,758

See accompanying notes to the financial statements

S-4

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970, and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” stockholder countries are: Argentina, Bolivia, Brazil, Colombia, Ecuador, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay and Venezuela. Series “C” stockholder countries are: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 banks which are Series “B” stockholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago and Quito, Ecuador.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America.

CAF offers financial and related services to the governments of its stockholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in stockholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its stockholder countries.

COVID-19

In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a global pandemic, which has generated high volatility in global capital markets with an impact on equity investments and the mark-to-market value of marketable securities.

To date, CAF has maintained the continuity of its operations, and the demand for loans from our stockholder countries has increased; notwithstanding, decreases or increases have been observed in external risk ratings for most of our borrowers, the most relevant of which include Ecuador and Argentina. During 2020, both countries had successfully reached an agreement with bondholders to restructure some of their respective sovereign external debt, specifically bonds that they have issued in the international capital market. Those sovereign external debt did not pertain to sovereign loans from CAF. COVID-19 has had not material effects on the results of operations, cash flows and financial position of CAF as of and for the three-month period ended March 31, 2021.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Financial statement presentation – The condensed interim financial information as of March 31, 2021 and December 31, 2020 and for the three-month periods ended March 31, 2021 and 2020 is unaudited and has been prepared, in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such condensed interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for the three-month period ended March 31, 2021 are not necessarily an indication of the results to be expected for the full year 2021.

S-5

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

This condensed interim financial information should be read in conjunction with CAF’s audited financial statements as of and for the years ended December 31, 2020, 2019 and 2018 and the notes thereto (“audited financial statements”).

For a detailed discussion about CAF´s significant accounting policies, refer to Note 2 of the audited financial statements. During the three-month period ended March 31, 2021, there were significant updates to CAF´s significant accounting policies, which are detailed below:

ASU 2020-04, Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions, for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU will not apply to contract modifications made or other transactions entered after December 31, 2022. The ASU is effective for all entities as of March 12, 2020 and will apply through December 31, 2022.

Libor Replacement

The replacement of the LIBOR rates with a new reference rate or rates can be considered an industry risk due the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol which CAF has adhered in January 2021. In addition, CAF has established an interdepartmental task force that is in charge of preparing the institution for the change in reference rate including measures such as the incorporation of fallback provisions on loans in order to mitigate any possible impact the replacement of the LIBOR rate may have.

On the funding side, CAF has ceased issuance of Floating Rate Notes (FRN) linked to LIBOR, and all outstanding LIBOR FRNs will reset before the end of 2021, with the exception of one single issuance that matures on August 1, 2023 for $100 million.

S-6

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

3.	MARKETABLE SECURITIES

Trading

A summary of trading securities follows:

	March 31, 2021		December 31, 2020
	Amount	Average maturity (years)	Amount	Average maturity (years)
U.S. Treasury Notes	2,032,921	1.69	2,038,268	1.73

Non-U.S. governments and government entities bonds	446,864	1.24	187,446	2.86

Financial institutions and corporate securities:
Commercial paper	4,439,339	0.19	2,895,110	0.14
Certificates of deposits(1)	4,132,837	0.22	2,912,973	0.22
Bonds	2,129,047	2.29	2,242,321	2.41
Collateralized mortgage obliga	287,758	5.30	286,954	4.27
Liquidity funds(2)	389,221	1.00	398,775	1.00

	11,378,202	0.75	8,736,133	0.93

Trading	13,857,987	0.90	10,961,847	1.11

(1)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company (DTC) and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(2)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

The fair value of trading securities includes net unrealized gain of US$ 26,302 and US$ 19,729, at March 31, 2021 and 2020, respectively.

Net realized gain and losses from trading securities of US$ 12,866 and US$ 22,498 during the three-month period ended March 31, 2021 and 2020, respectively, are included in the statements of comprehensive income as part of Interest income - Investments and deposits with banks. During the three-month period ended March 31, 2021 and 2020, respectively, the increase in the net realized losses from trading securities is mainly due to the reduction of benchmark interest rates and the volatility in global capital markets as a result of COVID-19 pandemic.

CAF places its short-term investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. At March 31, 2021 and December 31, 2020, CAF does not have any significant concentrations of credit risk according to its investment guidelines. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 218,547 and US$ 26,294 at March 31, 2021 and December 31, 2020, respectively.

S-7

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

Maturity of marketable securities are as follows:

	March 31, 2021	December 31, 2020
Remaining maturities:
Less than one year	10,141,400	7,013,042
Between one and two years	2,229,456	2,326,298
Between two and three years	637,410	696,239
Between three and four years	292,487	293,262
Between four and five years	313,107	373,908
Over five years	244,127	259,098

	13,857,987	10,961,847

4.	LOANS

Loans include short, medium and long-term loans to finance projects, working capital and trade activities. The majority of the loans are to Series “A” and “B” stockholder countries, or to private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	March 31, 2021	December 31, 2020
Stockholder country:
Argentina	3,582,222	3,725,343
Barbados	167,887	170,267
Bolivia	2,814,312	2,546,310
Brazil	2,974,104	2,621,465
Chile	347,245	459,745
Colombia	2,814,281	2,795,238
Costa Rica	559,916	564,353
Dominican Republic	137,257	145,010
Ecuador	4,029,072	4,122,246
Mexico	750,000	885,000
Panama	2,062,341	2,076,210
Paraguay	1,110,434	1,086,175
Peru	1,394,016	1,524,531
Trinidad & Tobago	1,033,333	1,048,889
Uruguay	973,338	990,657
Venezuela	3,160,292	3,199,717

Total	27,910,050	27,961,156
Fair value adjustments	128,774	156,711

Loans	28,038,824	28,117,867

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

S-8

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

At March 31, 2021 and December 31, 2020, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 110,658 and US$ 106,858, respectively, mainly in Colombian pesos, Peruvian nuevos soles, Uruguayan pesos and Bolivian bolivianos. All these loans are hedged with Borrowings and Bonds issued in the same currency. At March 31, 2021 and December 31, 2020, fixed interest rate loans amounted to US$ 1,860,492 and US$ 1,898,265, respectively.

There has been an increase in demand for loans from our stockholder countries as a result of COVID-19 pandemic. In that regard, at March 31, 2021 and December 31, 2020, CAF approved emergency credit lines aggregating up to US$ 8.8 billion and US$ 7.3 billion, respectively, available to CAF stockholder countries, of which disbursement for US$ 2.8 billion have been made at March 31, 2021 and US$ 2.1 billion at December 31, 2020. The emergency credit lines are aimed at enhancing a prompt and appropriate response in stockholder countries and mitigating the adverse consequences from the pandemic.

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	March 31, 2021		December 31, 2020
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)
Public sector	26,099,529	2.27	25,619,424	2.30
Private sector	1,810,521	2.24	2,341,732	2.25

	27,910,050	2.27	27,961,156	2.30

Loans by industry segments are as follows:

	March 31, 2021		December 31, 2020
	Amount	%	Amount	%
Social and other infrastructure programs	10,975,946	39	10,416,802	37
Transport, warehousing and communications	7,950,219	28	8,104,691	29
Electricity, gas and water supply	6,362,004	23	6,482,061	23
Financial services - Commercial banks	1,512,589	5	1,816,919	6
Financial services - Development banks	901,946	3	916,277	3
Agriculture, hunting and forestry	77,555	1	78,402	1
Manufacturing industry	43,602	—	59,971	—
Others	86,189	1	86,033	1

	27,910,050	100	27,961,156	100

S-9

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

Loans mature as follows:

	March 31, 2021	December 31, 2020
Remaining maturities:
Less than one year	4,666,519	4,942,050
Between one and two years	2,778,887	2,782,180
Between two and three years	2,679,619	2,642,696
Between three and four years	2,678,737	2,690,045
Between four and five years	2,575,328	2,663,923
Over five years	12,530,960	12,240,262

	27,910,050	27,961,156

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans at March 31, 2021 and December 31, 2020 rating assigned by external agencies are used.

The credit quality of the sovereign loans of estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies. The credit quality by year of origination and taking the Moody’s rating as a reference at March 31, 2021 is as follows:

	Credit Rating	Year of origination
Country		2021	2020	2019	2018	Prior	Total
Argentina	Ca	—	395,696	—	709,792	2,406,235	3,511,723
Barbados	Caa1	—	100,000	195	—	67,692	167,887
Bolivia	B2	350,000	25,000	202,352	66,312	2,133,981	2,777,645
Brazil	Ba2	—	361,030	170,427	187,214	1,154,623	1,873,294
Colombia	Baa2	—	350,000	500,151	300,000	1,116,122	2,266,273
Costa Rica	B2	—	500,000	—	—	28,733	528,733
Dominican Republic	Ba3	—	—	—	—	121,533	121,533
Ecuador	Caa3	—	698,575	522,702	537,001	2,244,133	4,002,411
Mexico	Baa1	—	700,000	—	—	—	700,000
Panama	Baa2	—	350,000	325,529	—	1,117,504	1,793,033
Paraguay	Ba1	—	350,000	56,966	349,563	315,086	1,071,615
Peru	A3	—	—	250,000	—	719,107	969,107
Trinidad & Tobago	Ba1	—	300,000	200,000	277,778	255,555	1,033,333
Uruguay	Baa2	—	50,000	—	13,862	722,485	786,347
Venezuela	C	—	—	500,000	—	2,660,292	3,160,292

		350,000	4,180,301	2,728,322	2,441,522	15,063,081	24,763,226

S-10

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

The credit quality of the Non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification at March 31, 2021 is as follows:

	Year of origination
Credit Rating	2021	2020	2019	2018	Prior	Total
Satisfactory - outstanding	47,500	170,000	—	—	240,000	457,500
Satisfactory - very good	140,000	199,017	25,000	—	80,180	444,197
Satisfactory - adequate	767,090	155,236	79,717	62,643	245,574	1,310,260
Watch	253,691	100,000	10,236	84,829	146,485	595,241
Special mention	9,500	1,875	27,695	107,934	8,264	155,268
Doubtful	—	—	—	—	115,453	115,453
Sub-standard	—	—	—	—	56,354	56,354
Loss	—	—	—	—	12,551	12,551

	1,217,781	626,128	142,648	255,406	904,861	3,146,824

The internal and external ratings have been updated at March 31, 2021.

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	March 31, 2021	March 31, 2020
During the period CAF recorded the following transactions:
Loans written-off	—	—
Purchases of loan portfolio	—	—
Sales of loan portfolio	—	34,000

	March 31, 2021	December 31, 2020
CAF presented the following amounts and quality indicators as of the end of the period / year:
Non-accrual loans	66,947	69,066
Troubled debt restructured	34,366	36,485
Overdue loans	1,698	—
Allowance for loan losses as a percentage of loan portfolio	0.34%	0.34%
Non-accrual loans as a percentage of loan portfolio	0.25%	0.25%
Overdue loan principal as a percentage of loan portfolio	0.01%	0.00%

S-11

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

During the year ended December 31, 2020, a non-sovereign loan, classified as non-accrual status, with an outstanding balance of US$ 36,485 was restructured. The restructuring consisted of an extension of loan term, interest rate reductions and deferment of monthly interest payments until January 2021 resulting in the increase of future cash flows throughout the restructured term of the loan. For the three-month period ended March 31, 2021, CAF has been received interest payments according to the restructuring agreement.

At March 31, 2021 and December 31, 2020, the total principal amount of non-accrual loans are related to private sector borrowers (non-sovereign loans) which present 1,744 days and 1,654 days overdue, respectively. During the three-month period ended March 31, 2021 and 2020, there were no interest income recognized for non-accrual loans. The allowance of loan losses for loans in non-accrual status amount to US$ 16,200 at March 31, 2021 and December 31, 2020.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a stockholder country that fulfills the requirements of the Program and apply the proceeds to that country’s outstanding loans and interest. Pursuant to the Program, CAF notified Venezuela that it fulfills the requirements and subsequently repurchased a total of 50,079 shares totaling US$ 711,122 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 250,395 and US$ 460,727, respectively, as of March 31, 2021. At December 31, 2020, CAF repurchased 45,501 shares totaling US$ 646,114 deducting the amount of paid-in capital and additional paid-in capital for US$ 227,505 and US$ 418,609, respectively. As a result of the repurchase, as of May 14, 2021, Venezuela is current with its loans with CAF.

A/B Loans

CAF administers loan-participations sold, and only assumes the credit risk for the portion of the loan owned by CAF. At March 31, 2021 and December 31, 2020, CAF had loans of this nature amounting to US$ 157,777 and US$ 159,142, respectively; whereas other financial institutions provided funds for US$ 91,220 and US$ 92,136, respectively.

Allowance for Loan Losses

The current allowance for expected credit losses is maintained at a level CAF believes to be adequate to absorb losses inherent in the loan portfolio at the date of the financial statements and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

S-12

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

	For the three months period ended March 31,
	2021			2020
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	—	95,015	95,015	47,475	44,167	91,642
Credit for loan losses	—	(463)	(463)	(47,475)	45,965	(1,510)

Balances at end of period	—	94,552	94,552	—	90,132	90,132

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the three months period ended March 31,
	2021			2020
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	—	14,833	14,833	1	3,790	3,791
Provision for contingencies	—	858	858	(1)	5,694	5,693

Balances at end of period	—	15,691	15,691	—	9,484	9,484

Provision for contingencies are included in the statements of comprehensive income as part of other expenses.

5.	OTHER ASSETS

A summary of other assets follows:

	March 31, 2021	December 31, 2020
Derivative related collateral	640,809	1,495,033
Receivable from investment securities sold	24,290	6,025
Intangible assets, net of accumulated amortization of US$ 1,235 and US$ 828, respectively	17,865	18,783
Other	17,839	17,988

	700,803	1,537,829

S-13

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

6.	DEPOSITS

A summary of deposits follows:

	March 31, 2021	December 31, 2020
Demand deposits	71,927	59,532
Time deposits:
Less than one year	3,480,523	3,277,987

	3,552,450	3,337,519
Fair value adjustments	—	55

Carrying value of deposits	3,552,450	3,337,574

At March 31, 2021 and December 31, 2020, the weighted average interest rate was 0.17% and 0.67%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar to an equivalent of US$ 0 and US$ 24,201 at March 31, 2021 and December 31, 2020, respectively.

7.	COMMERCIAL PAPER

At March 31, 2021 and December 31, 2020, the outstanding amount of commercial paper issued by CAF, amounts to US$ 1,819,722 and US$ 1,598,696, respectively, of which matures in 2021. At March 31, 2021 and December 31, 2020, the weighted average interest rate was 0.29% and 0.86%, respectively. CAF issues commercial papers with terms between 1 and 365 days.

8.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	March 31, 2021	December 31, 2020
U.S. dollars	1,082,741	1,088,287
Euros	597,082	482,794
Colombian Pesos	26,478	27,418
Peruvian nuevos soles	3,473	3,591
Others	—	1,985

	1,709,774	1,604,075
Fair value adjustments	43,889	68,879
Less debt issuance costs	606	653

Carrying value of borrowings from other financial institutions	1,753,057	1,672,301

At March 31, 2021 and December 31, 2020, the fixed interest-bearing borrowings amounted to US$ 491,093 and US$ 503,289, respectively. At March 31, 2021 and December 31, 2020, the weighted average interest rate after considering the impact of interest rate swaps was 1.64% and 2.49%, respectively.

S-14

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	March 31, 2021	December 31, 2020
Less than one year	176,401	166,519
Between one and two years	387,446	369,480
Between two and three years	217,413	156,064
Between three and four years	206,686	202,466
Between four and five years	176,756	156,067
Over five years	545,072	553,479

	1,709,774	1,604,075

Some borrowing from other financial institutions agreements contains covenants requiring the use of the proceeds for specific purposes or projects.

At March 31, 2021 and December 31, 2020, there were unused term credit facilities amounting to US$ 2,105,702 and US$ 2,279,096, respectively.

9.	BONDS

An analysis of outstanding bonds follows:

	March 31, 2021			December 31, 2020
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (% ) (period end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)
U.S. dollars	8,511,309	8,511,309	1.47	8,281,073	8,281,073	2.02
Euro	9,658,722	9,449,226	1.27	8,143,452	8,370,175	1.70
Swiss francs	2,203,179	2,222,222	1.43	2,582,176	2,777,778	2.29
Japanese yen	1,072,245	1,018,786	1.42	727,654	740,777	1.95
Australian dollars	956,120	917,462	1.69	1,070,538	1,042,275	1.76
Hong Kong dollars	757,316	756,001	1.59	757,314	758,107	1.87
Norwegian kroner	622,501	491,044	1.28	622,501	491,492	2.23
Mexican pesos	601,054	564,724	1.65	426,031	402,436	1.89
Colombian pesos	334,470	275,342	1.53	334,472	294,215	1.53
Uruguayan pesos	270,418	244,345	1.24	268,556	251,676	1.34
Indonesian Rupee	75,000	71,194	0.46	75,000	73,601	0.54
Peruvian nuevos soles	53,378	47,282	0.94	53,378	48,892	0.77
Indian Rupee	31,891	29,244	2.71	31,891	29,167	2.71
Canadian dollars	30,395	31,829	2.50	30,395	31,341	2.50
Kazakhstan Tenge	15,082	14,591	1.31	15,082	14,742	1.31
New Zealand Dollar	13,651	14,874	1.76	13,651	15,335	1.76

	25,206,731	24,659,475		23,433,164	23,623,082

Fair value adjustments		827,528			1,269,492
Less debt issuance costs		8,820			10,155

Carrying value of bonds		25,478,183			24,882,419

S-15

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	March 31, 2021	December 31, 2020
Remaining maturities:
Less than one year	5,036,151	3,215,774
Between one and two years	2,655,707	3,946,477
Between two and three years	5,030,762	4,562,569
Between three and four years	1,576,186	1,591,088
Between four and five years	5,488,165	4,261,471
Over five years	5,419,760	5,855,785

	25,206,731	23,433,164

At March 31, 2021 and December 31, 2020, fixed interest rate bonds amounted to US$ 25,129,288 and US$ 23,350,889, respectively, of which US$ 16,714,018 and US$ 15,165,519, respectively, are denominated in currencies other than U.S. dollar.

At March 31, 2021 and December 31, 2020, there were no bonds repurchased.

10.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	March 31, 2021	December 31, 2020
Payable for investment securities purchased	637,455	14,960
Derivative-related collateral	511,201	1,443,467
Employees’ severance benefits and savings plan	110,460	107,250
Provision for contingencies	15,691	14,833
Contributions to Stockholders´ Special Funds	364	55,090
Other	10,584	10,584

	1,285,755	1,646,184

11.	CONTRIBUTIONS TO STOCKHOLDERS’ SPECIAL FUNDS

In March 2021, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 30,000 to Technical Cooperation Fund (FCT) for 2021. Subsequently, during the three-month period ended March 31, 2021, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, CAF recognized US$ 364 as an expense and, at March 31, 2021 recognized an unconditional obligation (accounts payable) for US$ 364 which was paid in April 2021.

In March 2020, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 135,000 to some stockholders’ special funds for 2020. Subsequently, during the year ended December 31, 2020, the Executive President directly or by delegation, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, authorized the contributions of US$ 100,000 and US$ 35,000 to Compensatory Financial Found (FFC) and Technical Cooperation Fund (FCT), respectively. For the three-month period ended March 31, 2020, CAF recognized

S-16

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

US$ 1,879 as an expense and, at March 31, 2020 recognized an unconditional obligation (accounts payable) for US$ 1,879 which was paid in April 2020.

12.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries. Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

13.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities—trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

S-17

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

CAF also utilizes futures derivatives instruments to reduce exposure to price risk. These are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the future contracts. Additionally, CAF utilizes forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets		Derivative liabilities
	March 31, 2021	December 31, 2020	March 31, 2021	December 31, 2020
Cross -currency swap	666,921	1,483,935	551,729	251,676
Interest rate swap	226,614	282,821	144,929	151,507
U.S Treasury futures	3,323	134	234	1,364
Cross -currency forward contracts	7,266	42	—	295

	904,124	1,766,932	696,892	404,842

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate swap	Cross - currency swap	Derivative assets	Derivative liabilities
At March 31, 2021:
Loans	1,860,492	—	660	123,526
Loans	—	62,215	542	4,715
Borrowings from other financial institutions	—	597,082	9,039	5,814
Borrowings from other financial institutions	240,544	—	11,941	—
Bonds	—	16,691,466	657,340	541,200
Bonds	8,330,370	—	214,013	21,403

	10,431,406	17,350,763	893,535	696,658

	Notional amount		Fair value
	Interest rate swap	Cross - currency swap	Derivative assets	Derivative Liabilities
At December 31, 2020:
Loans	1,875,442	—	—	150,365
Loans	—	(54,327)	1,447	574
Deposits	—	24,758	—	702
Borrowings from other financial institutions	—	482,794	28,036	—
Borrowings from other financial institutions	240,544	—	14,659	—
Bonds	—	15,146,956	1,454,452	250,400
Bonds	8,100,370	—	268,162	1,142

	10,216,356	15,600,181	1,766,756	403,183

S-18

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

The following table presents the notional amount and fair values of U.S. treasury futures and cross-currency forward contracts:

At March 31, 2021
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until June 2021	Various	196,366	6,699

Forward contracts	Various	Until April 2021	Various	65,011	567

Futures short	Various	Until June 2021	Various	1,386,900	3,323

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures short	Various	Until March 2021	Various	30,957	(37)

Futures long	Various	Until March 2021	USD	197,000	(197)

At December 31, 2020

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until January 2021	Various	12,408	42

Futures long	Various	Until March 2021	USD	148,600	133

Futures short	2/12/2020	Until March 2021	EUR	1,967	1

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Forward contracts	Various	Various	Various	31,940	(295)

Futures long	23/11/2020	Until March 2021	USD	800	(1)

Futures short	Various	Until March 2021	Various	1,372,396	(1,363)

The amounts of collateral posted related to futures at March 31, 2021 and December 31, 2020, was US$ 6,569 and US$ 5,947, respectively. At March 31, 2021 and December 31, 2020, the amount of collateral received related to futures was US$ 353 and US$ 0, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with substantially all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and

S-19

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

payables with the same counterparty, in the event of default by the counterparty. The following tables present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheet:

At March 31, 2021

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	893,535	(517,933)	(510,848)	(135,246)

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(696,658)	517,933	634,240	455,515

At December 31, 2020

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	1,766,756	(331,499)	(1,443,467)	(8,210)

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(403,183)	331,499	1,489,086	1,417,402

14.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

S-20

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

•	Marketable securities: CAF uses quoted prices in active markets to determine the fair value of trading securities. These securities are classified in Level 1 of the fair value hierarchy.

•

Loans: The fair value of fixed rate loans, is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

•

Derivative assets and liabilities: Derivative financial instruments transactions contracted and designated by CAF as hedges of risks related to interest rates, currency rates or both, for transactions recorded as financial assets or liabilities are also presented at fair value. In those cases the fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

•

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow technique.

S-21

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

At March 31, 2021

	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,032,921	—	—	2,032,921

Non-U.S. governments and government entities bonds	333,953	112,911	—	446,864

Financial institutions and corporate securities:
Commercial paper	—	4,439,339	—	4,439,339
Certificate of deposits	4,132,837	—	—	4,132,837
Bonds	2,129,047	—	—	2,129,047
Collateralized mortgage obligation	273,362	14,396	—	287,758
Liquidity funds	389,221	—	—	389,221

	6,924,467	4,453,735	—	11,378,202

Sub-total financial assets at fair value	9,291,341	4,566,646	—	13,857,987

Loans	—	2,049,560	—	2,049,560

Derivative instruments:
Cross-currency swap	—	666,921	—	666,921
Interest rate swap	—	226,614	—	226,614
U.S Treasury futures	—	3,323	—	3,323
Cross-currency forward contracts	—	7,266	—	7,266

	—	904,124	—	904,124

Total financial assets at fair value	9,291,341	7,520,330	—	16,811,671

Liabilities:			—
Borrowings from other financial institutions	—	881,515	—	881,515

Bonds	—	25,302,107	—	25,302,107

Derivative instruments:
Cross-currency swap	—	551,729	—	551,729
Interest rate swap	—	144,929	—	144,929
U.S Treasury futures	—	234	—	234
Cross-currency forward contracts	—	—	—	—

	—	696,892	—	696,892

Total financial liabilities at fair value	—	26,880,514	—	26,880,514

S-22

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

At December 31, 2020

	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,038,158	110	—	2,038,268

Non-U.S. governments and government entities bonds	152,550	34,896	—	187,446

Financial institutions and corporate securities:
Commercial paper	—	2,895,110	—	2,895,110
Certificate of deposits	2,912,973	—	—	2,912,973
Bonds	2,242,321	—	—	2,242,321
Collateralized mortgage obligation	272,028	14,926	—	286,954
Liquidity funds	398,775	—	—	398,775

	5,826,097	2,910,036	—	8,736,133

Sub-total financial assets at fair value	8,016,805	2,945,042	—	10,961,847

Loans	—	2,088,750	—	2,088,750

Derivative instruments:
Cross -currency swap	—	1,483,935	—	1,483,935
Interest rate swap	—	282,821	—	282,821
U.S Treasury futures	—	134	—	134
Cross -currency forward contracts	—	42	—	42

	—	1,766,932	—	1,766,932

Total financial assets at fair value	8,016,805	6,800,724	—	14,817,529

Liabilities:
Deposits	—	24,101	—	24,101

Borrowings from other financial institutions	—	792,217	—	792,217

Bonds	—	24,706,736	—	24,706,736

Derivative instruments:
Cross -currency swap	—	251,676	—	251,676
Interest rate swap	—	151,507	—	151,507
U.S Treasury futures	—	1,364	—	1,364
Cross -currency forward contracts	—	295	—	295

	—	404,842	—	404,842

Total financial liabilities at fair value	—	25,927,896	—	25,927,896

S-23

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

		March 31, 2021		December 31, 2020
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	118,250	118,250	123,204	123,204
Deposits with banks	1	3,091,288	3,091,288	2,825,086	2,825,086
Other investments	1	521,188	521,188	811,205	811,205
Loans, net	2	25,758,860	25,733,635	25,800,091	25,770,013
Accrued interest and commissions receivable	2	371,498	371,498	386,625	386,625
Derivate related collateral	1	640,809	640,809	1,495,033	1,495,033
Receivable from investment securities sold	1	24,290	24,290	6,025	6,025
Financial liabilities:
Deposits	2	3,552,450	3,552,450	3,313,473	3,313,473
Commercial paper	2	1,819,722	1,819,722	1,598,696	1,598,696
Borrowings from other financial institutions, net	2	871,542	852,515	880,084	861,770
Bonds, net	2	176,076	167,928	175,683	168,566
Accrued interest payable	2	274,760	274,760	308,986	308,986
Derivate related collateral	1	511,201	511,201	1,443,467	1,443,467
Payable for investment securities purchased	1	637,455	637,455	14,960	14,960

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value:

•

Cash and due from banks, deposits with banks, other investments, accrued interest and commissions receivable, deposits, commercial paper, accrued interest payable, derivate-related collateral, receivable from investment securities sold and payable for investment securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

•

Loans: CAF is one of the few institutions that grant loans for development projects in the stockholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

•

Equity investments: The direct investments in equity securities of companies without a readily determinable fair value are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. At March 31, 2021 and December 31, 2020, the carrying amount of those investments amounted to US$ 113,325 and US$ 114,152. In addition, at

S-24

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

March 31, 2021 and December 31, 2020, investments in funds without a readily determinable fair value, with carrying amount of US$ 272,250 and US$ 264,731, respectively, and the effects of impairment and the changes in observable prices for three-month period ended at March 31, 2021 and 2020 amounted to US$ 10.474 and US$ (36) respectively are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

•

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

15.	NET GAIN (LOSSES) ON CHANGES IN FAIR VALUE RELATED TO FINANCIAL INSTRUMENTS

The gain and losses on changes in fair value of marketable securities—trading, cross-currency swaps and financial liabilities carried at fair value under the fair value option are as follows:

	For the three-month perod ended March 31, 2021
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	444,557	(412,788)	31,769
Deposits	(1,022)	1,594	572
Loans	(4,267)	3,998	(269)
Borrowings from other financial institutions	4,805	(32,472)	(27,667)

	444,073	(439,668)	4,405

	For the three-month perod ended March 31, 2020
	Gain (loss) on derivativeson	Gain (loss) hedged item	Net Gain (loss)
Cross-currency swaps:
Marketable securities—trading	(3,850)	2,458	(1,392)
Bonds	(311,147)	310,785	(362)
Loans	(54)	39	(15)
Borrowings from other financial institutions	(2,557)	3,702	1,145

	(317,608)	316,984	(624)

S-25

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

In addition, during the three-month period ended March 31, 2021 and 2020, CAF recorded net gains of US$ 3,354 of US$ 7,709, respectively, related to changes in fair value of futures and forwards and changes in fair value of the U.S. Treasury Notes.

16.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	March 31, 2021	December 31, 2020
Loan commitments subscribed – eligible	6,051,475	6,324,230
Lines of credit	3,525,761	3,253,540
Loan commitments subscribed – non eligible	1,475,785	1,656,000
Guarantees	129,212	130,556
Equity investments agreements subscribed	83,360	85,399

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

Guarantees mature as follows:

	March 31, 2021	December 31, 2020
Less than one year	6,432	6,336
Between one and five years	62,649	62,649
Over five years	60,131	61,571

	129,212	130,556

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition, or results of operations.

17.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating resources based on a determination of the contributions to net income of

S-26

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of March 31, 2021 and December 31, 2020

and for the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars)

individual operations. CAF does not differentiate on the basis of the nature of the products or services provided the preparation process, or the method for providing services among individual countries.

For the three-month period ended March 31, 2021 and 2020, loans made to or guaranteed by five countries individually generated in excess, of 10% of interest income on loans, as follows:

	2021	2020
Ecuador	22,437	37,104
Argentina	21,996	37,980
Colombia	20,887	29,653
Venezuela	17,839	36,155
Bolivia	16,061	28,370

	99,220	169,262

18.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 14, 2021, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

•	On April 5, 2021, CAF issued bonds for UYU 24.02 million, equivalent to US$ 543 thousand, 3.76% due 2039, under its Uruguay Local Debt Programme.

•	On April 26, 2021, CAF issued bonds for Australian dollar (AUD) 30.46 million, equivalent to US$ 23.3 million, 1.00% due 2026, under its EMTN Programme.

•	On April 28, 2021, CAF issued bonds for UYU 45.59 million, equivalent to US$ 1.04 million, 3.78% due 2038, under its Uruguay Local Debt Programme.

•	On May 7, 2021, CAF issued bonds for Norwegian kroner (NOK) 600 million, equivalent to US$ 72.2 million, 2.50% due 2031, under its EMTN Programme.

S-27

CORPORACIÓN ANDINA DE FOMENTO (CAF)

SUPPLEMENTARY INFORMATION (UNAUDITED)

As of March 31, 2021

BONDS

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at March 31, 2021 (in millions)
7.875% Yankee Bonds	Fixed	7.875%	2002	2022	USD		85
3.95% Mexican Pesos Bonds	Fixed	3.95%	2011	2021	MXN	(1)	1,317
4.375% Yankee Bonds	Fixed	4.375%	2012	2022	USD		1,500
4.03% Euro Hong Kong Dollar Bonds	Fixed	4.03%	2012	2022	HKD	(2)	400
1.85% Euro Yen Bonds	Fixed	1.85%	2012	2023	JPY	(3)	6,000
4.0% Euro Hong Kong Dollar Bonds	Fixed	4.00%	2012	2024	HKD		398
4.25% Euro Bond (Schuldschein)	Fixed	4.25%	2012	2027	EUR	(4)	82
4.375% Euro Bond (Schuldschein)	Fixed	4.375%	2012	2032	EUR		60
5.0% Euro Dollar Bond	Fixed	5.00%	2012	2042	USD		50
1.375% Swiss Franc Bonds	Fixed	1.375%	2013	2021	CHF	(5)	250
1.375% Swiss Franc Bonds	Fixed	1.375%	2013	2021	CHF		100
Euro Dollar Bonds	Floating	US LIBOR 3M + 0.97%	2013	2023	USD		100
1.85% Euro Yen Bonds	Fixed	1.85%	2013	2023	JPY		4,600
6.25% Kangaroo Bonds	Fixed	6.25%	2013	2023	AUD	(6)	225
4.27% Euro Hong Kong Dollar Bonds	Fixed	4.27%	2013	2028	HKD		940
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR		250.7
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR		100
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR		100
3.66% Euro Bond	Fixed	3.66%	2013	2033	EUR		51
3.625% Euro Bond (Schuldschein)	Fixed	3.625%	2013	2033	EUR		200

S-28

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at March 31, 2021 (in millions)
1.875% Euro Bonds	Fixed	1.875%	2014	2021	EUR		750
2.0% Euro Bonds	Fixed	2.00%	2014	2024	CHF		300
4.07% Euro Bonds	Fixed	4.07%	2014	2024	NOK	(7)	900
4.29% Euro Bonds	Fixed	4.29%	2014	2026	NOK		1,500
1.50% Swiss Franc Bonds	Fixed	1.50%	2014	2028	CHF		225
3.925% Euro Bonds	Fixed	3.925%	2014	2029	HKD		1,257
3.05% Euro Bonds	Fixed	3.05%	2014	2030	EUR		50
3.51% Euro Bonds	Fixed	3.51%	2014	2034	EUR		65
3.50% Euro Bonds	Fixed	3.50%	2014	2039	EUR		200
0.46% Swiss Franc Bonds	Fixed	0.46%	2015	2023	CHF		200
0.68% Euro Yen Bonds	Fixed	0.68%	2015	2025	JPY		8,900
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD		325
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF		200
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF		150
3.05% Euro Bonds	Fixed	3.05%	2015	2030	NOK		800
3.05% Euro Bonds	Fixed	3.05%	2015	2035	NOK		1,000
4.00% Kangaroo Market Bond	Fixed	4.00%	2016	2021	AUD		150
1.810% Euro Bonds	Fixed	1.81%	2016	2021	HKD		712
1.810% Euro Bonds	Fixed	1.81%	2016	2021	HKD		230
1.810% Euro Bonds	Fixed	1.81%	2016	2021	USD		30
2.13% Yankee Bond	Fixed	2.125%	2016	2021	USD		1,000
0.15% Swiss Market Bond	Fixed	0.15%	2016	2022	CHF		150
0.304% Swiss Market Bond	Fixed	0.304%	2016	2024	CHF		125
0.45% Samurai Market	Fixed	0.45%	2016	2026	JPY		4,500
0.51% Swiss Market Bond	Fixed	0.51%	2016	2026	CHF		125

S-29

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at March 31, 2021 (in millions)
2.89% Euro Bonds	Fixed	2.89%	2016	2026	HKD		320
4.00% Kangaroo Market Bond	Fixed	4.00%	2016	2026	AUD		110
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD		80
1.70% Euro Bonds	Fixed	1.70%	2016	2031	EUR		70
1.803% Euro Bonds	Fixed	1.803%	2016	2031	EUR		100
1.796% Euro Bonds	Fixed	1.796%	2016	2031	EUR		50
0.50% Euro Bonds	Fixed	0.50%	2017	2022	EUR		800
3.50% Euro Bonds	Fixed	3.50%	2017	2037	CAD	(8)	40
5.88% Uridashi Bond	Fixed	5.88%	2017	2022	INR	(9)	2,138
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD		325
3.265% Euro Bonds	Fixed	3.265%	2017	2027	HKD		1,620
0.30% Swiss Market Bond	Fixed	0.30%	2017	2025	CHF		275
2.75% Yankee Bond	Fixed	2.75%	2017	2023	USD		1,000
1.125% Euro Bond	Fixed	1.125%	2018	2025	EUR		1,000
8.50% Mexican Pesos Bonds	Fixed	8.50%	2018	2028	MXN		3,000
6.50% Indonesian Rupiah Bond	Fixed	6.50%	2018	2023	IDR	(10)	1,034,100
Euro Dollar Bond	Floating	US LIBOR 3M +0.30%	2018	2021	USD		100
6.77% Euro Bond	Fixed	6.77%	2018	2028	COP	(11)	510,000
6.75% Euro Bond	Fixed	6.75%	2018	2028	COP		150,000
0.75% Euro Bond	Fixed	0.75%	2018	2023	EUR		500
3.385% Euro Dollar Bond	Fixed	3.385%	2018	2023	USD		30
4.444% PEN Bond	Fixed	4.444%	2018	2021	PEN	(12)	177
3.4% Kangaroo Market Bond	Fixed	3.4%	2018	2023	AUD		100
3.345% Euro Dollar Bond	Fixed	3.345%	2018	2021	USD		400
3.73% Euro Dollar Bond	Fixed	3.73%	2018	2023	USD		50
3.75% Yankee Bond	Fixed	3.75%	2018	2023	USD		750

S-30

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at March 31, 2021 (in millions)
0.63% Euro Bond	Fixed	0.63%	2019	2024	EUR		750
3.25% Yankee Bond	Fixed	3.25%	2019	2022	USD		1,250
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU	(13)	38,7
6.77% Colombian Pesos Bond	Fixed	6.77%	2019	2028	COP		99,500
1.68% Kangaroo Bond	Fixed	1.68%	2019	2023	AUD		11.7
9.60% Mexican Pesos	Fixed	9.60%	2019	2039	MXN		965.0
0.17% Euro Bond	Fixed	0.17%	2019	2023	EUR		40.0
2.97% Dollar Bond	Fixed	2.97%	2019	2029	USD		140.0
0.18% Euro Bond	Fixed	0.18%	2019	2027	EUR		49.6
10.4% Uruguayan Peso Bond	Fixed	10.4%	2019	2024	UYU	(14)	1,752.0
10.4% Uruguayan Peso Bond	Fixed	10.4%	2019	2024	UYU		1,813.5
0.625% Euro Bond	Fixed	0.625%	2019	2026	EUR		750
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU		7.1
3.76% Uruguayan bond	Fixed	3.76%	2019	2039	UIU		2.5
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU		8.2
2.0% Dollar Bond	Fixed	2.00%	2020	2023	USD		120
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU		4.8
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU		1.5
3.20% Uruguayan bond	Fixed	3.20%	2020	2037	UIU		7.2
4.2581% Uruguayan bond	Fixed	4.2581%	2020	2039	UIU		1.3
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU		6.2
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU		6.3
2.375% Dollar Bond	Fixed	2.3750%	2020	2023	USD		800
1.025% Japanese Bond	Fixed	1.025%	2020	2040	JPY		3,000.0
6.78% Mexican Bond	Fixed	6.78%	2020	2027	MXN		1,200.0
3.2% Uruguayan bond	Fixed	3.20%	2020	2037	UIU		15.4

S-31

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency		Principal Amount Outstanding at March 31, 2021 (in millions)
1.625% Euro Bond	Fixed	1.625%	2020	2025	EUR		700
10.4% Kazakhstan Bond	Fixed	10.4%	2020	2023	KZT	(15)	6,210.0
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU		8.7
7.5% Mexican Bond	Fixed	7.5%	2020	2030	MXN		1,525.3
1.80% New Zealand Bond	Fixed	1.80%	2020	2025	NZD	(16)	21.3
1.83% Australian Bond	Fixed	1.83%	2020	2025	AUD		30.9
0.70% Japanese Bond	Fixed	0.70%	2020	2023	JPY		3,800
0.65% Japanese Bond	Fixed	0.65%	2020	2025	JPY		3,500
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU		7.4
3.45% Uruguayan Peso Bond	Fixed	3.76%	2020	2023	UYU		6,335.1
0.77% Japanese Bond	Fixed	0.77%	2020	2025	JPY		17,200
0.70% Swiss Market Bond	Fixed	0.70%	2020	2025	CHF		350
0.50% Japanese Bond	Fixed	0.50%	2020	2023	JPY		5,000
1.60% Euro Bond	Fixed	1.60%	2020	2025	USD		40.0
0.727% Japanese Bond	Fixed	0.727%	2020	2025	JPY		20,000.0
6.75% Colombian Bond	Fixed	6.75%	2020	2028	COP		104,200.0
3.20% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU		11.5
4.258% Uruguayan Bond	Fixed	4.258%	2020	2029	UIU		4.7
1.625% Yankee Bond	Fixed	1.625%	2020	2025	USD		750.0
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU		9.1
0.098% Euro Bond	Fixed	0.098%	2020	2023	EUR		90.0
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU		11.0
6.77% Colombian Bond	Fixed	6.77%	2020	2028	COP		145,000.0
3.78% Uruguayan Bond	Fixed	3.78%	2020	2037	UIU		5.4
1.332% Euro Bond	Fixed	1.332%	2020	2025	USD		30.0

S-32

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding at March 31, 2021 (in millions)
4.258% Uruguayan Bond	Fixed	4.258%	2020	2039	UIU	6.2
0.84% Euro Bond	Fixed	0.84%	2020	2023	USD	30.0
1.327% Euro Bond	Fixed	1.327%	2020	2025	USD	30.0
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	6.1
0.8% Euro Bond	Fixed	0.8%	2021	2024	USD	30.0
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	11.6
0.25% Euro Bond	Fixed	0.25%	2021	2026	EUR	1,250.0
0.85% Euro Bond	Fixed	0.85%	2021	2024	USD	100.0
0.85% Euro Bond	Fixed	0.85%	2021	2024	USD	50.0
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	13,300.0
0.45% Samurai Bond	Fixed	0.45%	2021	2028	JPY	1,400.0
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	16,600
6.82% Mexican Bond	Fixed	6.82%	2021	2026	MXN	3,535
1.58% Euro Bond	Fixed	1.58%	2021	2026	USD	50.0
0.25% Samurai Bond	Fixed	0.25%	2021	2024	JPY	5,000,0
3.78% Uruguayan Bond	Fixed	0.25%	2021	2037	UIU	9.1
4.25% Uruguayan Bond	Fixed	4.25%	2021	2039	UIU	9.0

(1)	Mexican Pesos
(2)	Hong Kong Dollars
(3)	Japanese Yen
(4)	Euros
(5)	Swiss Francs
(6)	Australian Dollars
(7)	Norwegian Kroner
(8)	Canadian Dollars
(9)	Indian Rupee
(10)	Indonesian Rupiah
(11)	Colombian Pesos
(12)	Peruvian Soles
(13)	Uruguayan Indexed Units
(14)	Uruguayan Pesos
(15)	Kazakhstani tenge
(16)	New Zealand Dollars

S-33

Subsequent Events related to supplementary information:

•	On April 05, 2021, CAF issued bonds for UIU 4.9 million, 3.76% due 2039, under its local debt program in Uruguay.

•	On April 26, 2021, CAF issued bonds for AUD 30.5 million, 1.00% due 2026, under its Medium Term Note Program.

•	On May 07, 2021, CAF issued bonds for NOK 600.0 million, 2.504% due 2031, under its Medium Term Note Program.

•	On April 28, 2021, CAF issued bonds for UIU 9.3 million, 3.78% due 2038, under its local debt program in Uruguay.

•	On May 21, 2021, CAF issued index linked bonds for BRL 214.6 million, due 2033, under its Medium Term Note Program.

•	On May 21, 2021, CAF issued index linked bonds for BRL 69.7 million, due 2026, under its Medium Term Note Program.

•	On June 11, 2021, CAF issued bonds for JPY 3,000.0 million, 0.30% due 2031, under its Medium Term Note Program.

•	On June 07, 2021, CAF issued index linked bonds for BRL 239.0 million, due 2033, under its Medium Term Note Program.

•	On May 07, 2021, CAF issued index linked bonds for BRL 80.0 million, due 2026, under its Medium Term Note Program.

•	On May 14, 2021, CAF issued bonds for MXN UDI 211.4 million, 3.54% due 2031, under its local program in Mexico.

•	On June 15, 2021, CAF issued bonds for USD 400.0 million, SOFR + 0.62% due 2024, under its Medium Term Note Program.

•	On June 17, 2021, CAF issued bonds for JPY 20,000.0 million, 0.445% due 2028, under its Medium Term Note Program.

•	On June 23, 2021, CAF issued bonds for JPY 5,500.0 million, 0.315% due 2027, under its Medium Term Note Program.

•	On June 29, 2021, CAF issued bonds for JPY 3,000.0 million, 0.09% due 2024, under its Medium Term Note Program

•	On June 29, 2021, CAF issued bonds for JPY 5,000.0 million, 0.22% due 2026, under its Medium Term Note Program

LOANS FROM COMMERCIAL BANKS, ADVANCES, DEPOSITS,

COMMERCIAL PAPER AND REPURCHASE AGREEMENTS

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding at March 31, 2021
					(in USD millions)
Medium and Long-term Loans	Various	Various	Various	Various	1,753.1
Deposits	Floating	Various	Various	Various	3,552.5
Commercial Paper	Floating	Various	Various	USD	1,819.7

S-34

LOANS FROM MULTILATERALS AND BILATERALS, EXIMS AND EXPORT CREDIT AGENCIES

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding at March 31, 2021 (in USD millions)
Agencia Francesa de Desarrollo – AfD	Floating	Various	Various	Various	449.3
Instituto de Crédito Oficial — ICO	Floating	Various	Various	USD	183.6
JBIC, Japan	Floating	Various	Various	USD	93.4
KfW (Germany)	Various	Various	Various	USD	504.7
Nordic Investment Bank	Floating	Various	Various	USD	22.6
Cassa Depositi e Prestiti S.P.P.A	Floating	Various	Various	EUR	234.5

GUARANTEED DEBT

Borrower	Date of Issue	Year of Final Maturity	Principal Amount Outstanding at March 31, 2021
			(in USD millions)
Republic of Peru	02/13/2006	02/13/2025	28.0
Instituto de la función registral del Estado de Mexico	08/23/2010	08/23/2030	11.3
Isolux Corsan Argentina S.A.	09/15/2011	09/15/2023	34.6
H2Olmos S.A.	10/24/2012	10/25/2032	25.6
Planta de Reserva Fría de Generación de Eten S.A	12/05/2013	12/05/2033	23.2
ATN 3 S.A.	06/21/2013	06/21/2021	5.0

S-35

USD 1,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

1.25% Notes due 2024

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	BNP PARIBAS	Daiwa Capital Markets Europe	J.P. Morgan

October 19, 2021